Exhibit 4





                       TOSCO CORPORATION

                   CAPITAL ACCUMULATION PLAN

                    (As Amended and Restated
                     as of January 1, 1993)

                       TOSCO CORPORATION
                   CAPITAL ACCUMULATION PLAN

        (As Amended and Restated as of January 1, 1993)


      WHEREAS, effective January 1, 1976, the Company amended

and restated the Tosco Corporation Master Savings Plan to

consolidate certain provisions of (i) the Lion Oil Company, a

Subsidiary of The Oil Shale Corporation, Employees' Savings

Plan, (ii) The Oil Shale Corporation Employees Savings Plan and

(iii) The Toscopetro Corporation Savings Plan; and

      WHEREAS, effective June 1, 1984, the Company amended and

restated the Tosco Corporation Master Savings Plan (the "1984

Restatement") (i) to incorporate the effective provisions of nine amendments adopted after the 1976 restatement, (ii) to

change the name of the Tosco Corporation Master Savings Plan to the "Tosco Corporation Capital Accumulation Plan" and (iii) to

add a qualified cash or deferred arrangement under Section

401(k) of the Internal Revenue Code of 1954, as amended; and

      WHEREAS, effective January 1, 1985, the Company amended

and restated the Plan (the "1985 Restatement") (i) to

incorporate the effective provisions of two amendments adopted after the 1984 Restatement and (ii) to comply with the

requirements of the Deficit Reduction Act of 1984 and the

Retirement Equity Act of 1984; and

      WHEREAS, effective January 1, 1986, the Company amended

and restated the Plan (the "1986 Restatement") (i) to incorporate the effective provisions of two amendments to the

1985 Restatement and (ii) to improve the text of the Plan; and

      WHEREAS, the 1986 Restatement of the Plan has been amended by Amendments Nos. 1, 2, 3, 4, 5, 6, 7 and 8; and

      WHEREAS, the Company desires to amend and restate the Plan

(i) to incorporate the effective provisions of the eight

amendments to the 1986 Restatement and to make certain

additional amendments, (ii) to comply with certain changes in applicable law, including but not limited to changes enacted as part of the Tax Reform Act of 1986, and (iii) to improve the text of the Plan; and

      WHEREAS, the Company submitted a proposed amendment and

restatement of the Plan to the Internal Revenue Service by

letter dated December 19, 1994 and the Company also desires to incorporate the provisions of an amendment which was requested by the Internal Revenue Service and submitted thereto by letter dated August 24, 1995 in connection with the favorable

determination letter dated September 21, 1995 covering the Plan as amended and restated as set forth in Annex A annexed hereto;

      NOW, THEREFORE, effective as of January 1, 1993, except

where indicated otherwise, the Plan is amended and restated as set forth in Annex A annexed hereto.

      IN WITNESS WHEREOF, the Company has caused these presents

to be executed by its duly authorized officer this 21st day of
                                                   ----
December, 1995.
--------
                               TOSCO CORPORATION



                               By: /s/ James M. Cleary
                                   -------------------

                                                         ANNEX A

                       TOSCO CORPORATION
                   CAPITAL ACCUMULATION PLAN

                       TABLE OF CONTENTS

                                                            Page
                                                            ----
ARTICLE 1 - PARTICIPATION
-------------------------
1.1     Eligibility........................................   1
1.2     Employees Not Eligible.............................   1
1.3     Participant Information............................   2
1.4     Employee Acceptance................................   2


ARTICLE 2 - BREAK IN SERVICE RULES
----------------------------------
2.1     Severance From Service.............................   3
          2.1.1  Participation.............................   3
          2.1.2  Participation After a Year
                 of Severance..............................   3
2.2     Absence of Less Than 12 Months.....................   3
2.3     Break in Service - Employment Commencement
        After December 31, 1994............................   3


ARTICLE 3 - CONTRIBUTIONS
-------------------------
3.1     Employee Deferred Contributions....................   5
          3.1.1  Election..................................   5
          3.1.2  Amount Deferred...........................   5
          3.1.3  $7,000 Limitation.........................   5
          3.1.4  Change of Election........................   5
          3.1.5  Suspension of Election....................   6
          3.1.6  Represented Employees.....................   6
          3.1.7  Administrative Committee Approval.........   6
          3.1.8  Reduction of Election.....................   7
          3.1.9  Excess Deferrals..........................   7
3.2     Employee After-Tax Contributions...................   8
          3.2.1  Election of Amount of Contribution........   8
          3.2.2  Change of Election........................   9
          3.2.3  Suspension of Election....................   9
          3.2.4  Represented Employees.....................   9
3.3     Excess Employee After-Tax Contributions............  10
          3.3.1  Administrative Committee Approval.........  10
          3.3.2  Reduction of Election.....................  10
3.4     Rollovers and Transfers............................  11
3.5     Employer Contributions.............................  12
          3.5.1  Deferred Compensation.....................  12
          3.5.2  Employer Matching Contributions...........  12

          3.5.3  Employer Non-Matching Contributions.......  13
          3.5.4  Limitation on Employer Contributions......  14
          3.5.5  Return of Employer Contributions..........  14
3.6     Profits Not Required...............................  15
3.7     Nonforfeitability of Contributions.................  15
3.8     Liability for Contributions........................  15


ARTICLE 4 - INDIVIDUAL ACCOUNTS
-------------------------------
4.1     Participants' Accounts.............................  15
4.2     Allocation Among Investment Funds..................  16
          4.2.1  Investment of Contributions...............  16
          4.2.2  Change of Investment Election.............  17
          4.2.3  Transfers Between Funds...................  17
          4.2.4  Failure to Make Investment Election.......  17
          4.2.5  Phillips Stock Fund.......................  18
4.3     Valuation of Accounts..............................  18
4.4     Payment and Allocation of Contributions............  18
          4.4.1  Employee Contributions....................  18
          4.4.2  Employer Contributions....................  18
          4.4.3  Allocations...............................  19
4.5     Limitation on Annual Additions to Accounts.........  19
          4.5.1  General...................................  19
          4.5.2  Coordination With Defined Benefit
                 Plan......................................  19
          4.5.3  Other Plans...............................  20
          4.5.4  Excess Contributions......................  20
4.6     Nondiscrimination Requirements.....................  21
          4.6.1  Employee Deferred Contributions...........  21
          4.6.2  Employee After-Tax Contributions
                 and Employer Matching Contributions.......  22
          4.6.3  Employer Non-Matching Contributions.......  23
          4.6.4  Aggregate Limit...........................  24
          4.6.5  Special Participant Rule..................  25
          4.6.6  Corrections...............................  25
          4.6.7  Corrective Distributions..................  26
          4.6.8  Income Attributable to
                 Excess Contributions......................  27
          4.6.9  Coordination Rule.........................  27
4.7     Allocations Do Not Create Rights...................  27


ARTICLE 5 - PAYMENT OF BENEFITS
-------------------------------
5.1     Retirement or Termination of Employment............  28
5.2     Death Benefits.....................................  28
          5.2.1 Preretirement Survivor Annuity.............  28
          5.2.2 Waiver of Preretirement Survivor
                Annuity....................................  29
          5.2.3 One Year Marriage Requirement..............  29
          5.2.4 No Surviving Spouse........................  29

                                                            Page
                                                            ----
5.3     Normal Form of Benefit - Married
        Participants.......................................  29
          5.3.1 Benefit Paid as a Qualified Joint and
                Survivor Annuity...........................  29
          5.3.2 Election of Optional Forms.................  30
          5.3.3 Information to Participant.................  30
5.4     Normal Form of Benefit - Unmarried
        Participants.......................................  31
          5.4.1 Benefits Paid as an Annuity................  31
          5.4.2 Election of Optional Forms.................  31
5.5     Optional Forms of Payments.........................  32
5.6     Payment in Stock...................................  34
          5.6.1 Phillips Stock.............................  34
          5.6.2 Company Stock..............................  34
5.7     Beneficiary Designation............................  35
5.8     Limitations on Commencement or Duration of
        Benefit Payments...................................  36
          5.8.1 Commencement of Benefits...................  36
          5.8.2 Maximum Duration of Death Benefits.........  37
          5.8.3 Additional Limitations.....................  38
5.9     Cash-Out of Benefits...............................  38
5.10    Direct Rollovers...................................  39
          5.10.1 General...................................  39
          5.10.2 Eligible Rollover
                  Distribution--Defined....................  39
          5.10.3 Eligible Retirement Plan--Defined.........  40
          5.10.4 Distribution--Defined.....................  40
          5.10.5 Direct Rollover--Defined..................  40
5.11    Claims for Benefits................................  40
          5.11.1 Filing of Claims..........................  40
          5.11.2 Denial of Claims..........................  41
          5.11.3 Appeal Procedure for Denial of Claims.....  41
5.12    Qualified Domestic Relations Orders................  42


ARTICLE 6 - LOANS TO PARTICIPANTS AND WITHDRAWALS WHILE EMPLOYED
----------------------------------------------------------------
6.1     Loans..............................................  43
          6.1.1 General....................................  43
          6.1.2 Allocation of Loans........................  46
          6.1.3 Number of Outstanding Loans................  46
          6.1.4 Aggregation of Loans.......................  46
          6.1.5 Maximum Term of Loans......................  47
          6.1.6 Allocation of Payments.....................  47
6.2     Order of Withdrawals...............................  47
6.3     Limitations on Withdrawals.........................  48
          6.3.1 After-Tax Withdrawals......................  48
          6.3.2 Total Withdrawals..........................  48
          6.3.3 Hardship Withdrawals.......................  48
6.4     Withdrawals from the Phillips Stock Fund...........  48

                                                            Page
                                                            ----
6.5     Spousal Consent....................................  49


ARTICLE 7 - COMMITTEES AND PLAN ADMINISTRATOR
---------------------------------------------
7.1     Administrative and Investment Committees...........  49
          7.1.1 Appointment and Removal....................  49
          7.1.2 Compensation and Expenses..................  50
          7.1.3 Committee Action...........................  50
          7.1.4 Administrative Committee Powers............  51
          7.1.5 Investment Committee Powers................  52
7.2     Plan Administrator.................................  53
          7.2.1 In General.................................  53
          7.2.2 Compensation and Expenses..................  53
7.3     Allocation of Duties...............................  54
7.4     Dispute As to Duties...............................  54
7.5     Plan Participation By Committee Member4
        and Plan Administrator.............................  54
7.6     Books and Records..................................  54
7.7     Fiduciary Standard.................................  55
7.8     Indemnification....................................  55


ARTICLE 8 - INVESTMENT OF PLAN ASSETS
-------------------------------------
8.1     Contributions Held in Trust........................  56
8.2     Investment of Contributions........................  56
          8.2.1 Investment Funds - General.................  56
          8.2.2 Company Stock Fund.........................  57
          8.2.3 Section 16 Participants....................  59
8.3     Valuation of Investment Funds......................  59


ARTICLE 9 - AMENDMENT, TERMINATION OR TRANSFER OF ASSETS
--------------------------------------------------------
9.1     Plan Amendments....................................  60
9.2     Plan Termination...................................  60
9.3     Distribution of Assets.............................  61
9.4     Affiliates.........................................  61
          9.4.1 Adoption by Affiliates.....................  61
          9.4.2 Withdrawal by Affiliates...................  62
9.5     Merger of Plan.....................................  62


ARTICLE 10 - TOP-HEAVY RULES
----------------------------
10.1    Minimum Contributions..............................  63
10.2    Coordination with Defined Benefit Plan.............  64
10.3    Adjustment to Maximum Benefits.....................  64

                                                            Page
                                                            ----
ARTICLE 11 - MISCELLANEOUS
--------------------------
11.1    No Rights Implied..................................  65
11.2    Assignment and Alienation..........................  65
11.3    Exclusive Benefit Rule.............................  66
11.4    No Employment Contract.............................  66
11.5    Incapacity.........................................  66
11.6    Construction.......................................  67
          11.6.1 Word Usage................................  67
          11.6.2 Calculation of Time.......................  67
          11.6.3 Plan Qualification........................  67
          11.6.4 Headings..................................  67
11.7    Governing Law......................................  68


ARTICLE 12 - DEFINITIONS
------------------------
12.1    Account............................................  68
12.2    Actual Contribution Percentage.....................  68
12.3    Actual Deferral Percentage.........................  68
12.4    Adjustment Factor..................................  68
12.5    Administrative Committee...........................  68
12.6    Affiliate..........................................  69
12.7    After-Tax Withdrawal...............................  69
12.8    Aggregation Group..................................  69
12.9    Alternate Payee....................................  69
12.10   Annual Addition....................................  70
12.11   Annuity Starting Date..............................  71
12.12   Bayway.............................................  71
12.13   Beneficiary........................................  71
12.14   Board of Directors.................................  72
12.15   Break in Service...................................  72
12.16   CILP Contributions.................................  72
12.17   Claimant...........................................  72
12.18   Code...............................................  72
12.19   Collective Bargaining Agreement....................  72
12.20   Company............................................  73
12.21   Company Stock......................................  73
12.22   Company Stock Fund.................................  73
12.23   Compensation.......................................  73
12.24   Contribution Percentage............................  75
12.25   Contributory Participation.........................  75
12.26   Deferral Percentage................................  75
12.27   Deferred Contribution Agreement....................  75
12.28   Defined Benefit Plan Fraction......................  76
12.29   Defined Contribution Plan Fraction.................  77
12.30   Determination Date.................................  78
12.31   Eligibility Computation Period.....................  78
12.32   Employee...........................................  78
12.33   Employee After-Tax Contributions...................  79
12.34   Employee Contributions.............................  79

                                                            Page
                                                            ----
12.35   Employee Deferred Contributions....................  79
12.36   Employee Regular Contributions.....................  79
12.37   Employee Special Contributions.....................  79
12.38   Employer...........................................  79
12.39   Employer Contributions.............................  79
12.40   Employer Matching Contributions....................  79
12.41   Employer Non-Matching Contributions................  80
12.42   Employment Commencement Date.......................  80
12.43   Entry Date.........................................  80
12.44   ERISA..............................................  80
12.45   Family Member......................................  80
12.46   Five Percent Owner.................................  80
12.47   Former Participant.................................  81
12.48   Hardship...........................................  81
12.49   Hardship Withdrawal................................  81
12.50   Highly Compensated Employee........................  81
12.51   Hour of Service....................................  84
12.52   Investment Committee...............................  85
12.53   Investment Fund....................................  86
12.54   Investment Manager.................................  86
12.55   Key Employee.......................................  86
12.56   Leased Employees...................................  87
12.57   Limitation Year....................................  87
12.58   Non-Key Employee...................................  87
12.59   Normal Retirement Date.............................  87
12.60   Officer............................................  87
12.61   One Percent Owner..................................  88
12.62   Participant........................................  88
12.63   Period of Service..................................  89
12.64   Period of Severance................................  89
12.65   Phillips Stock Fund................................  89
12.66   Plan...............................................  89
12.67   Plan Administrator.................................  89
12.68   Plan Quarter.......................................  89
12.69   Plan Year..........................................  89
12.70   Preretirement Survivor Annuity.....................  89
12.71   Qualified Domestic Relations Order.................  89
12.72   Qualified Joint and Survivor Annuity...............  90
12.73   Related Employer...................................  90
12.74   Rollover Contribution..............................  90
12.75   Severance From Service Date........................  92
12.76   Spousal Consent....................................  93
12.77   Spouse.............................................  93
12.78   Super Top-Heavy Plan...............................  93
12.79   Top-Heavy Plan.....................................  94
12.80   Top-Ten Owner......................................  95
12.81   Total Compensation.................................  96
12.82   Total Withdrawal...................................  97
12.83   Trust..............................................  97
12.84   Trust Fund.........................................  97

                                                            Page
                                                            ----
12.85   Trustee............................................  97
12.86   Year of Service....................................  98
12.87   Year of Severance..................................  98
12.88   Valuation Date.....................................  98

          TOSCO CORPORATION CAPITAL ACCUMULATION PLAN
        (As Amended and Restated as of January 1, 1993)


                           ARTICLE 1
                           ---------
                         PARTICIPATION
                         -------------

        1.1  Eligibility.  An Employee whose Employment
             -----------
Commencement Date is prior to January 1, 1995 becomes a

Participant as of the first Entry Date, or any subsequent Entry

Date, that follows the date he completes a Year of Service,

provided he signifies his acceptance of the Plan in accordance with Section 1.4 and he is employed by an Employer as of his

Entry Date.  An Employee whose Employment Commencement Date is on or after January 1, 1995 shall become a Participant on the

Entry Date following the date on which he completes an

Eligibility Computation Period in which he is credited with

1,000 Hours of Service, provided he signifies his acceptance of the Plan in accordance with Section 1.4 and he is employed by the Employer as of his Entry Date.

        1.2  Employees Not Eligible.  Notwithstanding Section
             ----------------------
1.1, an Employee is not eligible to participate in the Plan if he is included in a unit of Employees that the National Labor

Relations Board finds to be a collective bargaining unit.

However, if the Collective Bargaining Agreement provides for the inclusion of such unit of Employees in the Plan, he will be

eligible to participate in the Plan on the later of the date specified in the collective bargaining agreement or the first

Entry Date following the date he completes the eligibility requirements in Section 1.1. Notwithstanding any other provision of the Plan, an Employee who is a Leased Employee

shall not be eligible to participate in the Plan unless the

participation of such Leased Employee in the Plan is required so that the Plan meets the requirements of Section 414(n)(3) of the

Code.

        1.3  Participant Information.  From time to time, the
             -----------------------
Employer shall furnish the Administrative Committee, the Trustee and the Plan Administrator with relevant information on

Employees who are or become eligible for participation in the

Plan, and on Participants, Former Participants and

Beneficiaries.  Such information shall include, without

limitation, names, Compensation, dates of birth, Employment

Commencement Dates, Hours of Service, Periods of Service, and

retirement, death or other cause of termination of employment.

The Administrative Committee, the Trustee and the Plan

Administrator may rely on such information and shall be under no obligation to make any inquiry regarding its accuracy.

        1.4  Employee Acceptance.  To become a Participant, an
             -------------------
Employee must signify his acceptance of the Plan by filing a written application for participation, as required, with the

Administrative Committee.  The necessary forms will be supplied by the Administrative Committee.  Applications must be filed no less than 15 days before the desired Entry Date.



                           ARTICLE 2
                           ---------
                     BREAK IN SERVICE RULES
                     ----------------------

        2.1  Severance from Service.
             ----------------------
               2.1.1  Participation.  As of his Severance From
                      -------------
Service Date, an individual ceases to be a Participant, has his

Contributory Participation canceled, and is entitled to

benefits, if any, under Section 5.1.

               2.1.2  Participation After a Year of Severance.
                      ---------------------------------------
A Participant who incurs a Year of Severance or more will again become a Participant on the next Entry Date following his

Employment Commencement Date, provided he signifies acceptance of the Plan in accordance with Section 1.4.  His new Employment

Commencement Date will be the date following his reemployment on which he first performs an Hour of Service for the Employer.

        2.2  Absence of Less Than 12 Months.  If a Participant's
             ------------------------------
service as an Employee is severed because he quits, retires or is discharged, but he resumes such service within 12 months of his Severance From Service Date, then the intervening Period of

Severance is deemed to be a Period of Service.  Any Contributory

Participation canceled under Section 2.1 as a result of such severance from service will be restored.

        2.3  Break in Service - Employment Commencement After
             ------------------------------------------------
December 31, 1994.  For purposes of eligibility to participate
-----------------
in the Plan pursuant to Section 1.1 with respect to any Employee whose Employment Commencement Date is after December 31, 1994,

if the Employee incurs a Break in Service, he shall have a new

Employment Commencement Date which shall be (i) for an Employee whose employment with the Employer has not terminated, the first day of the Plan Year following the Plan Year in which the Break in Service occurred, and (ii) for an Employee whose employment with the Employer had terminated but who becomes re-employed by the Employer, the date following his re-employment on which he first performs an Hour of Service for the Employer.  Solely for the purpose of determining whether a Break in Service has

occurred, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or if such Hours of Service cannot be

determined, eight Hours of Service for each day of such absence;

provided, that no more than 501 Hours of Service shall be

credited for such period of absence.  An absence shall be deemed to be for maternity or paternity reasons if it is on account of

(A) the Employee's pregnancy, (B) the birth of the Employee's child, (C) the placement of a child with the Employee in

connection with the adoption of such child by the Employee or

(D) the caring for such child immediately following its birth or placement for adoption.  The Hours of Service credited under this Section 2.3 for maternity or paternity reasons shall be credited to the Eligibility Computation Period in which the

absence begins if the crediting is necessary to prevent a Break in Service in that Period or, in all other cases, in the

immediately following Eligibility Computation Period.  The

Employee shall furnish the Plan Administrator with such information as may be necessary to determine the cause and duration of his absence.



                           ARTICLE 3
                           ---------
                         CONTRIBUTIONS
                         -------------
        3.1  Employee Deferred Contributions.
             -------------------------------
               3.1.1  Election.  Pursuant to a Deferred
                      --------
Contribution Agreement, a Participant may direct the Employer to reduce his Compensation and contribute the amount by which his

Compensation has been reduced to the Plan through payroll

deductions at intervals chosen by the Administrative Committee.

               3.1.2  Amount Deferred.  A Participant may agree
                      ---------------
to defer during a Plan Year, in whole percentages, up to 15% of

Compensation, but not less than 2% of Compensation.

Notwithstanding the foregoing, if a Participant is in a

collective bargaining unit, the percentage or percentages of

Compensation which the Participant may agree to defer during a

Plan Year shall be as modified, if applicable, by the Collective

Bargaining Agreement covering such Participant.

               3.1.3  Annual Limitation.  Effective January 1,
                      -----------------
1987, a Participant's Employee Deferred Contributions may not

exceed $7,000, multiplied by the Adjustment Factor.

               3.1.4  Change of Election.  The percentage, if
                      ------------------
any, designated by a Participant under Section 3.1.1 shall

continue in effect without regard to changes in his

Compensation, provided that no increase in Compensation will cause the dollar limitation in Section 3.1.3 to be exceeded.  A

Participant may change his percentage designation, effective as of any Entry Date, by giving not less than 15 days prior notice to the Administrative Committee through execution and delivery of a new Deferred Contribution Agreement.

               3.1.5  Suspension of Election.  A Participant may
                      ----------------------
suspend his Employee Deferred Contributions for a period of not less than six months, effective as of any Entry Date, by giving not less than 15 days prior written notice to the Administrative

Committee.  A Participant who has suspended his Employee

Deferred Contributions may resume them by filing a new Deferred

Contribution Agreement with the Administrative Committee not less than 15 days before the designated Entry Date for such

resumption.

               3.1.6  Represented Employees.  Notwithstanding
                      ---------------------
any other Plan provision, a Participant who is in a collective bargaining unit may elect to make Employee Deferred

Contributions only if permitted under the terms of the

Collective Bargaining Agreement.

               3.1.7  Administrative Committee Approval.  A
                      ---------------------------------
Participant's election pursuant to a Deferred Contribution

Agreement is subject to the approval (or partial approval) of the Administrative Committee.  Its approval shall not be given:

                    (i)  if the Participant's Employee Deferred

Contributions for a Plan Year would exceed the limitations in

Sections 3.1.3 or 4.5;

                   (ii)  if the Participant's Employee Deferred

Contributions would result in prohibited discrimination in favor of a Highly Compensated Employee under Section 4.6.1; or

                  (iii)  if the Administrative Committee

otherwise determines that the election is, or is likely to be,

in excess of the amounts permitted by the Code.

               3.1.8  Reduction of Election.  If the
                      ---------------------
Administrative Committee determines that a previously approved election pursuant to a Deferred Contribution Agreement will, or is likely to, result in excess contributions under Section

3.1.7, it may revoke its approval, in whole or in part, and

require the Participant to reduce the amount subject to his

Deferred Contribution Agreement to prevent the excess.

               3.1.9  Excess Deferrals.  If a Participant
                      ----------------
notifies the Administrative Committee in writing by March 1 of any Plan Year that his Employee Deferred Contributions for the prior Plan Year together with

                    (i)  any employer contribution under a

qualified cash or deferred arrangement (as defined in Section

401(k) of the Code) to the extent not includible in gross income for such prior taxable year under Section 402(a)(8) of the Code

(determined without regard to Section 402(g) of the Code);

                   (ii)  any employer contribution under a

simplified employee pension (as defined in Section 408(k) of the

Code) to the extent not includible in gross income for the taxable year under Section 402(h)(1)(B) of the Code (determined without regard to Section 402(g) of the Code); or

                  (iii)  any employer contribution to purchase

an annuity contract under Section 403(b) of the Code under a salary reduction agreement (as defined in Section 3121(a)(5)(D)

of the Code);

exceed $7,000, multiplied by the Adjustment Factor, the

Administrative Committee shall cause the Trustee to distribute the excess (and any income allocable thereto) to the Participant by April 15 following such written notice; provided, however,

that the preceding provision shall not apply to the extent that,

by March 1 following the close of such Plan Year, the

Participant

                    (i)  allocates all or part of the amount of

such excess deferrals to any other plan under which the excess deferrals were made, and

                   (ii)  notifies the Plan Administrator of the

portion of the excess deferrals allocated to such other plan.

        3.2  Employee After-Tax Contributions.
             --------------------------------
               3.2.1  Election and Amount of Contribution.  In
                      -----------------------------------
lieu of Employee Deferred Contributions, a Participant may elect to make Employee After-Tax Contributions, in whole percentages of Compensation but not less than 2% of Compensation, through payroll deductions at intervals chosen by the Administrative

Committee.  The sum of the percentages of the Participant's

Compensation contributed to the Plan as Employee Deferred and

After-Tax Contributions may not exceed the maximum percentages in Section 3.1.2.

               3.2.2  Change of Election.  The percentage, if
                      ------------------
any, designated by a Participant under Section 3.2.1 shall

continue in effect without regard to changes in his

Compensation.  A Participant may change his percentage

designation under Section 3.2.1, effective as of any Entry Date,

by giving not less than 15 days prior notice to the

Administrative Committee through execution and delivery of a new payroll deduction authorization.  No change under this Section

3.2.2 may be made unless at least six months have elapsed since the last such change.

               3.2.3  Suspension of Election.  A Participant may
                      ----------------------
suspend his Employee After-Tax Contributions for a period of not less than six months, effective any Entry Date, by giving not less than 15 days prior written notice to the Administrative

Committee.  A Participant who has suspended his Employee After-

Tax Contributions may resume them by filing a new payroll

deduction authorization with the Administrative Committee not less than 15 days before the designated Entry Date for such

resumption.

               3.2.4  Represented Employees.  A Participant who
                      ---------------------
is in a collective bargaining unit and who is not permitted to make Employee Deferred Contributions under the terms of the

Collective Bargaining Agreement may, nonetheless, elect to make

Employee After-Tax Contributions.  The maximum percentage of such Participant's Compensation contributed to the Plan as

Employee After-Tax Contributions may not exceed the lesser of the maximum percentage in Section 3.1.2 or the maximum

percentage specified in the Collective Bargaining Agreement.

        3.3  Excess Employee After-Tax Contributions.
             ---------------------------------------
               3.3.1  Administrative Committee Approval.  A
                      ---------------------------------
Participant's Employee After-Tax Contributions election is

subject to the approval (or partial approval) of the

Administrative Committee.  Its approval shall not be given:

                    (i)  if the Participant is a Highly

Compensated Employee and his Employee After-Tax Contributions

will, or are likely to, result in prohibited discrimination

under Section 4.6.2;

                   (ii)  if the Participant's Employee After-Tax

Contributions would cause the limitations under Section 4.5 to be exceeded for the Plan Year; or

                  (iii)  if the Administrative Committee

otherwise determines that the election is, or is likely to be,

in excess of the amounts permitted by the Code.

               3.3.2  Reduction of Election.  If the
                      ---------------------
Administrative Committee determines that a previously approved

Employee After-Tax Contributions election will, or is likely to,

result in excess contributions under Section 3.3.1, it may

revoke its approval, in whole or in part, and require the

Participant to reduce his Employee After-Tax Contributions to prevent the excess. Notwithstanding Sections 3.7 and 11.3, any

Employer Matching Contributions (and any income allocable

thereto) made with respect to any Employee After-Tax

Contributions determined to be excess by the Administrative

Committee shall be returned to the Employer that made the

Employer Matching Contributions.

        3.4  Rollovers and Transfers.  At the Administrative
             -----------------------
Committee's discretion, and subject to any conditions it may establish, a Rollover Contribution may be made by (i) a

Participant, (ii) a Former Participant who has elected to

maintain his Account, but only with respect to defined

contribution plans maintained by the Company, or (iii) an

Employee who is not eligible to participate in the Plan solely because he has failed to satisfy the minimum service requirement of Section 1.1, and who, for purposes of his Rollover

Contribution only, is considered a Participant.  The Participant must submit to the Administrative Committee (unless waived by the Committee) a written certification from the trustees, plan administrator or party maintaining the plan from which the

Rollover Contribution was distributed, in a form satisfactory to the Administrative Committee, stating that the contribution

qualifies as a Rollover Contribution.  If the Administrative

Committee determines, subsequent to the Plan's receipt of the

Rollover Contribution, that such contribution did not, in fact,

constitute a qualified Rollover Contribution, the amount of such contribution, including any accrued earnings thereon, shall be returned to the Participant or Former Participant.

        3.5  Employer Contributions.
             ----------------------
               3.5.1  Deferred Compensation.  On behalf of each
                      ---------------------
Participant, the Employer shall contribute to the Plan the

amount by which the Participant elected to reduce his

Compensation in his Deferred Contribution Agreement.

               3.5.2  Employer Matching Contributions.  Each
                      -------------------------------
Plan Year, the Employer shall contribute:

                    (i)  on behalf of each Participant who has

credit for 60 months or less of Contributory Participation

(other than a Participant who is employed in a category of

employment listed in Section 1 of Appendix V), an amount equal to 75% of the total amount of Employee Deferred and After-Tax

Contributions made by or on behalf of such Participant in that

Plan Year, not exceeding 6% of his Compensation; and

                   (ii)  on behalf of each Participant who has

credit for more than 60 months of Contributory Participation

(other than a Participant who is employed in a category of

employment listed in Section 1 of Appendix V), an amount equal to 100% of the total amount of Employee Deferred and After-Tax

Contributions made by or on behalf of such Participant in that

Plan Year, not exceeding 6% of his Compensation.

Notwithstanding the foregoing, if a Participant is covered by

Appendix IV to this Plan, or is in a collective bargaining unit,

the Employer shall contribute such amounts with respect to his

Employee Deferred and/or After-Tax Contributions as may be

modified, if applicable, in Appendix IV, or the Collective

Bargaining Agreement covering such Participant, respectively.

               3.5.3  Employer Non-Matching Contributions.
                      -----------------------------------
                    (i)  In addition to any Employer Matching

Contributions, each Plan Year the Employer shall contribute on behalf of each Participant who is not covered by a qualified defined benefit plan maintained by the Company or an Affiliate

(other than a Participant who is employed in a category of

employment listed in Section 2 of Appendix V) a CILP

Contribution in an amount equal to 5% of his Compensation earned while a Participant.

                   (ii)  In addition to any Employer Matching

Contributions, and CILP Contributions made pursuant to clause

(i) of this Section 3.5.3, each Plan Year the Employer shall contribute on behalf of each Participant (other than a

Participant who is employed in a category of employment listed in Section 3 of Appendix V) an amount equal to 2% of his

Compensation earned while a Participant.  Notwithstanding the foregoing, if a Participant is in a collective bargaining unit,

the Employer shall contribute such amount, if any, of Non-

Matching Contributions under this clause (ii) as is provided for in the Collective Bargaining Agreement.

                  (iii)  If the Company, in its discretion,

determines that a loss in Account values has occurred for which

Participants should be reimbursed, the Employer may make a special contribution to the Plan in such amount and according to such formula as the Company deems proper, but not to exceed the amount permitted by Section 4.5 or by applicable law to

reimburse the Participants who sustained the loss.

                   (iv)  Notwithstanding any other Plan

provision, if the Administrative Committee determines that

Employee Deferred and/or After-Tax Contributions for a Plan Year

or discriminate in favor of Highly Compensated Employees, the

Employer may elect to contribute additional Employer Non-

Matching Contributions only to Participants who are not Highly

Compensated Employees solely to eliminate the discrimination within the meaning of Sections 4.6.1, 4.6.2 and 4.6.4.

               3.5.4  Limitation on Employer Contributions.
                      ------------------------------------
Notwithstanding any other Plan provision, the Employer may not make any Employer Contributions that would exceed the

limitations of Section 4.5 or, together with Employee Deferred

Contributions, would exceed 15% of the Total Compensation of all

Participants.

               3.5.5  Return of Employer Contributions.
                      --------------------------------
Notwithstanding Sections 3.7 and 11.3, an Employer Contribution

may be returned to the Employer as provided under Section 4.5.4 or if it is made because of a mistake of fact.  All Employer

Contributions are conditioned on their deductibility for federal income tax purposes.  If the deduction for an Employer's

Contribution is disallowed, in whole or in part, for federal income tax purposes, the Employer Contribution may be returned to the extent of the disallowance. An Employer Contribution may only be returned within one year of the discovery of the mistake of fact or the disallowance of the deduction.  Any Employer

Matching Contributions (and any income allocable thereto

computed in accordance with Section 4.6.8) made with respect to any Employee Deferred Contributions that a Participant

designates as excess under Section 3.1.9 shall be considered to have been made by a mistake of fact and shall be returned to the

Employer that made the Employer Matching Contributions.

        3.6  Profits Not Required.  The Employer shall make all
             --------------------
contributions to the Plan without regard to current or

accumulated earnings and profits.

        3.7  Nonforfeitability of Contributions.  A Participant
             ----------------------------------
shall have a 100% nonforfeitable interest at all times in his

Employee, Employer and Rollover Contributions.

        3.8  Liability for Contributions.  The Administrative
             ---------------------------
and Investment Committees are not responsible for the

determination or collection of any contributions that may be or become payable under the Plan.



                           ARTICLE 4
                           ---------
                      INDIVIDUAL ACCOUNTS
                      -------------------
        4.1  Participants' Accounts.  Each Participant's Account
             ----------------------
maintained by the Administrative Committee shall consist of such

Participant's Employee Deferred Contributions, Employee After-

Tax Contributions, Employer Matching Contributions, Employer Non-

Matching Contributions, Rollover Contributions, if any, and the income, expenses, gains or losses attributable to each of the foregoing.  In addition, the portion of a

Participant's Account attributable to Employee Regular and

Special Contributions made before January 1, 1987, will be

accounted for separately from the portion attributable to

Employee After-Tax Contributions made after December 31, 1986.

        4.2  Allocation Among Investment Funds.
             ---------------------------------
               4.2.1  Investment of Contributions.  A
                      ---------------------------
Participant may elect to invest his Employee, Employer and

Rollover Contributions among the Investment Funds by filing a written election with the Administrative Committee as follows:

               (a)  For the period beginning on January 1, 1993

and ending on December 31, 1994, such investment elections shall be made in multiples of 25% or in such other percentage as the

Investment Committee, in its discretion, may prescribe, and a

Participant may designate a different percentage to be assigned to each Investment Fund for his Employee Deferred, Employee

After-Tax, Employer Matching and Employer Non-Matching

Contributions, and, if applicable, Rollover Contributions.

               (b)  Effective as of January 1, 1995, such

investment elections shall be made in multiples of 5% or such other percentage as the Investment Committee, in its discretion,

may prescribe, and the Participant's designated percentage

assigned to each Investment Fund shall uniformly apply to his

Employee Deferred, Employee After-Tax, Employer Matching and

Employer Non-Matching Contributions, and, if applicable,

Rollover Contributions.

               4.2.2  Change of Investment Election.  A
                      -----------------------------
Participant may change his investment election with respect to future Employee and Employer Contributions either by telephonic communication with the Trustee in accordance with the terms of the Trust, or by providing not less than 15 days prior written notice to the Administrative Committee.  Any change under this

Section 4.2.2 is effective as of the end of the business day following expiration of the notice period or as of the date

determined in accordance with procedures established by the

Trustee.

               4.2.3  Transfers Between Funds.  A Participant or
                      -----------------------
Former Participant may change his investment election,

transferring amounts allocated to his Account from one

Investment Fund to another Fund, either by telephonic

communication with the Trustee in accordance with the terms of the Trust, or by providing not less than 15 days prior written notice to the Administrative Committee.  Any change under this

Section 4.2.3 is effective as of the end of the business day following expiration of the notice period or as of a date

determined in accordance with procedures established by the

Trustee.

               4.2.4  Failure to Make Investment Election.  If a
                      -----------------------------------
Participant fails, in whole or in part, to provide the

Administrative Committee with an investment election at any time one is needed, then the portion of his Account that he did not direct will be invested in the money market fund, if there is one, or if there is not, such Fund that, in the Investment

Committee's opinion, best provides for the conservation of

capital.

               4.2.5  Phillips Stock Fund.  Only Rollover
                      -------------------
Contributions that consisted of interests in Fund B of the

Phillips Petroleum Company Thrift Plan may be invested in the

Phillips Stock Fund, and no Participant may elect to invest any other portion of his Account in the Phillips Stock Fund.

        4.3  Valuation of Accounts.  As of each Valuation Date,
             ---------------------
the Trustee shall value Participants' Accounts based upon the current fair market value of the Investment Funds.

        4.4  Payment and Allocation of Contributions.
             ---------------------------------------
               4.4.1  Employee Contributions.  Employee
                      ----------------------
Contributions shall be paid to the Trustee at intervals

designated by the Administrative Committee for the relevant

payroll deductions.

               4.4.2  Employer Contributions.  Employer Matching
                      ----------------------
and Non-Matching Contributions for a Plan Year must be paid to the Trustee no later than the date the Employer's federal income tax return is due (including extensions) for the taxable year that ends in, or is concurrent with, such Plan Year for which they were made.  Such Employer Contributions are considered to have been allocated to Participants' Accounts no later than the last day of the Plan Year for which they were made.  The

Employer, in its sole discretion, may make contributions at any earlier time.

               4.4.3  Allocations.  Employer and Employee
                      -----------
Contributions shall be allocated to Participants' Accounts as soon as practicable, but not later than the end of the month following the month they are paid to the Trustee.

        4.5  Limitation on Annual Additions to Accounts.
             ------------------------------------------
               4.5.1  General.  Notwithstanding any other Plan
                      -------
provision, the Annual Addition to a Participant's Account for

any Limitation Year may not exceed the lesser of:

                    (i)  the greater of (A) $30,000 or (B) 1/4th

of the defined benefit dollar limitation in Section 415(b)(1) of the Code, multiplied by the Adjustment Factor; or

                   (ii)  25% of the Participant's Total

Compensation for the Limitation Year.

               The limitation described in clause (ii) shall not

apply to any contribution for medical benefits (within the

meaning of Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

               4.5.2  Coordination with Defined Benefit Plans.
                      ---------------------------------------
If a Participant is also a participant in a defined benefit plan

(whether or not terminated) maintained by an Employer or Related

Employer, the sum of the Participant's Defined Benefit Plan

Fraction plus the Defined Contribution Plan Fraction may not exceed 1.0.

               4.5.3  Other Plans.  For purposes of applying the
                      -----------
limitations of this Section 4.5, all defined benefit plans

(whether or not terminated) maintained by an Employer or Related

Employer are to be treated as one defined benefit plan, and all defined contribution plans (whether or not terminated)

maintained by an Employer or Related Employer are to be treated as one defined contribution plan.  Any Employee contributions to an Employer's or Related Employer's defined benefit plan and any

Employer contributions allocated to any individual medical

account (within the meaning of Section 415(l)(2) of the Code)

which is part of an Employer's or Related Employer's defined benefit plan are deemed to be made under a separate defined

contribution plan.  In the event that the limitations of this

Section 4.5 are exceeded in any Limitation Year with respect to a Participant who is also a participant in a defined benefit plan maintained by an Employer or Related Employer, a reduction of the Annual Addition under this Plan with respect to such

Participant for such Limitation Year shall be made only after the Participant's benefit under the defined benefit plan is

reduced and only if a reduction of such Annual Addition is

necessary to satisfy the limitations of this Section 4.5.

               4.5.4  Excess Contributions.  Notwithstanding any
                      --------------------
other Plan provision, if as a result of a reasonable error in estimating a Participant's Total Compensation, or under other limited facts and circumstances considered by the Commissioner of Internal Revenue to justify application of the rules stated herein, excess Annual Additions are made to a Participant's

Account in a Limitation Year, such excess amount will be used to reduce Employer Contributions for the next Limitation Year (and succeeding Limitation Years, if necessary) for such Participant.

However, if the Participant ceases to be covered by the Plan as of the end of the Limitation Year following the Limitation Year for which the reduction in Employer Contributions is made, the excess amount will be held in a suspense account for the first

Limitation Year and reallocated in the following Limitation Year to the Accounts of the remaining Participants.  The

Administrative Committee may direct the Trustee to distribute such excess amount (and income attributable thereto) to the

Participant by first distributing the excess portion of his

Employee Special Contributions, if any, and, if that

distribution is not sufficient, then by distributing his

Employee Regular Contributions, if any.  The Administrative

Committee will cause the Trustee to return to the Employer the

Employer Matching Contributions attributable to the distributed

Employee After-Tax Contributions only to the extent required to meet the nondiscrimination requirements in Section 401(a)(4) of the Code.

        4.6  Nondiscrimination Requirements.
             ------------------------------
               4.6.1  Employee Deferred Contributions.
                      -------------------------------
Effective January 1, 1987, the Actual Deferral Percentage for

all Participants who are Highly Compensated Employees shall not exceed the greater of:

                    (i)  the Actual Deferral Percentage for all

Participants who are non-Highly Compensated Employees multiplied by 1.25; or

                   (ii)  the lesser of:  (A) the Actual Deferral

Percentage for all Participants who are non-Highly Compensated

Employees multiplied by two and (B) the Actual Deferral

Percentage for all Participants who are non-Highly Compensated

Employees plus two percentage points.

               For purposes of the Actual Deferral Percentage

test, the Deferral Percentage of any Participant who is a Highly

Compensated Employee and is eligible to receive qualified

nonelective contributions (within the meaning of Section

401(m)(4)(C) of the Code) or elective deferrals (within the

meaning of Section 401(m)(4)(B) of the Code) under two or more plans that are qualified under Section 401(a) or 401(k) of the

Code and that are maintained by the Company or an Affiliate

shall be determined as if all such contributions and elective deferrals were made under a single plan.  In addition, the

Deferral Percentage of any Participant who is a Highly

Compensated Employee and is a Five Percent Owner or one of the

ten Employees with the highest Total Compensation shall include the contributions and elective deferrals of his Family Members.

               4.6.2  Employee After-Tax Contributions and
                      ------------------------------------
Employer Matching Contributions.  Effective January 1, 1987, the
-------------------------------
Actual Contribution Percentage in each Plan Year for all

Participants who are Highly Compensated Employees shall not

exceed the greater of:

                    (i)  the Actual Contribution Percentage for

all Participants who are non-Highly Compensated Employees

multiplied by 1.25; or

                   (ii)  the lesser of (A) the Actual

Contribution Percentage for all Participants who are non-Highly

Compensated Employees multiplied by two and (B) the Actual

Contribution Percentage for all Participants who are non-Highly

Compensated Employees plus two percentage points.

               For purposes of the Actual Contribution

Percentage test, the Contribution Percentage of any Participant who is a Highly Compensated Employee and is eligible to receive matching contributions (within the meaning of Section

401(m)(4)(A) of the Code) under two or more plans that are

qualified under Sections 401(a) or 401(k) of the Code and that are maintained by the Company or any Affiliate shall be

determined as if all such contributions were made under a single plan.  In addition, the Contribution Percentage of any

Participant who is a Highly Compensated Employee and is a Five

Percent Owner or one of the ten Employees with the highest Total

Compensation shall include the matching contributions of his

Family Members.

               4.6.3  Employer Non-Matching Contributions.  To
                      -----------------------------------
meet the nondiscrimination tests in Sections 4.6.1 and 4.6.2,

the Administrative Committee may treat all or any portion of the

Employer Non-Matching Contributions for a Plan Year as Employee

Deferred Contributions or as Employee After-Tax Contributions.

               4.6.4  Aggregate Limit.  Effective January 1,
                      ---------------
1989, the sum of the Actual Deferral Percentage and the Actual

Contribution Percentage for a Plan Year, computed under Sections

4.6.1 and 4.6.2, of Participants who are Highly Compensated

Employees shall not exceed the greater of:

                    (i)  the sum of:

              (A)  1.25 multiplied by the greater of (1) the

        Actual Deferral Percentage of Participants who are non-

        Highly Compensated Employees or (2) the Actual

        Contribution Percentage of Participants who are non-

        Highly Compensated Employees, and

              (B)  two plus the lesser of (1) or (2) in clause

        (A) above, but in no event shall this amount exceed

        twice the lesser of (1) or (2) in clause (A) above; or

                   (ii)  the sum of:

              (A)  1.25 multiplied by the lesser of (1) the

        Actual Deferral Percentage of Participants who are non-

        Highly Compensated Employees or (2) the Actual

        Contribution Percentage of Participants who are non-

        Highly Compensated Employees, and

              (B)  two plus the greater of (1) or (2) in clause

        (A) above, but in no event shall this amount exceed

        twice the greater of (1) or (2) in clause (A) above.

               4.6.5  Special Participant Rule.  For purposes of
                      ------------------------
Sections 4.6.1, 4.6.2, and 4.6.4, the term "Participants"

includes Employees eligible to participate in the Plan in

accordance with Section 1.1 whether or not they elected to

participate in the Plan or make Employee Deferred Contributions or Employee After-Tax Contributions.

               4.6.6  Corrections.
                      -----------
               (a)  In the event the Administrative Committee or

Plan Administrator determines that the nondiscrimination

requirement of Section 4.6.1 will not be satisfied in a Plan

Year after Employee Deferral Contributions have been allocated to Participants' Accounts, the Plan Administrator shall reduce the Employee Deferred Contributions of the Highly Compensated

Employee with the highest Deferral Percentage to the extent

required to:

                    (i)  enable the Plan to satisfy the

nondiscrimination requirement of Section 4.6.1; or

                   (ii)  cause the Deferral Percentage of such

Highly Compensated Employee to equal the next highest Deferral

Percentage of all other Highly Compensated Employees.

The Plan Administrator shall repeat this reduction process until the nondiscrimination requirement of Section 4.6.1 is satisfied.

               (b)  In the event the Administrative Committee or

Plan Administrator determines that the nondiscrimination

requirement of Section 4.6.2 will not be satisfied in a Plan

Year after Employee After-Tax or Employer Matching Contributions have been allocated to Participants' Accounts, the Plan

Administrator shall reduce the Employee After-Tax or Employer

Matching Contributions of the Highly Compensated Employee with the highest Contribution Percentage to the extent required to:

                    (i)  enable the Plan to satisfy the

nondiscrimination requirement of Section 4.6.2; or

                   (ii)  cause such Highly Compensated

Employee's Contribution Percentage to equal the next highest

Contribution Percentage of all other Highly Compensated

Employees.

The Plan Administrator shall repeat this reduction process until the nondiscrimination requirement of Section 4.6.2 is satisfied.

               (c)  In the event the Administrative Committee or

Plan Administrator determines that the nondiscrimination

requirement of Section 4.6.4 will not be satisfied after

Employee or Employer Contributions have been allocated to

Participants' Accounts, the Plan Administrator shall reduce

either the Employee Deferred Contributions of Highly Compensated

Employees in the manner described in paragraph (a) above, or the

Employee After-Tax or Employer Matching Contributions of Highly

Compensated Employees in the manner described in paragraph (b)

above.

               4.6.7  Corrective Distributions.  If the
                      ------------------------
Administrative Committee or Plan Administrator determines that

Employee Deferred Contributions in excess of the amount

permitted under Section 3.1.2 or 4.6.1, Employee After-Tax or

Employer Matching Contributions in excess of the amounts

permitted under Section 4.6.2 or 4.6.4 were made to the Plan,

then the Administrative Committee will cause the Trustee to make a corrective distribution of any such excess (and income

allocable thereto as provided in Section 4.6.8) to the

Participant within 12 months of the close of the Plan Year to which the excess is attributed.  Such a distribution is not

subject to Spousal Consent.

               4.6.8  Income Attributable to Excess
                      -----------------------------
Contributions.  Effective January 1, 1988, the income
-------------
attributable to excess Employee or Employer Contributions as determined in accordance with Section 3.1.9 or 4.6.6, including income applicable for the period between the end of the

preceding Plan Year and the last day of the month preceding the corrective distribution date, shall be an amount determined by the Trustee in accordance with Sections 401(k) and 401(m) of the

Code and the regulations promulgated hereunder.

               4.6.9  Coordination Rule.  Excess Employee
                      -----------------
Deferred Contributions determined with respect to a Plan Year that shall be distributed in accordance with Section 4.6.7 shall be reduced by any excess deferrals, determined in accordance with Section 3.1.9, previously distributed to such Participant for the Participant's taxable year ending with or within such

Plan Year.

        4.7  Allocations Do Not Create Rights.  No Participant
             --------------------------------
acquires any right to or interest in any specific asset of the

Trust Fund merely as a result of the allocations provided for in the Plan.


                           ARTICLE 5
                           ---------
                      PAYMENT OF BENEFITS
                      -------------------
        5.1  Retirement or Termination of Employment.  If a
             ---------------------------------------
Participant separates from service with the Company and its

Affiliates for any reason other than death, or in the event of a

Participant's total and permanent disability, an amount equal to the value of his Account will be payable to him under this

Article 5 as soon after his Severance From Service Date as is administratively practicable in accordance with applicable law,

rules and regulations.  Such amount shall be determined as of the Valuation Date coincident with or next preceding the date of distribution.  Such Participant may defer his Annuity Starting

Date in accordance with Section 5.5, but not beyond the date on which benefits must commence pursuant to Section 5.8.

Notwithstanding the preceding, no distribution shall be made to any Participant in violation of Section 401(k) of the Code.

        5.2  Death Benefits.
             --------------
               5.2.1  Preretirement Survivor Annuity.  Effective
                      ------------------------------
January 1, 1985, subject to Section 5.2.2, the surviving Spouse of a Participant or Former Participant who dies before his

Annuity Starting Date will be paid the balance of his Account in the form of a Preretirement Survivor Annuity; provided, however,

that such Spouse may elect in writing, in a form and at such time as is prescribed by the Administrative Committee, to have the Account paid in one of the optional forms of payment described in Section 5.5.  The surviving Spouse may select the

Annuity Starting Date of the Preretirement Survivor Annuity,

provided the date meets the requirements of Section 5.8.2.

               5.2.2  Waiver of Preretirement Survivor Annuity.
                      ----------------------------------------
Subject to Spousal Consent, a Participant may designate,

pursuant to Section 5.7, someone other than his Spouse as the

Beneficiary of a death benefit under this Section 5.2.

               5.2.3  One Year Marriage Requirement.  The
                      -----------------------------
provisions under Section 5.2 shall only apply if the Participant or Former Participant and his Spouse have been married

throughout the one-year period ending on the earlier of (i) the

Participant's or Former Participant's Annuity Starting Date, or

(ii) the date of the Participant's or Former Participant's

death.

               5.2.4  No Surviving Spouse.  If a Participant
                      -------------------
dies before his Annuity Starting Date and does not have a

Spouse, or if his Spouse has waived the Preretirement Survivor

Annuity, then his Account shall be paid to his Beneficiary in a lump sum.

        5.3  Normal Form of Benefit - Married Participants.
             ---------------------------------------------
               5.3.1  Benefits Paid as a Qualified Joint and
                      --------------------------------------
Survivor Annuity.  Effective January 1, 1985, except as
----------------
otherwise provided in the Plan, a Participant or Former

Participant who is married on his Annuity Starting Date will receive the balance of his Account in the form of a Qualified

Joint and Survivor Annuity.

               5.3.2  Election of Optional Forms.  A Participant
                      --------------------------
or Former Participant who is married on his Annuity Starting

Date has the right to designate a Beneficiary other than his

Spouse.  During the 90-day period ending on his Annuity Starting

Date, he also has the right to elect to receive his benefit in one of the forms described in Section 5.5, rather than in the form of a Qualified Joint and Survivor Annuity.  However, the

exercise of such right is subject to Spousal Consent, unless the

Participant or Former Participant can demonstrate, to the

satisfaction of the Administrative Committee, that his Spouse cannot be located, he is legally separated, or he has been

abandoned (within the meaning of local law), and he has a court order to that effect and no Qualified Domestic Relations Order provides otherwise.  An election under this Section 5.3.2. may be revoked, and a new election made, before the expiration of the 90-day period.  An election, designation or revocation under this Section 5.3.2 must be in writing in a form satisfactory to the Administrative Committee.

               5.3.3  Information to Participant.  Not more than
                      --------------------------
90 days nor less than 30 days before a Participant's or Former

Participant's Annuity Starting Date, the Plan Administrator must furnish him with a written explanation, in non-technical

language, describing the following:

                 (i)  the terms and conditions of a Qualified

Joint and Survivor Annuity;

                (ii)  his right to make an election to waive the

Qualified Joint and Survivor Annuity, and the financial effect of such an election;

               (iii)  his right to revoke a previous election to

waive the Qualified Joint and Survivor Annuity, and the

financial effect of such a revocation;

                (iv)  the optional forms of benefit payments

under the Plan; and

                 (v)  his Spouse's rights.

        5.4  Normal Form of Benefit - Unmarried Participants.
             -----------------------------------------------
               5.4.1  Benefits Paid as an Annuity.  Effective
                      ---------------------------
January 1, 1985, except as otherwise provided in the Plan, a

Participant or Former Participant who is not married on his

Annuity Starting Date will receive a single life annuity.

               5.4.2  Election of Optional Forms.  During the 90-
                      --------------------------
day period ending on his Annuity Starting Date, a Participant or

Former Participant has the right to elect to receive his benefit in one of the forms described in Section 5.5, rather than in the form of a single life annuity.  An election under this Section

5.4.2 may be revoked, and a new election made, before the

expiration of the 90-day period.  An election under this Section

5.4.2 must be in writing in a form satisfactory to the

Administrative Committee.  The Plan Administrator shall furnish a Participant a written explanation, in non-technical language, describing information similar to that listed in

Section 5.3.3.

        5.5  Optional Forms of Payment.  The optional forms of
             -------------------------
benefit payment referred to in Sections 5.2, 5.3 and 5.4 are:

                 (i)  a joint and survivor annuity providing pay

ments for the annuitant's life, and providing payments after his death to his survivor for life either in (A) the same amount,

(B) 75% of the amount or (C) 50% of the amount that was payable to the annuitant before his death;

                (ii)  an annuity for life;

               (iii)  an annuity for the life of the annuitant,

provided, that if the annuitant dies before having received 120 monthly payments, they will continue to be made to his survivor until 120 such payments have been made;

                (iv)  a lump sum payment; or

                 (v)  payment in equal monthly, quarterly, semi-

annual or annual installments over a period selected by the

Participant, Former Participant or Spouse, as the case may be,

provided that in the event of the death of the Participant,

Former Participant or Spouse prior to completion of the

designated number of payments, any remaining amount shall be paid in a lump sum to the Participant's or Former Participant's

Beneficiary, or to the legal representative(s) of the Spouse's estate, as the case may be, and, provided further, that a Former

Participant may not elect installment payments under this clause

(v) unless the provisions of the following paragraph are

satisfied.

        In addition to the foregoing, a Former Participant who

has separated from service shall have the option to receive a payment of any portion of his Account, at any time after such separation from service but not later than the date on which benefits must commence in accordance with Section 5.8, or to receive payments in installments under clause (v) above

commencing at any time after such separation from service but not later than the date on which benefits must commence in

accordance with Section 5.8, provided that the Former

Participant has attained age 59-1/2, or separated from service after attainment of age 55, or can demonstrate that the

distribution is on account of the Former Participant's being disabled within the meaning of Section 72(m)(7) of the Code.  An

Alternate Payee with respect to a Participant shall also have the option to receive any portion of the Participant's Account payable to such Alternate Payee, at any time (but not later than the date on which benefits must commence in accordance with

Section 5.8), or to receive payments in installments under

clause (v) above commencing at any time (but not later than the date on which benefits must commence in accordance with Section

5.8).  The date on which payment of any portion of the

Participant's Account is made, or installment payments commence,

shall be deemed to be an Annuity Starting Date which is subject to the election provisions under Section 5.3 or 5.4 with respect to such Participant or Former Participant.

        All annuities under this Section 5.5, Section 5.3 and

Section 5.4 will be paid under a nontransferable commercial

annuity contract that the Administrative Committee will direct the Trustee to purchase with the Participant's or Former Partici-

pant's Account balance and deliver to the annuitant.  All optional forms of payment under this Section 5.5 must comply with the minimum incidental death benefit distribution requirements of

Section 401(a)(9)(G) of the Code and regulations promulgated thereunder.

        5.6  Payment in Stock.
             ----------------
               5.6.1  Phillips Stock.  Notwithstanding any other
                      --------------
Plan provision, to the extent a Participant's or Former

Participant's Account is invested in the Phillips Stock Fund, he or his Beneficiary may elect to receive a distribution from such

Fund in whole shares of stock, or in the cash value of such

shares, or any combination thereof, provided that he or his

Beneficiary elected a lump sum payment under Section 5.5.

               5.6.2  Company Stock.  Notwithstanding any other
                      -------------
Plan provision, any Participant or Beneficiary entitled to

receive a distribution pursuant to this Article 5 who elects a lump sum payment under Section 5.5 may elect to receive his

benefit, in whole or in part, in the form of whole shares of

Company Stock, with the value of any fractional shares paid in cash. The election under this Section 5.6.2 may be made without regard to the Investment Funds in which the Participant's

Account is invested.  In the event an election is made to take a portion of the benefit in Company Stock, the remaining portion shall be distributed in cash, subject to an additional election under Section 5.6.1 above.

        5.7  Beneficiary Designation.  If a Participant or
             -----------------------
Former Participant has a Spouse, then his Spouse is his

Beneficiary, unless he designates someone else (other than as a contingent Beneficiary) and he either obtains Spousal Consent to such designation or demonstrates, to the satisfaction of the

Administrative Committee, that he is not married, his Spouse cannot be located, he is legally separated, or he has been

abandoned (within the meaning of local law) and he has a court order to that effect and no Qualified Domestic Relations Order provides otherwise.  A Participant or Former Participant has the right to designate a contingent Beneficiary.  All Beneficiary designations must be filed with the Administrative Committee,

and must be in writing in a form satisfactory to the

Administrative Committee.  The Administrative Committee will determine which Beneficiary, if any, was validly designated.  If no Beneficiary was validly designated, or if the designated

Beneficiary predeceases the Participant or Former Participant,

then the amount, if any, payable upon the Participant's or

Former Participant's death will be paid to the Participant's or

Former Participant's surviving Spouse, or if there is none, to the legal representative(s) of the Participant's or Former

Participant's estate.

        5.8  Limitations on Commencement or Duration of Benefit
             --------------------------------------------------
Payments.
--------
               5.8.1  Commencement of Benefits.
                      ------------------------
               (a)  Notwithstanding any provision herein to the

contrary, any benefits to which a Participant is entitled shall commence in accordance with paragraph (b) not later than the calendar year in which the Participant attains age 70-1/2,

whether or not he has separated from service in that year,

provided that, prior to April 1, 1990, such rule only shall

apply to Five-Percent Owners.  A Participant, other than a Five-

Percent Owner, who attained age 70-1/2 prior to 1988 shall

commence receiving benefits no later than the calendar year in which he separates from service.

               (b)  Distributions required under paragraph (a)

shall be made annually prior to the end of the calendar year.

However, in the first year for which distributions must

commence, they may be postponed until April 1 of the following year.  Each distribution shall be no less than the amount

determined under clause (i) divided by the period determined under clause (ii) as follows:

                    (i)  The total value of a Participant's

Account determined as of the close of the calendar year

preceding the start of the calendar year in which the distribution must be made (without considering the extension permitted the first distribution).

                    (ii)  The joint and last survivor life

expectancy of the Participant and the Participant's oldest

Beneficiary (in the first distribution year) minus the number of years elapsed since the first distribution year.

               Life expectancy shall be calculated in accordance

with regulations promulgated under Section 401(a)(9) of the Code and shall not exceed the maximum period permitted under

regulations promulgated under the incidental death benefit rule of Section 401(a)(9)(G) of the Code.  Life expectancy shall not be recomputed for purposes of this Section 5.8.1.  A Participant may elect to have an amount distributed to him in excess of the minimum amount determined above or in a lump sum.  The

Administrative Committee shall authorize the distributions

hereunder in a single cash sum for each calendar year a

distribution is due.  Upon a Participant's retirement, he shall be entitled to a distribution of his Account in accordance with

Section 5.3, 5.4 or 5.5.

               5.8.2  Maximum Duration of Death Benefits.  If a
                      ----------------------------------
Participant or Former Participant dies after distributions of his benefits have begun in accordance with Section 5.8.1 but before his entire interest has been distributed to him, the

remaining portion of his benefits shall be distributed to his

Beneficiary under a method of distribution at least as rapid as the method being used as of the date of his death.

               If a Participant or Former Participant dies

before the distribution of his benefits has begun in accordance with Section 5.8.1, the Administrative Committee shall

distribute his benefits in full to his Beneficiary no later than

December 31 of the calendar year which contains the fifth

anniversary of the Participant's or Former Participant's death.

               5.8.3  Additional Limitations.  Payment of
                      ----------------------
benefits to a Participant or Former Participant must begin no later than the 60th day after the end of the Plan Year in which the latest of the following events occurs:  his attainment of age 65, the 10th anniversary of the year he became a

Participant, or the termination of his service with the

Employer.  However, he may elect to defer the commencement of benefit payments until any time before the April 1st following the calendar year in which he reaches age 70-1/2.

        5.9  Cash-Out of Benefits.  Notwithstanding any other
             --------------------
Plan provision, if the value of a Participant's Account is

$3,500 or less, it will be paid in a lump sum as soon as

practicable after his Severance From Service Date.  Such a

distribution to the Participant, Former Participant,

Beneficiary, or Alternate Payee, as the case may be, will be in complete discharge of the Plan's obligation with respect to such benefit.

        5.10  Direct Rollovers.
              ----------------
               5.10.1  General.  Notwithstanding any provision
                       -------
of this Plan to the contrary that would otherwise limit a

Distributee's election under this Section 5.10, a Distributee may elect to have any portion of an Eligible Rollover

Distribution paid directly to an Eligible Retirement Plan

specified by the Distributee in a Direct Rollover.

               5.10.2  Eligible Rollover Distribution--Defined.
                       ---------------------------------------
An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee in an Eligible Retirement Plan, except that an Eligible Rollover

Distribution does not include:

                    (i)  any distribution that is one of a

series of substantially equally periodic payments (not less

frequently than annually) made for the life (or life expectancy)

of the Distributee or the joint lives (or joint life

expectancies) of the Distributee and the Distributee's

designated Beneficiary, or for a specified period of ten years or more; and

                   (ii)  any distribution to the extent such

distribution is required under Section 401(a)(9) of the Code;

and

                  (iii)  the portion of any distribution that is

not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to

employer securities).

               5.10.3  Eligible Retirement Plan--Defined.  An
                       ---------------------------------
Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual

retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a

qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution.

However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

               5.10.4  Distributee--Defined.  A Distributee
                       --------------------
includes an Employee or former Employee.  In addition, the

Employee's or former Employee's Spouse or former Spouse who is an Alternate Payee under a Qualified Domestic Relations Order,

are distributees with regard to the interest of the Spouse or former Spouse.

               5.10.5  Direct Rollover--Defined.  A Direct
                       ------------------------
Rollover is a payment by the Plan to the Eligible Retirement

Plan specified by the Distributee.

        5.11  Claims for Benefits.
              -------------------
               5.11.1  Filing of Claims.  A Participant, Former
                       ----------------
Participant or Beneficiary who thinks he is entitled to a

benefit under the Plan that he has not received, or who thinks that the amounts credited to his Account are inaccurate, may file a written claim specifying the basis for his complaint and the facts he relies on in making the claim. Such a claim must be filed with the Plan Administrator and must be signed by the claimant or his authorized representative.

               5.11.2  Denial of Claims.  The Plan Administrator
                       ----------------
must send the Claimant a written notice of the denial of his claim for benefits within 90 days of the date it receives his claim, unless special circumstances require an extension of

time.  The extension may not exceed 90 days and is only allowed if, during the initial 90-day period, the Plan Administrator sends the Claimant a notice indicating the special circumstances requiring the extension and specifying a date by which it

expects to render its final decision.  The Plan Administrator's notice of denial to the Claimant must include:

                    (i)  the specific reasons for the denial;

                 (ii)  specific references to the Plan

provisions on which the denial is based;

                  (iii)  a description of any additional

material and information needed for the Claimant to perfect his claim, and an explanation of why it is needed;

                   (iv)  an explanation of the review procedure

described in Section 5.11.3; and

                    (v)  any other information required by

regulations issued by the Secretary of Labor under Section 503 of ERISA.

               5.11.3  Appeal Procedure for Denial of Claims.  A
                       -------------------------------------
Claimant may request a review of the denial of his claim for benefits by filing a written appeal with the Administrative

Committee.  The failure to file such an appeal within 60 days after receiving the notice of denial will render the Plan

Administrator's decision final, binding and conclusive.  The appealing Claimant or his authorized representative may review pertinent Plan documents and submit issues and comments in

writing that either of them feel are pertinent.  In addition,

the Claimant may request that the Administrative Committee

schedule a hearing for him or his representative to present his claim.  The Administrative Committee will then re-examine the facts and make a final determination as to whether the denial of benefits is justified under the circumstances.  It will advise the Claimant in writing of its decision on his appeal, the

specific reasons for the decision, and the specific Plan

provisions on which its decision is based.  The Administrative

Committee must send the Claimant a notice of its decision within

60 days of the date it receives his appeal, unless special

circumstances require an extension of time.  An extension may not exceed 60 days and is only allowed if, during the initial 60-

day period, the Administrative Committee sends the Claimant a notice indicating the special circumstances requiring the

extension and specifying a date by which it expects to render its final decision.

        5.12  Qualified Domestic Relations Orders.  If, in
              -----------------------------------
accordance with the terms of a Qualified Domestic Relations

Order, a portion of a Participant's Account is required to be segregated for the benefit of an Alternate Payee, then the

Administrative Committee will segregate the specified portion of the Participant's Account and treat such segregated portion as a separate Account established for the Alternate Payee.  There-

after, the Alternate Payee will be entitled to determine the manner in which such Account is invested in accordance with

Section 4.2 and will be subject to the provisions of this

Article 5 as if he were a Participant.



                           ARTICLE 6
                           ---------
     LOANS TO PARTICIPANTS AND WITHDRAWALS WHILE EMPLOYED
     ----------------------------------------------------
        6.1  Loans.
             -----
               6.1.1  General.  The Trustee shall be authorized
                      -------
to administer a loan program under the Plan, pursuant to this

Section 6.1.  As of the first day of any month, a Participant may borrow a portion of his Account, pursuant to a written loan agreement between the Participant and the Plan, in accordance with the following procedures, terms and conditions:

                    (i)  In order to borrow any portion of his

Account, the Participant shall file a written election with the

Trustee prior to the date on which he wants the loan to be made and shall sign a written form, prescribed by the Trustee,

authorizing the Employer to deduct from each paycheck received by the Participant during the term of the loan, amounts

determined in accordance with such schedule of repayment as may be determined appropriate by the Trustee in order to repay the principal and accrued interest due under the loan.  In

determining a schedule of repayment of any loan under this Plan, the Trustee shall provide for substantially level amortization of such loan (with payments not less frequently than quarterly),

over the term of the loan.

                   (ii)  Any loan to a Participant under this

Plan shall be in an amount specified by the Participant, which amount shall not be less than $1,000 nor more than the lesser of

100% of the Participant's Account attributable to Employee

Deferred Contributions (excluding any earnings thereon) or 50%

of the entire nonforfeitable value of such Participant's

Account; provided, however, that in no event may a Participant borrow more than $50,000, reduced by the excess, if any, of (A)

the highest outstanding balance of loans during the one-year period ending on the day before the date on which such loan is made, over (B) the outstanding balance of loans on the date on which such loan is made.

                 (iii)  Any loan to a Participant under this

Plan shall be made at an interest rate fixed by the Trustee.

The Trustee shall ascertain a reasonable rate of interest which shall provide the Plan with a return commensurate with, and be determined on the basis of, the interest rates charged by

commercial lending institutions for loans which would be made under similar circumstances.

                  (iv)  Any loan to a Participant under this

Plan shall be adequately secured by up to 50% of the

nonforfeitable value of the Participant's Account.  In addition to said value of the Participant's Account, the Trustee may require the Participant to post additional security if it believes such security is necessary or desirable in order to adequately secure the loan.  If, because of a decrease in the value of the Participant's Account or for any other reason, the

Trustee believes the loan to be inadequately secured, it shall either require the Participant to post security in addition to the value of such Account or demand accelerated repayment of the loan.  The types of security that may be required to be posted shall include, but not be limited to, certificates of deposit,

stocks, short-term bonds and other short-term securities and their cash equivalents.

                    (v)  Any loan to a Participant under this

Plan shall contain such default provisions as may be determined appropriate by the Trustee, including the provision that if an event of default occurs and is not cured within 90 days, the unpaid principal and accrued interest due under the loan shall be declared immediately payable in full and may be charged back against the Participant's Account as a distribution at the

earliest time that the Participant is entitled to receive a

distribution under this Plan.  A failure to make a scheduled payment, or the filing of an application for a benefit

distribution (other than a withdrawal pursuant to Section 6.3.2)

under this Plan, shall constitute events of default; provided,

however, that in the event of a Participant's unpaid absence approved by the Employer, for not more than one year (including such absence on account of disability), scheduled payments may be suspended during such absence without constituting an event of default.

                   (vi)  A loan origination fee, in an amount

determined by the Trustee, will be charged to each Participant obtaining a loan and will be deducted from the loan proceeds.

On each anniversary of the loan, an administrative fee, in an amount determined by the Trustee, will be charged against the

Participant's Account.

               6.1.2  Allocation of Loans.  The written
                      -------------------
instrument evidencing any loan made pursuant to this Section 6.1 shall be held by the Trustee for the benefit of the Participant to whom the loan was made and not for the Trust Fund as a whole,

and the Participant's interest in the Investment Funds will be reduced by a like amount, in such proportions as the Participant directs, or in the absence of directions from the Participant,

on a pro rata basis.

               6.1.3  Number of Outstanding Loans.  If the
                      ---------------------------
Participant has not repaid to the Trust all of the outstanding principal and accrued interest due under a loan made from his

Account pursuant to this Section 6.1, he may not borrow any

additional amounts from his Account.

               6.1.4  Aggregation of Loans.  For purposes of
                      --------------------
determining whether the dollar limitations of Section 6.1.1 have been met, the Trustee shall take into account the unpaid

principal amount of any loans made to the Participant under the provisions of any employee benefit plan to which contributions have been made on his behalf by the Employer or an Affiliate.

               6.1.5  Maximum Term of Loans.  The Trustee may
                      ---------------------
not permit a Participant to borrow any part of the value of the

Participant's Account pursuant to this Section 6.1 unless the

Participant is required, by the terms of the loan, to repay the amount borrowed within 5 years of the date of the loan.

               6.1.6  Allocation of Payments.  Each payment by
                      ----------------------
the Participant to the Trustee in repayment of an outstanding loan shall be allocated to the portion of the Participant's

Account invested in each Investment Fund in the same proportion as is applicable to the Employee and/or Employer Contributions pursuant to Section 4.2.1.

        6.2  Order of Withdrawals.  A Participant may elect to
             --------------------
withdraw all or a portion of his Account effective as of any

Valuation Date, in the following order of withdrawals:  (i) an

After-Tax Withdrawal, (ii) a Total Withdrawal and (iii) a

Hardship Withdrawal.  A withdrawal requires not less than 15 days prior written notice to the Administrative Committee, and must specify the Investment Funds to which it is to be charged.

An After-Tax Withdrawal is first made from the portion of the

Participant's Account attributable to Employee Special and/or

Regular Contributions made before January 1, 1987, excluding any earnings thereon, and then from the portion attributable to

Employee After-Tax Contributions made after December 31, 1986,

including any earnings on post-1986 or pre-1987 contributions.

        6.3  Limitations on Withdrawals.
             --------------------------
               6.3.1  After-Tax Withdrawals.  A Participant may
                      ---------------------
not make a new After-Tax Withdrawal during the 12-month period following a previous After-Tax Withdrawal.  A Participant may,

however, make a Total Withdrawal without regard to the length of time that has elapsed since any previous After-Tax Withdrawal.

               6.3.2  Total Withdrawals.  A Participant may not
                      -----------------
make Employee Deferred or After-Tax Contributions during the 12-

month period following a Total Withdrawal.  In addition, all

Contributory Participation credited to him before the Total

Withdrawal will be canceled.

               6.3.3  Hardship Withdrawals.  A Participant may
                      --------------------
not make Employee Deferred, Regular or Special Contributions during the 12-month period following a Hardship Withdrawal, and all Contributory Participation credited to him before the

Hardship Withdrawal will be canceled.  In addition to making all other withdrawals available under Section 6.2, a Participant must obtain all nontaxable loans available to him under the Plan and all other plans maintained by the Company and any Affiliate.

A Participant's maximum Employee Deferred Contributions for the

Plan Year following the year in which the Hardship Withdrawal occurs, is reduced by the total Employee Deferred Contributions he contributed in the Plan Year in which the Hardship Withdrawal occurred.

        6.4  Withdrawals from the Phillips Stock Fund.  A
             ----------------------------------------
withdrawal of 10 or more shares from the Phillips Stock Fund will be paid in whole shares of Phillips Petroleum Company common stock, unless the Participant elects to receive any part of the value of such shares in cash.  A withdrawal of less than

10 shares is paid in cash, unless the Participant elects to

receive stock.  The value of any fractional shares will be paid in cash.  All cash payments will reflect the fair market value of the stock.

        6.5  Spousal Consent.  Notwithstanding any other Plan
             ---------------
provision, a Participant may not borrow or withdraw any portion of his Account under this Article 6 without obtaining Spousal

Consent during the 90-day period ending on the date of the loan or withdrawal, unless he can demonstrate, to the satisfaction of the Administrative Committee, that he is not married, his Spouse cannot be located, he is legally separated, or he has been

abandoned (within the meaning of local law) and he has a court order to that effect and no Qualified Domestic Relations Order provides otherwise.

                           ARTICLE 7
                           ---------
               COMMITTEES AND PLAN ADMINISTRATOR
               ---------------------------------
        7.1  Administrative and Investment Committees.
             ----------------------------------------
               7.1.1  Appointment and Removal.
                      -----------------------
               (a)  The Administrative and Investment Committees

each consist of at least three persons appointed by the Board of

Directors, to serve at its pleasure.  Administrative and

Investment Committee members may, but need not, be officers or directors of the Company, and may, but need not, be members of both Committees. An appointment is effective upon delivery to the Company of a written acceptance, a copy of which must be filed with the Plan records.

               (b)  A person ceases to be an Administrative or

Investment Committee member when he dies, resigns, is declared legally incompetent or is removed by the Board of Directors.

Unless the Board of Directors provides otherwise, a member who is a director or Employee of an Employer is considered to have resigned his membership when he ceases to be a director or

Employee.  A member may resign by delivery of a written notice to the Company.  A member may be removed by delivery to him of an instrument signed by the Company evidencing the action taken by the Board of Directors to remove him.  Copies of instruments evidencing a member's resignation or removal must be filed with the Plan records.

               7.1.2  Compensation and Expenses.  Administrative
                      -------------------------
and Investment Committee members serve without compensation.

The Committees' reasonable expenses, such as the reasonable fees and expenses of custodial agents, attorneys, accountants and other advisers, are paid from the Trust Fund and allocated

between principal and income by the Investment Committee, unless the Company, in its discretion, causes the Employers to pay all or part of such expenses.

               7.1.3  Committee Action.  Any and all actions may
                      ----------------
be taken and decisions made by a majority of the members of the

Administrative or Investment Committees then acting. If at any time only one member is acting, actions may be taken and decisions made by the sole member.  The Administrative and

Investment Committees may take any action or make any decision either at a meeting duly called and held, or by written

documents signed by a majority of members empowered to take

action or make decisions at that time.  The members may delegate to each or any of their number the authority to perform

ministerial acts or to sign documents on the Committees' behalf.

Documents so signed are conclusively presumed to be the action of the Administrative or Investment Committee, as the case may

be.

               7.1.4  Administrative Committee Powers.  The
                      -------------------------------
Administrative Committee has whatever powers it needs to

discharge its responsibilities under the Plan, including but not limited to the specific powers granted elsewhere in the Plan and the power to:

                    (i)  discretionary authority to interpret

and construe the Plan, correct defects and omissions, determine all questions arising under the Plan (except those specifically reserved elsewhere in the Plan for determination by the Company,

the Investment Committee or the Plan Administrator), and

reconcile inconsistencies in the Plan in such manner and to such extent as it deems expedient to effectuate the purposes and

intent of the Plan;

                   (ii)  determine all questions of eligibility,

status and rights of Participants and others under the Plan;

                  (iii)  authorize, make, or cause to be made,

payment of all benefits and expenses which become payable under the Plan;

                   (iv)  establish reasonable procedures for

determining whether a domestic relations order is a Qualified

Domestic Relations Order and provide for payments thereunder;

and

                    (v)  adopt and amend by-laws, rules and

regulations that it deems necessary and which are not

inconsistent with the Plan.

               7.1.5  Investment Committee Powers.  The
                      ---------------------------
Investment Committee has whatever powers it needs to discharge its responsibilities under the Plan, including, but not limited to the specific powers granted elsewhere in the Plan and the power to:

                    (i)  manage and control the Trust Fund in

any manner consistent with the Plan that it deems advisable;

                   (ii)  establish and carry out a funding

policy and method consistent with Plan objectives and ERISA

requirements;

                  (iii)  appoint and remove the Trustee,

                   (iv)  specify the duties and compensation of

the Trustee and the other terms and conditions under which the

Trustee shall serve;

                    (v)  appoint and remove Investment Managers;

and

                   (vi)  select, modify, add or delete

Investment Funds.

        7.2  Plan Administrator.
             ------------------
               7.2.1  In General.  The Board of Directors may
                      ----------
designate in writing the Administrative Committee, or a person,

who may but need not be a Committee member, or a corporation which may but need not be the Company, to act as the Plan

Administrator.  The Board of Directors may revoke such

designation by written notice to the Plan Administrator, and the

Plan Administrator may resign by written notice to the Company.

The Plan Administrator has the responsibilities described in the

Plan and assigned to the "plan administrator" by ERISA, the

Code, and any other applicable laws and regulations.

               7.2.2  Compensation and Expenses.  Unless the
                      -------------------------
Plan Administrator is a firm or corporation, the Plan

Administrator serves without compensation.  However, reasonable expenses incurred by the Plan Administrator will be paid from the Trust Fund unless the Company, in its sole discretion,

causes the Employers to pay all or part of such expenses.  If the Plan Administrator is a firm or corporation, its

compensation will be determined by written agreement between it and the Company, and paid from the Trust Fund unless the

Company, in its sole discretion, causes the Employers to pay all or part of such compensation.  If the Company is the Plan

Administrator, it will serve without compensation and bears its own expenses.

        7.3  Allocation of Duties.  The Administrative Committee
             --------------------
and the Plan Administrator may further allocate their fiduciary responsibilities among themselves, and may designate one or more other persons, firms or corporations to carry out such fiduciary responsibilities.  Any such allocation or designation must be in writing and will constitute a part of the Plan.  The

Administrative and Investment Committees may enlist the services of such agents, representatives and advisers as they deem

necessary, including but not limited to custodial agents for the

Trust Fund, attorneys and accountants.

        7.4  Dispute as to Duties.  In the event a dispute
             --------------------
arises as to any act to be performed by the Administrative

Committee or the Plan Administrator, the Administrative

Committee or the Plan Administrator, as the case may be, may postpone the performance of the act until final adjudication of the dispute by a court of competent jurisdiction.

        7.5  Plan Participation by Committee Members and Plan
             ------------------------------------------------
Administrator.  Although a Plan Administrator or an
-------------
Administrative or Investment Committee member who meets the

Plan's eligibility requirements may become a Participant, he may not vote on, act upon or sign any document relating specifically to his own participation.

        7.6  Books and Records.  The Plan Administrator and the
             -----------------
Administrative and Investment Committees must maintain

appropriate records of all actions taken, which may be inspected by the Company at any time. They will submit, make available or deliver on request to governmental agencies or

instrumentalities, the Company and other Employers,

Participants, Former Participants, Beneficiaries or other

persons entitled thereto, such reports, documents or records as may be required by law, or as they may otherwise deem

appropriate.

        7.7  Fiduciary Standard.  The Administrative Committee,
             ------------------
the Investment Committee and the Plan Administrator are "named fiduciaries" of the Plan within the meaning of Section 402 of

ERISA.  They must exercise their powers in accordance with rules that treat similar cases alike, and discharge their powers and duties in accordance with the terms of the Plan.  They must act solely in the interests of Participants, Former Participants and

Beneficiaries, and for the exclusive purpose of providing

benefits to such persons.  In exercising their powers and

duties, they must act with the care, skill, prudence and

diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

        7.8  Indemnification.  To the extent permitted by law,
             ---------------
the Company will indemnify and hold harmless past, present and future Plan Administrators and Administrative and Investment

Committee members who were Employees while they held such positions, and their heirs and legal representatives, from and against any loss, cost or expense including reasonable

attorneys' fees, which they may incur individually, jointly, or jointly and severally, in connection with the administration of the Plan or the management and control of the Trust Fund.  No indemnification will be provided if liability is determined to be due to the willful breach of such person's responsibilities under the Plan, ERISA, or other applicable law.



                           ARTICLE 8
                           ---------
                   INVESTMENT OF PLAN ASSETS
                   -------------------------
        8.1  Contributions Held in Trust.  All contributions
             ---------------------------
under the Plan, whether in cash or other property, will be paid to the Trustee, who has the exclusive authority and discretion to accept them.  The Trustee shall hold, invest, reinvest, and distribute the Trust Fund in accordance with the terms of the

Plan and the Trust.  The Trustee shall be subject to direction by the Investment Committee or an Investment Manager and shall have no discretion with respect to management and control of

Plan assets, except to the extent that the instrument appointing the Trustee provides that the Trustee shall have the power to manage and control Plan assets.

        8.2  Investment of Contributions.
             ---------------------------
               8.2.1  Investment Funds - General.  Subject to
                      --------------------------
its power to add, modify or delete Investment Funds, the

Investment Committee will establish at least three Investment

Funds representing a broad range of investment alternatives sufficient to provide the Participant with a reasonable opportunity to materially affect the potential return on the amount of his Account invested in such Funds and the degree of risk to which such amounts are subject, and as to which the

Participant will be able to change his investment election under

Sections 4.2.2 and 4.2.3 at least once within any three-month period.  In addition, the Investment Committee will cause the

Phillips Stock Fund to be maintained, and may, in its

discretion, establish one or more other Investment Funds as to which changes in investment elections under Sections 4.2.2 or

4.2.3 may be more restrictive than with respect to the Funds established pursuant to the preceding sentence.  The Investment

Funds will be held by the Trustee, and the Investment Committee shall designate the Trustee or an Investment Manager to manage such Funds.

               8.2.2  Company Stock Fund.  Effective as of July
                      ------------------
15, 1994, the Investment Committee will cause to be maintained an Investment Fund which shall be known as the "Company Stock

Fund".  Its assets will be invested and reinvested in Company

Stock (or in cash or a cash equivalent, pending reinvestment in

Company Stock, which shall be purchased by the Trustee at fair market value at the time of purchase) and will include all

assets held in the Tosco Common Stock Fund, as defined in

Appendix I.  Any dividends paid on Company Stock held in the

Company Stock Fund may in the sole discretion of the Trustee be retained as cash or a cash equivalent, or be reinvested in

Company Stock, which shall be purchased by the Trustee at fair market value at the time of purchase.  Notwithstanding any other provision of the Plan to the contrary, including Appendix I,

Employee, Employer, and Rollover Contributions pursuant to

Sections 3.1, 3.2, 3.3, 3.4 and 3.5 may be made to the Company

Stock Fund.  Changes in investment elections under 4.2.2 or

4.2.3 may be made with the same frequency as allowed with

respect to the other Investment Funds maintained pursuant to

Section 8.2.1.  Each Participant holding in his Account any

shares of the Company Stock Fund may direct the Trustee to vote the pro-rata portion of the number of shares of Company Stock held in the Company Stock Fund allocable to his Account.  This pro-rata portion shall be determined by dividing the number of shares of Company Stock held in the Company Stock Fund by the number of outstanding shares of the Company Stock Fund, then multiplying the result by the number of shares of the Company

Stock Fund allocable to the Participant's Account.  Before each annual or special meeting of its stockholders, the Company shall cause to be sent to each such Participant on the record date of such meeting, a copy of its proxy solicitation materials,

together with a form requesting instructions to the Trustee on how to vote the allocable shares of Company Stock (including fractional shares).  Upon receipt of such instructions, the

Trustee shall vote the shares as instructed.  Shares of Company

Stock for which no instructions are received shall be voted, for or against, by the Trustee in the same proportion as the shares for which the Trustee has received instructions from the

Participants.  Participants shall be the named fiduciaries under

ERISA for voting purposes with respect to the shares of Company

Stock held in the Company Stock Fund and allocated to their

Accounts.

               8.2.3  Section 16 Participants.  Notwithstanding
                      -----------------------
any other provision of the Plan to the contrary, the

Administrative Committee may impose such restrictions on

Participants subject to Section 16 of the Securities Exchange

Act of 1934, as amended, with respect to transactions involving the Company Stock Fund or any other provision of the Plan, as it deems necessary or desirable to prevent any violation of Section

16(b) of such Act.

        8.3  Valuation of Investment Funds.  Within a reasonable
             -----------------------------
time after the close of each Plan Quarter, the Trustee will have a statement of the condition of the Trust Fund prepared and sent to the Plan Administrator and the Investment Committee.  It must show all investments, receipts, disbursements, and other

transactions effected during the Plan Quarter, and list all

Trust Fund assets with their costs and fair market values.  The items of information in the statement must be shown separately for each Investment Fund.  After receiving the Trustee's

statement, the Plan Administrator shall cause to be prepared,

and shall deliver to each Participant, Former Participant and

Alternate Payee a quarterly report disclosing the status of his

Account.

                           ARTICLE 9
                           ---------
                   AMENDMENT, TERMINATION OR
                       TRANSFER OF ASSETS
                   -------------------------
        9.1  Plan Amendments.  The Board of Directors of the
             ---------------
Company may amend or suspend the Plan by a resolution duly

adopted by it.  The Board of Directors of the Company may

delegate to any person or group or persons (including the

Administrative Committee) authority to amend or suspend the

Plan.  Any amendment or suspension of the Plan shall be

evidenced by a written instrument executed pursuant to such

Board resolution or the action of such delegate.  However, no amendment may provide for the use of any Plan assets other than for the exclusive benefit of Participants, Former Participants and Beneficiaries, or deprive them of any vested benefits or optional forms of benefit.  Without limiting the generality of the foregoing and notwithstanding any other Plan provision, the

Plan may be amended at any time to comply with ERISA, or to

maintain its exempt status under Sections 401(a) and 501(a) of the Code, regardless of whether any such amendment would change the relative benefits of any Participant, Former Participant or

Beneficiary under the Plan.

        9.2  Plan Termination.  The Company may terminate the
             ----------------
Plan at any time by execution of a written instrument delivered to the Administrative and Investment Committees and the Trustee.

The Plan will terminate automatically if the Company is

dissolved or liquidated or disposes of substantially all of its assets without provision for continuation of the Plan by a successor. Upon termination of the Plan, the Trustee will continue to hold the Trust Fund for distribution in accordance with Section 9.3.

        9.3  Distribution of Assets.  Upon termination of the
             ----------------------
Plan, or complete discontinuance of contributions, Participants'

proportionate interests in the Trust Fund become nonforfeitable.

Upon partial termination of the Plan, their nonforfeitable

rights are applicable only to the terminated portion of the

Plan.  Except as otherwise provided by ERISA, amounts due to

Former Participants, which were not previously paid under

Article 5, are paid first.  Then each Participant's

proportionate interest in the remaining assets of the Trust Fund is determined as of the Plan termination date in accordance with

Section 4.3.  The benefit thus determined, plus a proportionate share of any earnings or losses thereon, is then paid.  The

Company may provide for the payment of benefits under this

Section 9.3 either by continuing the Trust Fund in existence and making provision therefrom for benefit distributions in

accordance with the Plan, by immediate and full distribution of

Participants' Accounts from the Trust Fund, or by any

combination thereof.

        9.4  Affiliates.
             ----------
               9.4.1  Adoption by Affiliates.  Subject to the
                      ----------------------
Company's approval, an Affiliate may adopt and become a party to the Plan by resolution of its Board of Directors, effective as of the first day of the calendar month specified in the resolution. A certified copy of such resolution must be delivered to the Company, the Administrative Committee, the Plan

Administrator and the Trustee.

               9.4.2  Withdrawal by Affiliates.  An Employer may
                      ------------------------
withdraw from the Plan without the consent or approval of any of the other Employers.  An Employer will be deemed to have

withdrawn from the Plan if it loses its corporate or other legal existence by dissolution or merger or ceases to be an Affiliate.

If the withdrawing Employer's obligations are not assumed by one or more of the remaining Employers, then the Plan will be deemed to have been terminated with respect to the withdrawing

Employer.  Upon such a partial Plan termination, Participants or

Former Participants employed by the withdrawing Employer may no longer make contributions, and a distribution must be made to them as required by Section 9.3.  However, if a Participant

employed by a withdrawing Employer is immediately re-employed by another Employer, he may continue to be a Participant.

Notwithstanding the preceding, if the only reason for an

Employer's withdrawal is a cessation of its status as an

Affiliate, then no distribution shall be made to any affected

Participant in violation of Section 401(k) of the Code.

        9.5  Merger of Plan.  The Plan may not be merged or
             --------------
consolidated with, nor shall any assets or liabilities be

transferred to any other plan, unless the benefits payable to each Participant, Former Participant and Beneficiary, if the transferee plan were terminated immediately after such action, would be equal to or greater than the benefits to which he would have been entitled if the Plan had been terminated immediately before such action.



                           ARTICLE 10
                           ----------
                        TOP HEAVY RULES
                        ---------------
        10.1  Minimum Contributions.  For each Plan Year during
              ---------------------
which the Plan is a Top-Heavy Plan, the amount of Employer

Contributions allocated to the Account of each Non-Key Employee who has satisfied the eligibility requirements of Article 1, and who is still in the service of the Employer as of the last day of the Plan Year, must be an amount at least equal to the lesser of:

                    (i)  3% of the Non-Key Employee's Total

Compensation for the Plan Year, or

                   (ii)  a percentage equal to the highest

percentage of Total Compensation contributed by the Employer for any Key Employee.

        The foregoing Employer Contributions shall be allocated

regardless of whether the Non-Key Employee has completed 1,000

Hours of Service and whether or not the Non-Key Employee has elected to make an Employee Deferred Contribution or an Employee

After-Tax Contribution for the Plan Year.

        The amount the Employer is required to contribute for

each Non-Key Employee under this Section 10.1 will be reduced by the amount of any contribution it makes for the Plan Year on his behalf under the Plan (other than Employee Deferred

Contributions or Employee After-Tax Contributions) or under any other defined contribution plan it maintains; provided, however,

that such contributions must meet the nondiscrimination

requirements of Section 401(a)(4) of the Code, without regard to

Section 401(m) of the Code.  Contributions on behalf of a

Participant required under the Social Security Act shall not be taken into account under this Section.

        10.2  Coordination with Defined Benefit Plan.  In the
              --------------------------------------
event a defined benefit plan maintained by the Company or an

Affiliate provides benefits on behalf of Participants in this

Plan for any Plan Year as to which this Plan is a Top-Heavy

Plan, no further minimum contribution shall be provided under

Section 10.1 for such Plan Year if the contributions under this

Plan for such Plan Year equal 7-1/2% of Total Compensation of the Participant for such Plan Year.  Notwithstanding the

foregoing, the Employer Contributions allocated to a Non-Key

Employee's Account under Section 10.1 will be reduced by the amount of any Employer contribution made for the Plan Year on his behalf under the Plan or any other defined contribution plan maintained by the Company or an Affiliate.

        10.3  Adjustment to Maximum Benefits.  If the Plan is a
              ------------------------------
Top-Heavy Plan for any Plan Year, then the maximum benefit which can be provided under Section 4.5.2 shall be determined by

substituting "1.0" for "1.25" wherever it appears in Sections

12.23 and 12.24.  However, if the Plan is not a Super Top-Heavy

Plan for such Plan Year, then the preceding provision shall not apply provided that "4%" is substituted for "3%" in Section 10.1



                           ARTICLE 11
                           ----------
                         MISCELLANEOUS
                         -------------
        11.1  No Rights Implied.  Nothing in the Plan may be
              -----------------
deemed to give any Participant, Former Participant, Beneficiary or Alternate Payee an interest in any specific property of the

Plan or Trust Fund or any interest other than his right to

receive payment in accordance with Plan provisions.

        11.2  Assignment and Alienation.  Except as provided
              -------------------------
under a Qualified Domestic Relations Order, a Participant's,

Former Participant's or Beneficiary's interest in the Plan may not be assigned, transferred or otherwise alienated either by his voluntary or involuntary act, or by operation of law; nor shall it be subject to attachment, execution, garnishment,

sequestration or other seizure under any legal, equitable or other process.  If a Participant, Former Participant or

Beneficiary attempts to or does alienate, sell, transfer, pledge or otherwise encumber any amount to which he is or might become entitled, or if by reason of his bankruptcy or insolvency, or the issuance of any garnishment, writ of execution or other

court process, or other event happening at any time, any amount otherwise payable to him devolves upon anyone else or would not be enjoyed by him, the Administrative Committee, in its sole discretion, may, in the manner it deems proper, terminate his interest and hold or apply it for his benefit or the benefit of his Spouse, children or other dependents.

        11.3  Exclusive Benefit Rule.  The Plan and Trust are
              ----------------------
created for the exclusive benefit of Participants, Former

Participants and Beneficiaries.  Except as provided in Sections

3.5.5 and 4.5.4, at no time may any part of the corpus or income of the Trust Fund or of any segregated share of the assets of the Plan be used for or diverted to purposes other than for the exclusive benefit of such persons, and no part of the Plan or

Trust shall ever revert to the Company or any Employer.

        11.4  No Employment Contract.  The Plan may not be
              ----------------------
construed as creating an employment contract between the

Employer and any Employee.  The Employer has the same control over its Employees as through the Plan had never been executed.

        11.5  Incapacity.  If the Administrative Committee finds
              ----------
that any Participant, Former Participant or Beneficiary is

unable to care for his affairs due to illness or accident, then any payments due to him may be made to his duly appointed legal representative or, if there is no duly appointed representative in the Administrative Committee's discretion, to his child,

parent or Spouse or to any other person with whom he resides or who is charged with his care.  Any payments so made will be in complete discharge of liability under the Plan.  If a Spouse is legally incompetent to give Spousal Consent, the Spouse's duly appointed legal representative, including the Participant or

Former Participant, may give Spousal Consent.

        11.6  Construction.
              ------------
               11.6.1  Word Usage.  Except where otherwise
                       ----------
indicated by the context, masculine terminology includes the feminine and neuter, and vice versa, and the definition of any term in the singular also includes the plural, and vice versa.

The words "hereof," "herein," "hereunder," and other similar compounds of the work "here" refer to the entire Plan and not to any particular provision or section.  All references to Sections and Articles refer to Sections and Articles of the Plan, unless otherwise indicated.

               11.6.2  Calculation of Time.  In determining time
                       -------------------
periods within which an event or action is to take place for purposes of the Plan, no fraction of a day is considered.  If the time for performance of an act falls on a Saturday, Sunday,

holiday or other non-business day, the act may be performed on the next business day.

               11.6.3  Plan Qualification.  The Employer intends
                       ------------------
that the Plan will qualify as a stock bonus plan and a cash or deferred arrangement under ERISA and Sections 401(a), 401(k),

402, 412, 417 and 501(a) of the Code, and it shall be construed and interpreted in light of that intention.

               11.6.4  Headings.  The titles and headings of
                       --------
Articles and Sections are intended for ease of reference only and are not to be considered in construing or interpreting the

Plan.

        11.7  Governing Law.  The Plan is to be construed
              -------------
according to the laws of the State of California, where it is made and where it is to be enforced, except to the extent such laws have been superseded by ERISA.



                           ARTICLE 12
                           ----------
                          DEFINITIONS
                          -----------
        12.1  "Account" means a Participant's total combined
               -------
interest in the Plan, consisting of such Participant's Employee

Deferred Contributions, Employee After-Tax Contributions,

Employer Matching Contributions, Employer Non-Matching

Contributions and Rollover Contributions, maintained in

accordance with Section 4.1.

        12.2  "Actual Contribution Percentage" means the average
               ------------------------------
of the Contribution Percentages of a group of Participants.

        12.3  "Actual Deferral Percentage" means the average of
               --------------------------
the Deferral Percentages of a group of Participants.

        12.4  "Adjustment Factor" means the cost-of-living
               -----------------
adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for Plan Years beginning after

December 31, 1987, as applied to such items and in such manner as the Secretary provides.

        12.5  "Administrative Committee" means the
               ------------------------
administrative committee appointed by the Board of Directors under Section 7.1.1.

        12.6  "Affiliate" means an entity that is either (i)
               ---------
along with the Company, a member of a controlled group of

corporations (as defined in Section 414(b) of the Code), (ii) a trade or business, whether or not incorporated, under common control (as defined in Section 414(c) of the Code) with the

Company or (iii) a member, along with the Company, of an

"affiliated service group" (as defined in Section 414(m) of the

Code or regulations under Section 414(o) of the Code).

        12.7  "After-Tax Withdrawal" means a withdrawal of any
               --------------------
portion, up to and including 100%, of a Participant's Account attributable to Employee After-Tax Contributions.

        12.8  "Aggregation Group" means a group of plans
               -----------------
consisting of (i) all plans maintained by the Company or

Affiliates in which one or more Key Employees are participants,

whether or not such plans are terminated or are sponsored by a corporation, (ii) all other plans maintained by the Company or

Affiliates that enable any plan in which a Key Employee is a participant to comply with the coverage and nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code, and

(iii) all Company and Affiliate plans that the Company

designates as part of the Aggregation Group, provided the

resulting Aggregation Group meets the coverage and

nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code.

        12.9  "Alternate Payee" means an "alternate payee" as
               ---------------
defined in Section 414(p) of the Code.

        12.10  "Annual Addition" means, for purposes of Section
                ---------------
4.5, and for each Plan Year, the sum of the contributions listed below, made for the Plan Year under the Plan or any other

defined contribution plan maintained by the Employer or a

Related Employer, excluding Rollover Contributions or earnings allocable to Accounts:

                    (i)  the portion of the contribution (other

than a contribution made pursuant to a Participant's Deferred

Contribution Agreement) made by the Employer or Related

Employer; plus

                   (ii)  the amount, if any, contributed on the

Participant's behalf under his Deferred Contribution Agreement;

plus

                  (iii)  the amount of any forfeitures allocated

to the Participant's account;

                   (iv)  the amount, if any, of the

Participant's Employee After-Tax Contributions under the Plan,

or his voluntary or mandatory contribution made pursuant to an election under any other defined contribution plan, provided,

however, for Limitation Years prior to January 1, 1987, only the lesser of (A) the amount of the Participant's Employee Regular and Special Contributions in excess of 6% of his Total

Compensation or (B) one-half of his Employee Regular and Special

Contributions shall be taken into account as Annual Additions for that Limitation Year; plus

                    (v)  any contributions allocated to any

individual medical account (within the meaning of Section

415(l)(2) of the Code).

        12.11  "Annuity Starting Date" means the first day of
                ---------------------
the first period for which a benefit under the Plan is payable as an annuity and, in the case of a benefit not payable in the form of an annuity, the first day on which all events have

occurred entitling the Participant or Former Participant to such benefit.

        12.12  "Bayway" means the Bayway Refining Company and
                ------
any successor thereof which is either the Company or an

Affiliate of the Company.

        12.13  "Beneficiary" means the person or persons
                -----------
designated by a Participant or Former Participant under Section

5.7 to receive, upon the death of such Participant or Former

Participant, any remaining benefit under the Plan.  If, in

accordance with the terms of a Qualified Domestic Relations

Order, a portion of a Participant's Account is segregated for the benefit of an Alternate Payee, then, unless otherwise

provided in the Qualified Domestic Relations Order,

"Beneficiary" means the person or persons designated by the

Alternate Payee to receive the segregated portion of the

Participant's Account upon the Alternate Payee's death.  Such designation may be made, revoked or changed (without the consent of any previously designated Beneficiary) only by an instrument

(in a form acceptable to the Administrative Committee) signed by the Alternate Payee and filed with the Administrative Committee before the Alternate Payee's death.  In the absence of such a designation and at any time when there is no existing

Beneficiary designated by the Alternate Payee, the Alternate

Payee's Beneficiary will be his estate.

        12.14  "Board of Directors" means the Board of Directors
                ------------------
of the Company or any person empowered by the Company's

certificate of incorporation or by-laws or by resolution of the

Company's Board of Directors to exercise the powers of the

Company's Board of Directors with respect to the Plan.

        12.15  "Break in Service" means an Eligibility
                ----------------
Computation Period in which an Employee fails to complete at least 501 Hours of Service.

        12.16  "CILP Contributions" means contributions made to
                ------------------
the Trust Fund by an Employer in lieu of a pension pursuant to clause (i) of Section 3.5.3, or the predecessor provision of the

1986 Restatement.

        12.17  "Claimant" means a Participant, Former
                --------
Participant or Beneficiary who files a claim for benefits.

        12.18  "Code" means the Internal Revenue Code of 1986,
                ----
as it may be amended from time to time.

        12.19  "Collective Bargaining Agreement" means any
                -------------------------------
contract between an Employer and the representative of a

collective bargaining unit and shall include any letter or memorandum of understanding representing an agreement between such parties with respect to the Plan.

        12.20  "Company" means Tosco Corporation, a Nevada
                -------
corporation.

        12.21  "Company Stock" means the common stock of the
                -------------
Company.

        12.22  "Company Stock Fund" means the Investment Fund
                ------------------
maintained pursuant to Section 8.2.2.

       12.23  "Compensation" means, for the period with respect
               ------------
to which a payroll deduction is made, the sum of the base pay paid to a Participant by an Employer for each monthly period for services rendered to the Employer.  For purposes of this

definition, "base pay" shall mean (i) 173.33 times the hourly rate of pay with respect to hourly paid Employees, and (ii) base monthly salary with respect to all other Employees, and shall exclude any such salary or wages not paid due to the

Participant's receipt of benefits from any governmental

disability program; provided, however, that with respect to

shift Employees of Bayway who work 12-hour schedules and are members of a collective bargaining unit, the term "Compensation"

shall include base pay plus scheduled overtime pay and shift differential; and provided, further, that with respect to

Employees at the Company's Riverhead and Tosco Pipeline

facilities who regularly work less than 40 hours per week, and

Employees who are employed in a retail capacity, base pay shall mean the actual hours worked in any applicable month times the hourly rate of pay with respect to such Employees.

Notwithstanding the preceding, for the Plan Year beginning

January 1, 1993, the term "Compensation" shall not include any amounts in excess of $235,840, as adjusted by the Adjustment

Factor.  For purposes of computing Employee Contributions and

Employer Matching Contributions for Plan Years beginning prior to January 1, 1993, the Compensation taken into account in any payroll period is limited to an amount which, when annualized,

would not exceed $150,000.  Employer Non-Matching Contributions for Plan Years beginning in 1989 through 1993 shall be based on

Compensation that may not exceed $200,000, multiplied by the

Adjustment Factor.  For Plan Years beginning on or after January

1, 1994, the term "Compensation" shall not include any amounts in excess of $150,000, as adjusted for the cost-of-living

adjustment made under Section 415(d) of the Code for such Plan

Year, except that the base period for purposes of Section

415(d)(1)(A) of the Code shall be the calendar quarter beginning

October 1, 1993; provided, however, that if, for any Plan Year beginning after December 31, 1994, the excess (if any) of (i)

$150,000, increased by the cost-of-living adjustment for such

Plan Year, over (ii) the dollar amount in effect under this

sentence for such Plan Year, is equal to or greater than

$10,000, then the $150,000 amount (as previously adjusted) for the subsequent Plan Year shall be increased by the amount of such excess, rounded to the next lowest multiple of $10,000.  In determining Compensation subject to the dollar limitations, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the

Spouse of the Participant and any lineal descendants of the

Participant who have attained age 19 before the close of the

Plan Year.

        12.24  "Contribution Percentage" means the ratio of the
                -----------------------
sum of Employee After-Tax Contributions and Employer Matching

Contributions made on behalf of a Participant for a Plan Year to the Participant's Total Compensation for such Plan Year.

        12.25  "Contributory Participation" means the period,
                --------------------------
measured in months, during which (i) a Participant makes

Employee Deferred or After-Tax Contributions or (ii) he is an

Employee who is no longer eligible to contribute to the Plan under Section 1.2, but he has Contributory Participation that was credited to him before his eligibility ended, provided such period was not otherwise credited to him.

        12.26  "Deferral Percentage" means the ratio of Employee
                -------------------
Deferred Contributions authorized by a Participant for the Plan

Year to the Participant's Total Compensation for such Plan Year.

        12.27  "Deferred Contribution Agreement" means a written
                -------------------------------
arrangement in which a Participant agrees to reduce his

Compensation, and his Employer agrees to contribute the amount so reduced to the Plan as an Employee Deferred Contribution.

        12.28  "Defined Benefit Plan Fraction" means, with
                -----------------------------
respect to a defined benefit pension plan for any Limitation

Year, a fraction:

                    (i)  whose numerator is the Participant's

projected annual benefit under such defined benefit pension plan

(determined as of the close of such Limitation Year); and

                   (ii)  whose denominator is the lesser of (A)

the product of 1.25 times $90,000, multiplied by the Adjustment

Factor; provided, however, that such adjusted dollar limit will not become effective for purposes of the Plan for Limitation

Years ending before the January 1st of the calendar year for which such adjustment is announced, or (B) the product of 1.4 times 100% of the Participant's average Total Compensation for the three consecutive years of participation in such defined benefit pension plan during which he received the greatest

aggregate Total Compensation from the Employer.  If a

Participant was a participant as of the first day of the first

Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer or Related

Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had

accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986.  The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 for all Limitation Years beginning before January 1, 1987.

        12.29  "Defined Contribution Plan Fraction" means, for
                ----------------------------------
any Limitation Year, a fraction:

                    (i)  whose numerator is the sum of the

Annual Additions credited to the Participant's Account under the

Plan and to his accounts under all other defined contribution plans maintained by the Employer or a Related Employer in such

Limitation Year and for all prior Limitation Years; and

                   (ii)  whose denominator is the sum of the

lesser of the following amounts determined for such Limitation

Year and for each prior Limitation Year:  (A) the product of

1.25 times the dollar limitation under Section 415(c)(1) of the

Code, as in effect for such Limitation Year, or (B) the product of 1.4 times 25% of the Participant's Total Compensation for such year.

        If a Participant was a participant as of the end of the

first day of the first Limitation Year beginning after December

31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6, 1986, the

numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed

1.0 under the terms of the Plan.  Under the adjustment, an

amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction,

will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986,

but using the limitation under section 415 of the Code

applicable to the first Limitation Year beginning on January 1,

1987.

        The Annual Addition for any Limitation Year beginning

before January 1, 1987, shall not be recomputed to treat all

Employee Contributions as annual additions.

        12.30  "Determination Date" means the last day of the
                ------------------
preceding Plan Year.

        12.31  "Eligibility Computation Period" means the 12
                ------------------------------
consecutive month period beginning with an Employee's Employment

Commencement Date, provided, that in the event the Employee

fails to complete 1,000 Hours of Service during such period, the

Eligibility Computation Period for such Employee shall mean the

Plan Year which includes the first anniversary of his Employment

Commencement Date, and, where additional Eligibility Computation

Periods are necessary as to such Employee, succeeding Plan

Years.

        12.32  "Employee" means a person on the payroll of the
                --------
Company or an Affiliate whose wages are subject to withholding for federal income tax purposes and any Leased Employee deemed to be an Employee as provided in Sections 414(n) or (o) of the

Code.

        12.33  "Employee After-Tax Contributions" means
                --------------------------------
contributions made to the Trust Fund on or after January 1, 1993 under Section 3.2 and Employee Regular Contributions and

Employee Special Contributions made prior to January 1, 1993.

        12.34  "Employee Contributions" means the sum of all
                ----------------------
Employee Deferred and After-Tax Contributions.

        12.35  "Employee Deferred Contributions" means
                -------------------------------
contributions to the Trust Fund under Section 3.1 or the

predecessor provision of the 1986 Restatement, representing the

Compensation a Participant elected to defer or forego pursuant to a Deferred Contribution Agreement.

        12.36  "Employee Regular Contributions" means employee
                ------------------------------
regular contributions to the Trust Fund made pursuant to the terms of the Plan as in effect prior to January 1, 1993.

        12.37  "Employee Special Contributions" means employee
                ------------------------------
contributions to the Trust Fund made pursuant to the terms of the Plan as in effect prior to January 1, 1993, in excess of the maximum employee deferred or regular contributions permitted under the Plan as then in effect.

        12.38  "Employer" means the Company, Bayway (effective
                --------
as of April 8, 1993) and any other Affiliate that has adopted the Plan and not withdrawn under Section 9.4.

        12.39  "Employer Contributions" means the sum of all
                ----------------------
Employer Matching and Non-Matching Contributions.

        12.40  "Employer Matching Contributions" means
                -------------------------------
contributions made to the Trust Fund by an Employer under

Section 3.5.2 or the predecessor provision of the 1986

Restatement.

        12.41  "Employer Non-Matching Contributions" means
                -----------------------------------
contributions made to the Trust Fund by an Employer under

Section 3.5.3 or the predecessor provision of the 1986

Restatement, including CILP Contributions.

        12.42  "Employment Commencement Date" means the date an
                ----------------------------
Employee first performs an Hour of Service as an Employee,

except as otherwise provided in Section 2.2.2 with respect to a

Year of Severance or Section 2.3 with respect to a Break in

Service.

        12.43  "Entry Date" means the first day of January and
                ----------
the first day of the applicable payroll period commencing each month, as the case may be.

        12.44  "ERISA" means the Employee Retirement Income
                -----
Security Act of 1974, as it may be amended from time to time.

        12.45  "Family Member" means the Spouse, lineal
                -------------
ascendants or descendants and the spouses of such lineal

ascendants or descendants of an Employee or former Employee.

        12.46  "Five Percent Owner"  has the meaning set forth
                ------------------
below:

                    (i)  if the Employer is a corporation, any

person who owns, or is considered to own under Section 318 of the Code, as modified by Section 416, more than 5% of the

outstanding stock of the Employer or more than 5% of the total combined voting power of all of the stock of the Employer; or

                   (ii)  if an Employer is not a corporation,

any person who owns, or is considered to own under Section 416 of the Code, more than 5% of the capital or profits interest in the Employer.  The aggregation rules of Subsections (b), (c) and

(m) of Section 414 of the Code do not apply for purposes of

determining who is a Five Percent Owner.

        12.47  "Former Participant" means a person who has
                ------------------
ceased to be a Participant but who is entitled to immediate or deferred benefits under the Plan.

        12.48  "Hardship" means an immediate and heavy financial
                --------
need of a Participant, determined in a uniform and nondiscrimina-

tory manner by the Administrative Committee on the basis of all relevant facts and circumstances and information supplied by the

Participant.

        12.49  "Hardship Withdrawal" means, with respect to Plan
                -------------------
Years beginning after December 31, 1988, a withdrawal of any portion, up to and including 100%, of a Participant's Account attributable to Employee Deferred Contributions (excluding any earnings credited thereon after December 31, 1988), made only after the Participant establishes, to the satisfaction of the

Administrative Committee, that he has incurred a Hardship, and that the amount to be withdrawn will not exceed the amount

required to meet the Hardship.

        12.50  "Highly Compensated Employee" means, effective
                ---------------------------
January 1, 1987, an Employee of the Company or an Affiliate who,

during the Plan Year or the preceding Plan Year,

                    (i)  was at any time a Five Percent Owner;

                   (ii)  received Total Compensation in excess

of $75,000, multiplied by the Adjustment Factor;

                  (iii)  received Total Compensation in excess

of $50,000, multiplied by the Adjustment Factor, and his Total

Compensation exceeded the Total Compensation received by at

least 80% of the remaining Employees of the Company and its

Affiliates during the same Plan Year; or

                   (iv)  was an officer and his Total

Compensation either exceeded the Total Compensation of all other

Officers of the Company and its Affiliates or exceeded 50% of the dollar limit in Section 415(b)(1)(A) of the Code, as

adjusted for increases in the cost of living.  Notwithstanding the preceding, with respect to any Plan Year beginning on or after January 1, 1991, the determination of the group of Highly

Compensated Employees shall be made in accordance with the

calendar year calculation election contained in the regulations promulgated under Section 414(q) of the Code, and such group of

Highly Compensated Employees shall consist of each employee who,

solely during the Plan Year for which the determination is being made, is described in clauses (i), (ii), (iii) or (iv) of this

Section 12.50.

        For purposes of this Section 12.50, Total Compensation

includes salary deferrals under Sections 125, 402(e)(3) and

402(h)(1)(B) of the Code.  If an Employee is a Five Percent

Owner or one of the 10 Employees of the Company and its

Affiliates with the highest Total Compensation and any Family

Member is an Employee of the Company or an Affiliate, then such

Family Member is not treated as an Employee of the Company or the Affiliate, and any Total Compensation paid to such person and any benefits allocated to such person will be treated as if paid or allocated to the Highly Compensated Employee.  In

determining whether an Employee is a Highly Compensated Employee for purposes of this Section 12.50, any Employee who is a Highly

Compensated Employee during the current Plan Year under

Subsections (ii), (iii) or (iv), but was not a Highly

Compensated Employee during the immediately preceding Plan Year

(without regard to this sentence) is not treated as a Highly

Compensated Employee unless he is one of the 100 Employees of the Company and its Affiliates with the highest Total

Compensation of the current Plan Year.  Notwithstanding the

preceding, an Employee is not taken into account for purposes of this Section 12.50 if he has completed a Period of Service of less than six months, is normally credited with less than 17-1/2

Hours of Service per week, normally works less than six months during the year, has not reached age 21, is not eligible to

participate in the Plan under Section 1.2 or would not be

eligible to participate in the Plan under Section 1.2 if he was employed by an Employer.  A former Employee of the Company or an

Affiliate who was a Highly Compensated Employee when he

separated from service or at any time after he reached age 55 will continue to be treated as a Highly Compensated Employee under the Plan.

        12.51  "Hour of Service" means an hour for which an
                ---------------
Employee is directly or indirectly paid, or entitled to payment,

by the Employer, for the performance of duties.  Hours of

Service include each hour for which back pay has either been awarded or agreed to by the Employer, irrespective of mitigation of damages.  Such hours are credited to the Employee for the computation periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.  Hours of Service also include each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons (such as vacation,

sickness or temporary disability) other than for the performance of duties during the applicable computation period; provided,

however, that an employee shall not be credited with Hours of

Service on account of (i) payments made or due under a plan

maintained solely for the purpose of complying with applicable workmen's compensation or unemployment compensation or

disability insurance law, or (ii) payments which solely

reimburse an Employee for medical or medically related expenses incurred by him.  For purposes of eligibility to participate in the Plan pursuant to Section 1.1, in determining Hours of

Service for any Employee whose Employment Commencement Date is after December 31, 1994, the following rules shall apply:

                     (i) an Employee shall not be credited with

more than 501 Hours of Service on account of any single

continuous period during which he performs no duties (whether or not such period occurs in a single Eligibility Computation

Period);

                    (ii) the number of Hours of Service to be

credited to an Employee for any period during which he performs no duties shall be determined in accordance with Department of

Labor Regulations 29 CFR Sections 2530.200b-2(b) and 2530.200b-

2(c);          (iii) an Employee shall be deemed to have

performed 45 Hours of Service per week while engaged in the

Armed Forces of the United States, provided the Employee is

discharged from such service under conditions that, as a matter of law, entitle him to reemployment rights and such Employee does, in fact, resume his status as an Employee within such

period as he has reemployment rights; and

                   (iv) with respect to an Employee whose

Compensation is not determined on the basis of certain amounts for each hour worked during a given period, the Employee shall be credited with 45 Hours of Service for each week for which the

Employee would be credited with at least one Hour of Service on account of the performance of duties.

        12.52  "Investment Committee" means the investment
                --------------------
committee appointed by the Board of Directors under Section

7.1.1.

        12.53  "Investment Fund" means the various investment
                ---------------
vehicles that the Investment Committee causes to be maintained in the Trust Fund in accordance with Section 8.2, in which a

Participant can elect to invest his Account.

        12.54  "Investment Manager" means a person who satisfies
                ------------------
the requirements of Section 3(38) of ERISA and who is appointed by the Investment Committee to manage, acquire and dispose of assets of the Trust Fund or a portion of the Trust Fund, to the extent specified in such appointment.

        12.55  "Key Employee" means an individual who is, or
                ------------
was, at any time during the five year period ending with the

Determination Date:

                    (i)  an Officer and Employee whose Total

Compensation exceeds 50% of the dollar limit in Section

415(b)(1)(A) of the Code, as adjusted for increases in the cost of living;

                   (ii)  a Top Ten Owner and Employee who has at

least a 0.5% ownership interest in the Employer, and whose Total

Compensation exceeds the dollar limit in Section 415(c)(1)(A) of the Code, as adjusted for increases in the cost of living;

                  (iii)  a Five Percent Owner;

                   (iv)  a One Percent Owner and Employee whose

Total Compensation exceeds $150,000; or

                    (v)  the Beneficiary of any individual

specified in Subsections (i) through (iv).

For purposes of this Section 12.47, Total Compensation includes salary deferrals under Sections 125, 402(e)(3) and 402(h)(1)(B)

of the Code.

        12.56  "Leased Employees" has two alternative meanings.
                ----------------
If leased employees (as defined in Section 414(n)(2) of the

Code) constitute more than 20% of the non-highly compensated work force (as defined in Section 414(n)(5)(C)(ii) of the Code)

of the Company and its Affiliates, then the term "Leased

Employees" means all such leased employees.  If, however, such leased employees constitute 20% or less of such non-highly

compensated work force, then the term "Leased Employees" means only those of such leased employees who are not covered by a plan described in Section 414(n)(5) of the Code.

        12.57  "Limitation Year" means the Plan Year.
                ---------------
        12.58  "Non-Key Employee" means an Employee who is not a
                ----------------
Key Employee.

        12.59  "Normal Retirement Date" means the later of a
                ----------------------
Participant's or Former Participant's 65th birthday or the fifth anniversary of his participation in the Plan.

        12.60  "Officer" means an individual who is an executive
                -------
in the regular and continued service of the Company or an

Affiliate.  Notwithstanding the preceding, the number of

Officers may not exceed:

                    (i)  three, if the number of Employees of

the Company and its Affiliates does not exceed 30;

                   (ii)  10% of the number of Employees of the

Company and its Affiliates, if the number of Employees of the

Company and its Affiliates is more than 30 but less than 500;

and

                  (iii)  50, if the number of Employees of the

Company and its Affiliates is 500 or more.

        If the number of Officers exceeds the limits set forth

in this Section 12.60, then the Officers with the highest annual

Total Compensation (provided, however, that in calculating such

Total Compensation, salary deferrals under Sections 125,

402(e)(3) and 402(h)(1)(B) of the Code are disregarded) among all Officers during the "applicable period" are considered

Officers for purposes of the Plan.  For purposes of this Section

12.60, the "applicable period" means, with respect to the

definition of Highly Compensated Employee, the Plan Year and the

immediately preceding Plan Year, and with respect to Article 10,

the five year period ending with the Determination Date.

        12.61  "One Percent Owner" has the same meaning as Five
                -----------------
Percent Owner, except that "1%" is substituted for "5%" wherever the latter percentage appears in the definition of Five Percent

Owner.

        12.62  "Participant" means an Employee who has met the
                -----------
requirements for participation in, and has signified his

acceptance of, the Plan under Article 1.

        12.63  "Period of Service" means a period of service
                -----------------
performed for the Company or an Affiliate by an Employee beginning on the Employee's Employment Commencement Date and ending on his Severance from Service Date.

        12.64  "Period of Severance" means the period beginning
                -------------------
on an Employee's Severance From Service Date and ending on the date he again performs an Hour of Service.

        12.65  "Phillips Stock Fund" means an Investment Fund
                -------------------
whose assets are invested and reinvested in common stock issued by Phillips Petroleum Company.

        12.66  "Plan" means the Tosco Corporation Capital
                ----
Accumulation Plan, as embodied herein and as it may be amended from time to time.

        12.67  "Plan Administrator" means the person, group of
                ------------------
persons, firm or corporation serving as plan administrator under

Section 7.2.

        12.68  "Plan Quarter" means the three month period
                ------------
ending on March 31st, June 30th, September 30th or December

31st, as the case may be.

        12.69  "Plan Year" means the 12 month period beginning
                ---------
January 1 and ending the following December 31.

        12.70  "Preretirement Survivor Annuity" means a life
                ------------------------------
annuity under a commercial annuity contract purchased by the

Trustee, at the direction of the Administrative Committee, with the proceeds of the Account balance of a Participant or Former

Participant who died before his Annuity Starting Date, which annuity is delivered to the surviving Spouse.

        12.71  "Qualified Domestic Relations Order" means a
                ----------------------------------
domestic relations order that meets the requirements of Section

414(p) of the Code.

        12.72  "Qualified Joint and Survivor Annuity" means a
                ------------------------------------
commercial annuity payable for the life of a Participant or

Former Participant with a survivor annuity for the life of the surviving Spouse equal to one-half of the annuity payable for the Participant or Former Participant's life.  It is purchased by the Trustee, at the direction of the Administrative

Committee, with the proceeds of the Participant's or Former

Participant's Account balance, and then delivered to him.

        12.73  "Related Employer" means any other entity that is
                ----------------
either (i) along with an Employer, a member of a controlled

group of corporations (as defined in Section 414(b) of the Code,

as modified by Section 415 (h) of the Code), or (ii) a trade or business, whether or not incorporated, under common control (as defined in Section 414(c) of the Code, as modified by Section

415(h) of the Code) with an Employer, or (iii) an employer that forms, along with an Employer, an "affiliated service group" (as defined in Section 414(m) of the Code or regulations under

Section 414(o) of the Code).

        12.74  "Rollover Contribution" means a contribution
                ---------------------
which meets the requirements of clause (i) below, but which does not include any voluntary or mandatory employee contributions to a retirement plan or annuity plan described in clause (i),

unless they were transferred to the Plan under clause (ii):

                    (i)  such contribution represents any

distribution of all or any portion of the balance to the credit of an Employee in a retirement plan qualified under Section

401(a) of the Code, an annuity under a plan described in Section

403(a) of the Code or an individual retirement account (as

described in Section 408 of the Code), created solely to receive a Rollover Contribution from an employees' trust described in

Section 401(a) of the Code which is exempt under Section 501(a)

thereof or an annuity plan described in Section 403(a) of the

Code, except that a Rollover Contribution does not include:

                                   (A)  any distribution that is

                    one of a series of substantially equally

                    periodic payments (not less frequently than

                    annually) made for the life (or life

                    expectancy) of an Employee or the joint

                    lives (or joint life expectancies) of the

                    Employee and the Employee's designated

                    Beneficiary, or for a specified period of

                    ten years or more; and

                                   (B)  any distribution to the

                    extent such distribution is required under

                    Section 401(a)(9) of the Code; or

                  (ii)  such contribution represents a direct

plan-to-plan transfer to the Trustee (other than a direct

rollover) from a retirement plan or an annuity plan described in clause (i), of all or a portion of the benefit to which the

Participant or Former Participant was entitled under such

transferor plan.

        12.75  "Severance From Service Date" means the earlier
                ---------------------------
of:

                    (i)  the date the Employee quits, retires,

is discharged or dies; or

                   (ii)  the later of:

                         (A)  the first anniversary of the first

               date of a period during which the Employee

               remains continuously absent from service with the

               Employer if his absence from service is on

               account of an authorized leave of absence (with

               or without pay), including military leave,

               vacation, holiday, sickness, disability or

               layoff; or

                         (B)  the second anniversary of the

               first date of a period of continuous absence from

               service with the Employer, for reason of (1) the

               pregnancy of the Employee, (2) the birth of the

               Employee's child, (3) the placement of a child

               with the Employee in connection with the adoption

               of such child by the Employee or (4) caring for

               such child for a period beginning immediately

               following such birth or placement.

        Notwithstanding clause (ii), if an Employee is

continuously absent from service with the Employer for more than one year for a reason described in subclause (B), the period between the first and second anniversaries of the Employee's first date of absence shall not be treated as a Year of Service for any purpose under the Plan and no Contributory Participation shall be credited to such Employee for such period.  In the case of a person on an authorized military leave who returns to the employ of the Company or an Affiliate immediately upon

expiration of the period during which his rights as a veteran are protected, the period specified in clause (i) will be

extended until the date his authorized leave of absence ends.

        12.76  "Spousal Consent" means the written consent of a
                ---------------
Participant's Spouse to an election, designation of a Bene-

ficiary other than the Spouse, or withdrawal, as the case may be, that acknowledges the effect of such consent and is

witnessed by a Plan representative or a notary public; provided,

that a Spousal Consent is only effective with respect to the

Spouse who gave it.

        12.77  "Spouse" means the person to whom a Participant
                ------
or Former Participant is married at the specified time.  A

former spouse is considered as a "Spouse" to the extent required under a Qualified Domestic Relations Order.

        12.78  "Super Top-Heavy Plan" has the same meaning as
                --------------------
"Top-Heavy Plan" except that "90%" is substituted for "60%"

wherever the latter percentage appears in the definition of "Top-

Heavy Plan."

        12.79  "Top-Heavy Plan" means the Plan, if when computed
                --------------
as of the Determination Date and in accordance with Section 416 of the Code, it either:

                    (i)  is not part of an Aggregation Group and

the value of the Accounts of the Key Employees participating in the Plan exceeds 60% of the aggregate value of the Account of all Participants, or

                   (ii)  it is part of an Aggregation Group and

the value of the accounts and the present value of the accrued benefits of the Key Employees participating in the Aggregation

Group exceeds 60% of the value of the Accounts and the present value of the accrued benefits of all Participants in the

Aggregation Group.

        For purposes of this definition, the Account balances or

accrued benefits of a Participant or Former Participant do not include any tax-free rollover (as described in Section

402(a)(5)(A) or 408(d)(3) of the Code) or plan-to-plan transfer that is either:

                    (x)  made, but not at the Participant's or

Former Participant's initiation, from the Plan (or, if

applicable, from any plan that is part of the Aggregation Group)

to another employee benefit plan maintained by the Company; or

                    (y)  made, at the Participant's or Former

Participant's initiation, to the Plan (or, if applicable, to any plan that is part of the Aggregation Group) from an employee benefit plan not maintained by the Company or a Related

Employer.

        For purposes of this definition, the Account balance or

accrued benefit of a Participant or Former Participant includes any distribution from the Plan (or, if applicable, from any plan that is part of the Aggregation Group) made to him or his

Beneficiary during the Plan Year ending with the Determination

Date and any of the next four preceding Plan Years.  Solely for purposes of determining if the Plan, or any other plan included in a required Aggregation Group with the Plan, is a Top-Heavy

Plan, the accrued benefit of a Non-Key Employee is determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and its

Affiliates, or if there is no such method, as if such benefit accrued not more rapidly than the shortest accrual rate

permitted under the fractional accrual rate in Section

411(b)(1)(C) of the Code.

        For purposes of this definition, the accrued benefit of

an individual who has not performed any service for the Company at any time during the five year period ending on the

Determination Date, is excluded from the calculation to

determine whether the Plan is a Top-Heavy Plan.

        12.80  "Top Ten Owner" means one of the ten Employees
                -------------
owning, or considered to own under Section 318 of the Code, the largest interest in the Company.  For purposes of this

definition, if two Employees have the same ownership interest in the Company, the one with the greater Total Compensation is considered to own the larger interest.

        12.81  "Total Compensation" means an Employee's wages,
                ------------------
salary, fees for professional services, and other amounts

received for personal services actually rendered in the course of employment with the Employer or Related Employer, including,

but not limited to commissions paid to salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips and bonuses.  However, Total

Compensation does not include:

                    (i)  contributions by the Employer or

Related Employer to the Plan or any other deferred compensation plan (other than contributions under Section 3.1) to the extent that, before the application of Section 415 of the Code, such contributions are not includible in the Participant's gross

income for the taxable year in which contributed;

                   (ii)  contributions by the Employer or

Related Employer to a Simplified Employee Pension under Section

408(k) of the Code, to the extent such contributions are

deductible by the Participant under Section 219 of the Code;

                  (iii)  amounts realized on the exercise of a

non-qualified or incentive stock option;

                   (iv)  amounts realized when restricted stock

or property held by a Participant either becomes freely trans-

ferable or is no longer subject to a substantial risk of

forfeiture;

                    (v)  amounts realized from the sale,

exchange or other disposition of stock acquired under an

incentive stock option;

                   (vi)  amounts that receive special tax

benefits, such as premiums for group term life insurance, to the extent not includible in the Participant's gross income for

federal income tax purposes; or

                  (vii)  for purposes of Section 4.6, amounts in

excess of $200,000, multiplied by the Adjustment Factor and,

effective as of January 1, 1994, amounts in excess of $150,000,

as adjusted in accordance with Section 401(a)(17) of the Code.

        12.82  "Total Withdrawal" means a withdrawal of 100% of
                ----------------
a Participant's Account attributable to Employer Matching Con-

tributions that have been credited to his Account for at least

24 months, and Employee After-Tax Contributions, including any earnings thereon.

        12.83  "Trust" means the trust agreement entered into by
                -----
and between the Investment Committee and the Trustee, as it may be amended from time to time.

        12.84  "Trust Fund" means the assets held by the Trustee
                ----------
for the benefit of Participants, Former Participants and

Beneficiaries.

        12.85  "Trustee" means the trustee or trustees appointed
                -------
by the Investment Committee to hold the assets of the Plan under

Section 8.1 and the Trust, including any successor trustees the

Investment Committee may appoint.

        12.86  "Year of Service" means, with respect to any
                ---------------
Employee whose Employment Commencement Date is prior to January

1, 1995, a one year Period of Service beginning on the

Employee's Employment Commencement Date.

        12.87  "Year of Severance" means the 12 consecutive
                -----------------
month period beginning on an Employee's or Former Employee's

Severance From Service Date and during which he does not perform an Hour of Service as an Employee.

        12.88  "Valuation Date" means the last day of each
                --------------
calendar month and any business day selected by the Trustee for valuing an Investment Fund, except that for purposes of Article

10, "Valuation Date" is December 31st.

                           APPENDIX I

                SPECIAL PROVISIONS RELATING TO
             THE MERGER WITH THE TOSCO CORPORATION
          EMPLOYEE STOCK OWNERSHIP PLAN AND THE TOSCO
      CORPORATION TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
      ----------------------------------------------------
        1. The Tosco Corporation Employee Stock Ownership Plan (the "ESOP") and the Tosco Corporation Tax Credit Employee Stock Ownership Plan (the "TCESOP") shall be merged into, and be continued as part of, the Tosco Corporation Capital Accumulation Plan (the "Plan"), effective as of July 30, 1993.

        2. Immediately following the merger, all assets of the ESOP and TCESOP shall be combined to form an Investment Fund which shall be known as the "Tosco Common Stock Fund". Participants in the ESOP and TCESOP (each such person being referred to as an "ESOP Participant" and "TCESOP Participant", respectively, for purposes of this Appendix I) will then have allocated to their respective Accounts a number of shares of the Tosco Common Stock Fund having a value at least equal to the value of the assets held in their respective ESOP and TCESOP accounts immediately prior to the merger.

        3. As of the date of the merger, the sum of the account balances in the ESOP and TCESOP and the Plan immediately prior to the Merger shall be equal to the fair market value (determined as of the date of the merger) of the entire assets of the Plan immediately following the merger.

        4. No Participant may elect to convert any portion of his Plan Account to the Tosco Common Stock Fund, nor may any Participant elect to allocate any Employee Contributions or Employer Contributions to the Tosco Common Stock Fund. An ESOP Participant or TCESOP Participant may elect to transfer amounts invested in the Tosco Common Stock Fund to another Investment Fund, subject to the terms and conditions of the Plan.

        5. Company Stock held under the Plan shall be voted by the Trustee. Each Participant holding in his Account any shares of the Tosco Common Stock Fund may direct the Trustee to vote the pro-rata portion of the number of shares of Company Stock held in the Tosco Common Stock Fund allocable to his Account. This pro-rata portion shall be determined by dividing the number of shares of Company Stock held in the Tosco Common Stock Fund by the number of outstanding shares of the Tosco Common Stock Fund, then multiplying the result by the number of shares of the Tosco Common Stock Fund allocable to the Participant's Account. Before each annual or special meeting of its stockholders, the Company shall cause to be sent to each such Participant on the record date of such meeting, a copy of its proxy solicitation materials, together with a form requesting instructions to the Trustee on how to vote the allocable shares of Company Stock (including fractional shares). Upon receipt of such instructions, the Trustee shall vote the shares as instructed. Shares of Company Stock for which no instructions are received shall be voted, for or against, by the Trustee in the same proportion as the shares for which the Trustee has received instructions from the Participants. Participants shall be the named fiduciaries under ERISA for voting purposes with respect to the shares of Company Stock held in the Tosco Common Stock Fund and allocated to their Accounts.

        6. Any dividends paid on Company Stock held in the Tosco Common Stock Fund may in the sole discretion of the Trustee be retained as cash or a cash equivalent, or be reinvested in Company Stock, which shall be purchased by the Trustee at fair market value at the time of purchase.

        7.     This Section 7 of Appendix I, which reflects the
ESOP diversification requirements under Section 401(a)(28) of the Code, shall be effective as of January 1, 1992 and shall expire on July 30, 1993.

              (a)  For purposes of this Section 7 of Appendix
        I, the following definitions shall apply:

                         (1)  "Qualified Participant" shall mean
               an ESOP Participant who had attained age 55 and who had completed at least 10 years of active participation in the ESOP; and

                         (2)  "Qualified Election Period" shall
               mean the period beginning with the date on which the Participant first becomes a Qualified Participant and ending with the date of the Participant's retirement or termination of employment for any other reason.

              (b)  Each Qualified Participant, during the
        Qualified Election Period, shall be permitted to direct the ESOP to transfer all or a portion of the Participant's Account to the Plan. Such transfer shall be made in cash no later than 90 days after the end of the month during which the Participant's direction is provided to the Committee under the ESOP.

              (c)  The Participant's direction shall be
        provided to the Committee under the ESOP in writing and shall specify, in whole percentages, the portion of the Participant's Account to which the direction applies. In the event that a Participant specifies that less than 100% of his Account is to be transferred, the

        Participant's direction shall not apply to any fractional share resulting from such specification.

              (d) For purposes of the prohibition against the sale of Company Stock provided in Section 7.2 of the ESOP, any transfer made in accordance with this Section 7 of Appendix I shall be deemed to be a distribution made under Section 8.1 of the ESOP.

        8. Notwithstanding any other provision of this Plan to the contrary, in addition to such payment options as are available under this Plan, any ESOP Participant or TCESOP Participant shall be entitled to elect any respective payment options which were available under the ESOP or TCESOP as in effect on the date of the merger.

        9. Company Stock which had been acquired with proceeds of an exempt loan as provided in Section 7.3 of the ESOP shall not be subject to a put, call or other option or to a buy-sell or similar arrangement while held in the Trust or when distributed from the Plan. This restriction shall not be terminable.

        10. Defined terms used in this Appendix I shall have the same meaning as used in the Plan.

                          APPENDIX II

                SPECIAL PROVISIONS RELATING TO
                   CERTAIN EMPLOYEES FORMERLY
           EMPLOYED BY CERTAIN PREDECESSOR EMPLOYERS
           -----------------------------------------

                         1.   The provisions of this Appendix II
                    shall apply to each Employee of an Employer who was an employee of the following predecessor employers (each a "Predecessor Employer") and who, within six months before or after the acquisition by the Employer from the Predecessor Employer of certain assets and business of the Predecessor Employer comprising the business set forth opposite the Predecessor Employer's name, became an Employee of an Employer:

Predecessor Employer     Acquired Business        Acquisition Date
--------------------     -----------------        ----------------
Northville Industries    Riverhead Terminal       6/26/92
 Corp.                   Tosco Pipeline
                           Facilities             10/1/93

Exxon Corporation        Bayway Refining
                           Company                4/8/93

                         Arizona Marketing
                           Facilities             12/16/94

BP America, Inc.         Refining/Marketing
                           Operations in:
                           Washington and
                           Oregon;                12/28/93
                           California             8/18/94


                              Such persons shall hereinafter be
                    referred to as "Covered Employees" for
                    purposes of this Appendix II.

                         2.   Each Covered Employee who
                    completed one Year of Service (or one
                    Eligibility Computation Period in which
                    1,000 Hours of Service were completed, if applicable) as of the first payroll period beginning on or immediately after the date the Employee became a Covered Employee shall be eligible to participate in the Plan on the Entry Date coincident with or next following the first day of such payroll period, in accordance with and subject to all of the terms, conditions and provisions of the Plan.

                         3.   Any Covered Employee not referred
                    to in Section 2 of this Appendix II shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article 1 of the Plan.

                         4.   For the purpose of determining the
                    eligibility of any Covered Employee to
                    become a Participant under the Plan pursuant to Section 2 or Section 3 of this Appendix II, the Years of Service (or Eligibility Computation Period, if applicable) of each such Covered Employee shall be deemed to have commenced on the first day of his most recent period of continuous service with the Predecessor Employer.

                         5.   For the purpose of determining the
                    amount of the Employer Matching Contribution payable on behalf of each Participant who is a Covered Employee, the months of Contributory Participation of each such Participant shall be deemed to include his months of service with the Predecessor Employer.

                         6.   Defined terms used in this
                    Appendix II shall have the same meaning as the identical defined terms as used in the Tosco Corporation Capital Accumulation Plan.

                          APPENDIX III

    SPECIAL PROVISIONS RELATING TO CERTAIN EMPLOYEES FORMERLY
       EMPLOYED BY EXXON CORPORATION WHO HAVE TRANSFERRED
        THEIR ACCOUNT BALANCES FROM THE EXXON CORPORATION
               SAVINGS AND INVESTMENT PROGRAM TO THE PLAN
    ---------------------------------------------------------

               1. The provisions of this Appendix III shall apply to each Employee who was a participant in the Exxon Corporation Savings and Investment Program (the "Exxon Plan") and who transferred his account from the Exxon Plan to the Plan in a plan-to-plan transfer (other than as a direct rollover) and are intended to comply with Section 411(d)(6) of the Code and the regulations promulgated thereunder. Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix III.

               2. For purposes of Section 6.3.1 of the Plan, a Covered Employee may not make an After-Tax
               Withdrawal during the six-month period following an After-Tax Withdrawal. This provision shall not apply on or after January 1, 1996.

               3. Notwithstanding any other Plan provision, a Covered Employee may make an After-Tax Withdrawal with respect to gains on equity securities in his account. This provision shall not apply on or after January 1, 1996, provided that such expiration of this provision shall be conditioned on the Company's receipt of a determination by the Internal Revenue Service (in a form satisfactory to counsel for the Company) that the expiration of the provisions of this Section 3 of Appendix III does not adversely affect the qualification of the Plan and its related trust under Sections 401(a) and 501(a) of the Code. In the event that the Internal Revenue Service does not issue such a determination, this provision shall remain in effect and shall not expire on January 1, 1996.

               4. Notwithstanding any other Plan provision, any Covered Employee entitled to receive a distribution pursuant to Article 5 of the Plan who elects a lump sum payment under Section 5.5 may elect to receive his benefit, in whole or in part, in the form of whole shares of common stock of Exxon Corporation, with the value of any fractional shares paid in cash. The election under this Section 4 of this Appendix III may be made without regard to the Investment Funds in which the Covered Employee's Account is invested. This provision shall not apply on or after January 1, 1996, provided that such expiration of this provision shall be conditioned on the Company's receipt of a determination by the Internal Revenue Service (in a form satisfactory to counsel for the Company) that the expiration of the provisions of this Section 4 of Appendix III does not adversely affect the qualification of the Plan and its related trust under Sections 401(a) and 501(a) of the Code. In the event that the Internal Revenue Service does not issue such a determination, this provision shall remain in effect and shall not expire on January 1, 1996.

               5.   A Covered Employee who defers the
               commencement of his benefit payments pursuant to
               Section 5.8.3 of the Plan shall be furnished with the following options regarding the time of the distribution of his Accounts in the event of his death prior to his attaining age 70:

                         (i)  distribution immediately following
                    his death; or

                         (ii) distribution at the beginning of
                    the calendar year following the year in
                    which the Covered Employee's death occurred
                    (or, if death occurs in the year in which the Covered Employee would have attained age 70, at the first of the month following the month in which the Covered Employee would have attained age 70).

                    This provision shall not apply on or after
               January 1, 1996, provided that such expiration of this provision shall be conditioned on the Company's receipt of a determination by the Internal Revenue Service (in a form satisfactory to counsel for the Company) that the expiration of the provisions of this Section 5 of Appendix III does not adversely affect the qualification of the Plan and its related trust under Sections 401(a) and 501(a) of the Code. In the event that the Internal Revenue Service does not issue such a determination, this provision shall remain in effect and shall not expire on January 1, 1996.

               6.   Defined terms used in this Appendix III
               shall have the same meaning as the identical defined terms as used in the Tosco Corporation
               Capital Accumulation Plan.

                          APPENDIX IV

                    SPECIAL PROVISIONS RELATING TO
             CERTAIN EMPLOYEES OF THE COMPANY EMPLOYED
              AT THE CHEMICAL PLANT OF THE AVON REFINERY
              ------------------------------------------

                         1.   The provisions of this Appendix IV
                    shall apply to each Employee of the Company who is employed at the chemical plant of the Avon refinery and is in a collective bargaining unit. Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix IV.

                         2.   For purposes of Sections 3.1.2 and
                    3.2.1 of the Plan, a Covered Employee may agree to defer during a Plan Year (or make Employee After-Tax Contributions in lieu of Employee Deferred Contributions), in whole percentages, up to 13% of Compensation, but not less than 2% of Compensation.

                         3.   For purposes of Section 3.5.2 of
                    the Plan, the   Employer Matching
                    Contribution in any Plan Year for each
                    Covered Employee shall be an amount equal to 60% of the total amount of Employee Deferred and After-Tax Contributions made by or on behalf of such Covered Employee in that Plan Year, not exceeding 7% of his Compensation, regardless of the Covered Employee's credited months of Contributory Participation.

                         4.   The provisions of this Appendix IV
                    are subject to the terms of the Collective
                    Bargaining Agreement covering Covered
                    Employees.  In the event that the Collective
                    Bargaining Agreement is revised, the
                    Collective Bargaining Agreement shall
                    supersede the provisions of this Appendix
                    IV.

                         5.   Defined terms used in this
                    Appendix IV shall have the same meaning as the identical defined terms as used in the Tosco Corporation Capital Accumulation Plan.

                                  APPENDIX V
                                  ----------
                         1.   Categories of employment for which
                    Employer Matching Contributions pursuant to
                    Section 3.5.2 shall not be made:

                         Customer Service
                         Representatives employed by the Tosco
                         Northwest Division of Tosco Corporation.

                         2.   Categories of employment for which
                    CILP Contributions pursuant to clause (i) of
                    Section 3.5.3 shall not be made:

                         Retail Managers and
                         Customer Service Representatives employed by the Tosco Northwest Division of Tosco
                         Corporation.


                         3.   Categories of employment for which
                    Employer Non-Matching Contributions pursuant to clause (ii) of Section 3.5.3 shall not be made:

                         (A) employees of
                         Tosco Corporation employed at the
                         Avon refinery, the Ferndale
                         refinery or the Spokane terminal
                         who are in a collective bargaining
                         unit, (B) employees of Tosco
                         Corporation employed at the
                         Chemical Plant of the Avon
                         refinery who are in a collective
                         bargaining unit, (C) employees of
                         Bayway Refining Company employed
                         as follows: (1) at the Bayway
                         Refinery, (2) Long Island
                         marketing employees and Riverhead
                         employees in a collective
                         bargaining unit and (3) Pipeline
                         employees and (D) Retail Managers
                         and Customer Service
                         Representatives employed by the
                         Tosco Northwest Division of Tosco
                         Corporation.

                            AMENDMENT

                              TO THE

            TOSCO CORPORATION CAPITAL ACCUMULATION PLAN

          (As Amended and Restated as of January 1, 1993)

                          Amendment No. 1
                          ---------------


          THIS AMENDMENT NO. 1 is made to the Tosco Corporation

Capital  Accumulation Plan (as Amended and Restated as of January 1,

1993) (the "Plan");

          WHEREAS,  Section  9.1  of the Plan  provides  that  the

Board of Directors of Tosco Corporation (the "Company") may amend the Plan at any time, subject to certain limitations not

pertinent hereto; and

          WHEREAS, the Board of Directors of the Company wishes to

amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1.   The following sentence is hereby added at the end

of Section 1.2:

               "Notwithstanding Section 1.1 or any other provision of the Plan, effective as of October 1, 1995, any Employee who is a Customer Service
               Representative shall not be eligible to participate in the Plan."

          2.   The  amendment contained in Paragraph 1  shall  be

effective as of October 1, 1995.

          3.   Except to the extent hereinabove set forth, the Plan

shall remain in full force and effect without change or

modification.



          IN WITNESS WHEREOF, the Company has caused this

Amendment No. 1 to be executed by its duly authorized officer and its corporate seal affixed hereto this 14th day of
                                           ----
September, 1995.
---------






                                   TOSCO CORPORATION

                                   By: /s/James M. Cleary
                                       ------------------
                                       Senior Vice President




ATTEST:

/s/ Wilkes McClave
---------------------

                            AMENDMENT

                              TO THE

            TOSCO CORPORATION CAPITAL ACCUMULATION PLAN

          (As Amended and Restated as of January 1, 1993)

                          Amendment No. 2
                          ---------------


          THIS AMENDMENT NO. 2 is made to the Tosco Corporation

Capital Accumulation Plan (as Amended and Restated as of January 1,

1993) (the "Plan");

          WHEREAS, Section 9.1 of the Plan provides that the Board

of Directors of Tosco Corporation (the "Company") may amend the

Plan at any time, subject to certain limitations not pertinent hereto; and

          WHEREAS, the Board of Directors of the Company wishes to

amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1.   A new Appendix VI is hereby added to the Plan, to

read in its entirety as follows:

                           "APPENDIX VI

                  SPECIAL PROVISIONS RELATING TO
                    CERTAIN EMPLOYEES FORMERLY
          EMPLOYED BY CARWASH ENTERPRISES INCORPORATED
          --------------------------------------------


          1. The provisions of this Appendix VI shall apply to each Employee of an Employer who was an employee of Carwash Enterprises Incorporated or an affiliate thereof (the "Predecessor Employer") and who, immediately after the acquisition by the Company or the Employer from the Predecessor Employer of certain assets and business of the

               Predecessor Employer, became an Employee of an Employer. Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix VI.

          2. Each Covered Employee who completed one Eligibility Computation Period in which 1,000 Hours of Service were completed as of the first payroll period beginning on or immediately after the date the Employee became a Covered Employee shall be eligible to participate in the Plan on January 1, 1996, in accordance with and subject to all of the terms, conditions and provisions of the Plan.

          3. Any Covered Employee not referred to in Section 2 of this Appendix VI shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article 1 of the Plan.

          4. For the purpose of determining the eligibility of any Covered Employee to become a Participant under the Plan pursuant to Section 2 or Section 3 of this Appendix VI, the Eligibility Computation Period of each such Covered Employee shall be deemed to have commenced on the first day of his most recent period of continuous service with the Predecessor Employer and Hours of Service shall be deemed to include hours of service with the Predecessor Employer.

          5. For the purpose of determining the amount of the Employer Matching Contribution payable on behalf of each Participant who is a Covered Employee, the months of Contributory Participation of each such Participant shall be deemed to include his months of service with the Predecessor Employer.

          6. Defined terms used in this Appendix VI shall have the same meaning as the identical defined terms as used in the Tosco Corporation Capital Accumulation
               Plan."

          2.   The amendment contained in Paragraph 1 shall be

effective as of January 1, 1996; provided, however, that if the acquisition by the Company of certain assets of Carwash

Enterprises Incorporated is not consummated on or prior to

January 1, 1996, the amendment contained in Paragraph 1 shall be void and of no force or effect.



          3. Except to the extent hereinabove set forth, the Plan

shall remain in full force and effect without change or

modification.



          IN WITNESS WHEREOF, the Company has caused this

Amendment No. 2 to be executed by its duly authorized officer and its corporate seal affixed hereto this 21st day of December, 1995.
                                       ----        --------


                                        TOSCO CORPORATION



                                        By /s/James M. Cleary
                                          -------------------




ATTEST:

Wilkes McClave
----------------

                             AMENDMENT

                              TO THE

            TOSCO CORPORATION CAPITAL ACCUMULATION PLAN

          (As Amended and Restated as of January 1,1993)

                          Amendment No.3
                          --------------


          THIS AMENDMENT NO.3 is made to the Tosco Corporation

Capital Accumulation Plan (as Amended and Restated as of January 1,

1993) (the "Plan");

          WHEREAS, Section 9.1 of the Plan provides that the Board

of Directors of Tosco Corporation (the "Company") may amend the Plan at any time, subject to certain limitations not pertinent hereto;

and

          WHEREAS, the Board of Directors of the Company wishes to

amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1. Section 1.2 of the Plan is hereby amended by adding

the following at the end thereof:

             "Notwithstanding any other provision of the Plan to the contrary, effective as of January 1, 1998, those Employees who are employed in Tosco Marketing Company (a division of the Company) at a store shall not be eligible to participate in the Plan."

          2. Section 5.9 of the Plan is hereby amended by deleting

the reference to "$3,500" and by substituting "$5,000" in its stead.

          3. The second sentence of Section 12.23 of the Plan is

hereby amended to read as follows:

            "For purposes of this definition, 'base pay' shall mean (i) the actual hours worked in any applicable month times the hourly rate of pay with respect to hourly paid Employees, and (ii) base monthly salary with respect to all other Employees, and shall exclude any such salary or wages not paid due to the Participant's receipt of benefits from any governmental disability program; provided, however, that with respect to shift Employees of Bayway who work 12-hour schedules and are members of a collective bargaining unit, the term 'Compensation' shall include base pay plus scheduled overtime pay and shift differential."

          4. Section 5 of Appendix II to the Plan is hereby

clarified by adding the following at the end thereof:


            ", excluding, however, his first 12 months of service with the Predecessor Employer (during which first 12 months of service no employee would be eligible to participate in the Plan)".

          5. Section 5 of Appendix VI to the Plan is hereby

clarified by adding the following at the end thereof:


            ", excluding, however, his first 12 months of service with the Predecessor Employer (during which first 12 months of service no employee would be eligible to participate in the Plan)".

          6. A new Appendix VII is hereby added to the Plan, to

read in its entirety as follows:


                              "APPENDIX VII

                    SPECIAL PROVISIONS RELATING TO CERTAIN
                            EMPLOYEES FORMERLY
                  EMPLOYED BY CERTAIN PREDECESSOR EMPLOYERS
                  -----------------------------------------

          1. The provisions of this Appendix VII shall apply to each Employee of an Employer who was an employee of the following predecessor employers (each a 'Predecessor Employer') and who, during the period beginning six months before the acquisition by the Employer from the Predecessor Employer of certain assets and business of the Predecessor Employer comprising the business set forth opposite the Predecessor Employer's name and ending on December 31, 1997, became an Employee of an Employer:

                                                       Acquisition
Predecessor Employer     Acquired Business                 Date
--------------------     -----------------             -----------

BP America, Inc.         Marcus Hook Refinery             2/2/96
                         (Trainer) and East Coast
                         Refining and Marketing
                         Operations

UnoCal 76 Products Group Certain Refining, Marketing,     4/1/97
                         Distributing, Corporate and
                         Shared Services Operations


             Such persons shall hereinafter be referred to as 'Covered Employees' for purposes of this Appendix
             VII.

          2. Each Covered Employee who completed one Eligibility Computation Period in which 1,000 Hours of Service were completed as of the first payroll period beginning on or immediately after the date the Employee became a Covered Employee shall be eligible to participate in the Plan on the Entry Date coincident with or next following the first day of such payroll period, in accordance with and subject to all of the terms, conditions and provisions of the Plan.

          3. Any Covered Employee not referred to in Section 2 of this Appendix VII shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in
             Article I of the Plan.

          4. For the purpose of determining the eligibility of any Covered Employee to become a Participant under the Plan pursuant to Section 2 or Section 3 of this Appendix VII, the Eligibility Computation Period of each such Covered Employee shall be deemed to have commenced on the first day of his most recent period of continuous service with the Predecessor Employer and Hours of Service shall be deemed to include hours of service with the Predecessor Employer.

          5. For the purpose of determining the amount of the Employer Matching Contribution payable on behalf of each Participant who is a Covered Employee, the months of Contributory Participation of each such Participant shall be deemed to include his months of service with the Predecessor Employer, excluding, however, his first 12 months of service with the

             Predecessor Employer (during which first 12 months of service no employee would be eligible to participate in the Plan).

          6. Notwithstanding any other provision of the Plan to the contrary, Employer Non-Matching Contributions pursuant to clause (ii) of Section 3.5.3 shall not be made with respect to any Covered Employees.

          7. Defined terms used in this Appendix VII shall have the same meaning as the identical defined terms as used in the Tosco Corporation Capital Accumulation
             Plan."

          7. A new Appendix VIII is hereby added to the Plan, to

read in its entirety as follows:

                          "APPENDIX VIII

                  SPECIAL PROVISIONS RELATING TO
                    CERTAIN EMPLOYEES FORMERLY
                  EMPLOYED BY CIRCLE K STORES INC
                  -------------------------------

          1. The provisions of this Appendix VIII shall apply to each Employee who is employed in Tosco Marketing Company (a division of the Company) other than at a store and who, immediately prior to becoming an Employee had been an employee of Circle K Stores Inc. (the "Predecessor Employer"). Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix VIII.

          2. Each Covered Employee who completed one Eligibility Computation Period in which 1,000 Hours of Service were completed as of January 1, 1998 shall be eligible to participate in the Plan on January 1, 1998, in accordance with and subject to all of the terms, conditions and provisions of the Plan.

          3. Any Covered Employee not referred to in Section 2 of this Appendix VIII shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article 1 of the Plan.


          4. For the purpose of determining the eligibility of any Covered Employee to become a Participant under the Plan pursuant to Section 2 or Section 3 of this Appendix VIII, the Eligibility Computation Period of each such Covered Employee shall be deemed to have commenced on the first day of his most recent period of continuous service with the Predecessor

               Employer and Hours of Service shall be
               deemed to include hours of service with the Predecessor Employer.

          5. Notwithstanding any other provision of the Plan to the contrary, Employer Non-Matching Contributions pursuant to clause (ii) of Section 3.5.3 shall not be made with respect to any Covered Employees.

          6. Notwithstanding any other provision of the Plan to the contrary, each Covered Employee who was a participant in The Circle K Kash Plus Plan (the 'Circle K Plan') and who transfers his account from the Circle K Plan to the Plan in a plan-to-plan transfer may, after reaching age 59-1/2, ask to withdraw his balance attributable to those amounts which constituted his Elective Account, Rollover Account and Matching Account under and as defined in the Circle K Plan. No less than $500 (or the total amount available, if less) may be withdrawn under this Section 5. Only one withdrawal may be made in any Plan Year. Amounts withdrawn under this
               Section 5 may not be repaid to the Plan. The provisions of this Section 5 are intended to comply with Section 41l(d)(6) of the Code and the regulations promulgated thereunder.

          7. Defined terms used in this Appendix VIII shall have the same meaning as the identical defined terms as used in the Tosco Corporation Capital Accumulation
               Plan."

          8. The amendments contained in Paragraphs 1, 2 and 3

shall be effective as of January 1, 1998; the amendment contained in Paragraph 4 shall be effective as if originally set forth in

Appendix II to the Plan; the amendment contained in Paragraph 5 shall be effective as if originally set forth in Appendix VI to the Plan; the amendment contained in Paragraph 6 shall be

effective as indicated in Appendix VII as added to the Plan

pursuant to said Paragraph 6; and the amendment contained in

Paragraph 7 shall be effective as indicated in Appendix VIII as added to the Plan pursuant to said Paragraph 7.

          9. Except to the extent hereinabove set forth, the

Plan shall remain in full force and effect without change or modification.

          IN WITNESS WHEREOF, the Company has caused this

Amendment No.3 to be executed by its duly authorized officer as of the 31st day of December, 1997.





                                   TOSCO CORPORATION



                                   By /s/ Wanda Williams
                                     -------------------

                             AMENDMENT

                              TO THE

            TOSCO CORPORATION CAPITAL ACCUMULATION PLAN

          (As Amended and Restated as of January 1, 1993)

                          Amendment No.4
                          --------------

          THIS AMENDMENT NO.4 is made to the Tosco Corporation

Capital Accumulation Plan (as Amended and Restated as of January

1, 1993) (the "Plan");

          WHEREAS, Section 9.1 of the Plan provides that Tosco

Corporation (the "Company") may amend the Plan at any time,

subject to certain limitations not pertinent hereto; and

          WHEREAS, the Company wishes to amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1. Section 1.1 of the Plan is hereby amended by adding

the following at the end thereof:

               "Notwithstanding the preceding, an Employee whose Employment Commencement Date is on or after January 1, 1999, who is scheduled to be credited with at least 1,000 Hours of Service during the Eligibility Computation Period beginning on his Employment Commencement Date and who will not be a Highly Compensated Employee at any time during such Eligibility Computation Period shall, in addition to becoming eligible to participate in the Plan pursuant to the preceding sentence, be eligible to become a Participant for purposes of electing to make Employee Deferred Contributions to the Plan pursuant to Section 3.1, as of the first Entry Date following his Employment Commencement Date, provided such Employee signifies his acceptance of the Plan in accordance with Section 1.4 and is employed by the Employer as of such Entry Date and provided, further, that, notwithstanding any other Plan provision, no Employer Matching Contributions under Section 3.5.2, CILP Contributions under Section 3.5.3(i) or Employer Non-Matching Contributions under
               Section 3.5.3(ii) shall be made, nor will any Contributory Participation be credited, with respect to such an Employee, for or on account of any period of time, or any Employee Deferred Contributions made, prior to the Entry Date following the date on which the Employee satisfies the minimum service requirement set forth in the preceding sentence. For purposes of this Section 1.1, an Employee shall be treated as a Highly Compensated Employee if, on the basis of his starting salary, his annualized Total Compensation exceeds $80,000 (as adjusted by the Adjustment Factor). If an Employee's annualized Total Compensation does not exceed such amount on the basis of his starting salary but would exceed such amount based on any additional compensation received by the Employee during the initial Eligibility Computation Period, or any Plan Year beginning within such Eligibility Computation Period, then such Employee's Employee Deferred Contributions, if any, will cease being made until the Entry Date following the date on which he completes an Eligibility Computation Period in which he is credited with 1,000 Hours of Service."

          2.   The last sentence of Section 1.2 of the Plan, as

added by Amendment No.3 to the Plan, is hereby clarified to read as follows:

               "Notwithstanding any other provision of the Plan to the contrary, effective as of January 1, 1998, those Employees who are employed in Tosco Marketing Company (a division of the Employer) at a store shall not be eligible to participate in the Plan."

          3.   Sections 3.1.4 and 3.1.5 of the Plan are hereby

amended to read in their entirety as follows:


               "3.1.4 Change of Election. The percentage, if any,
                      ------------------
               designated by a Participant under Section 3.1.1 shall continue in effect without regard to changes in his Compensation, provided that no increase in Compensation will cause the dollar limitation in
               Section 3.1.3 to be exceeded. A Participant may change his percentage designation, effective as of any Entry Date, by giving prior notice to the Trustee, in accordance with such procedures as are established by the Trustee.

               3.1.5 Suspension of Election. A Participant may
                     ----------------------
               suspend his Employee Deferred Contributions, effective as of any Entry Date, by giving prior notice to the Trustee, in accordance with such procedures as are established by the Trustee. A Participant who has suspended his Employee Deferred Contributions may resume them, effective as of any subsequent Entry Date, by giving prior notice to the Trustee, in accordance with such procedures as are established by the Trustee."

          4.   Sections 3.2.2 and 3.2.3 of the Plan are hereby

amended to read in their entirety as follows:


               "3.2.2 Change of Election. The percentage, if any,
                      ------------------
               designated by a Participant under Section 3.2.1 shall continue in effect without regard to changes in his Compensation. A Participant may change his percentage designation under Section 3.2.1, effective as of any Entry Date, by giving prior notice to the Trustee, in accordance with such procedures as are established by the Trustee.

               3.2.3 Suspension of Election. A Participant
                     ----------------------
               may suspend his Employee After-Tax Contributions, effective as of any Entry Date, by giving prior notice to the Trustee, in accordance with such procedures as are established by the Trustee. A Participant who has suspended his Employee After-Tax Contributions may resume them, effective as of any subsequent Entry Date, by giving written notice to the Trustee, in accordance with such procedures as are established by the Trustee."

          5.   Clause (ii) of Section 3.5.3 of the Plan is hereby

amended by adding the following at the end thereof:

               "Notwithstanding any other provision of the Plan to the contrary, no Non-Matching Contributions under this clause (ii) shall be made (A) with respect to any Participant whose Employment Commencement Date is on or after January 1, 1998, or (B) with respect to any Participant whose Employment Commencement Date is prior to January 1, 1998 and who transfers his employment, on or after January 1, 1998, to the Bayway Refining Company."

          6.   Section 12.38 of the Plan is hereby amended to read

in its entirety as follows:

               "12.38 'Employer' means the Company, Bayway
                       --------
               (effective as of April 8, 1993), Circle K Stores Inc. (effective as of January 1, 1998) and any other Affiliate that has adopted the Plan and not withdrawn under Section 9.4."

          7.   Section 2 of Appendix V to the Plan is hereby

amended to read in its entirety as follows:

               "2. Categories of employment for which CILP
               Contributions pursuant to clause (i) of Section
               3.5.3 shall not be made:

               (A) effective as of January 1, 1998, any employee who is employed in Tosco Marketing Company (a division of the Employer) and who either is an employee of Circle K Stores Inc., or had been an employee of Circle K Stores Inc. immediately prior to becoming an employee of Tosco Corporation, other than any such employee who is categorized as a truck driver,

               (B) effective as of January 1, 1998, employees who are Shared Services employees other than those who are employed as follows: (1) at a refinery, or (2) in Tosco Distribution Company (a division of the Employer), and

               (C)   any employee who is employed in Tosco
                     Marketing Company (a division of the
                     Employer) and whose Employment Commencement
                     Date is on or after January 1, 1997, other than any such employee who is categorized as a truck driver."

          8.   The amendments contained in Paragraphs 1, 3 and 4

shall be effective as of January 1, 1999; the amendments contained in Paragraphs 2, 5 and 6 shall be effective as of

January 1, 1998; and the amendment contained in Paragraph 7 shall be effective as indicated in Section 2 of Appendix V as amended pursuant to said Paragraph 7.

          9.   Except to the extent hereinabove set forth, the

Plan shall remain in full force and effect without change or modification

          IN WITNESS WHEREOF, the Company has caused this

Amendment No. 4 to be executed by its duly authorized officer as of the lst day of January, 1998.



                                   TOSCO CORPORATION


                                   By /s/ Wanda Williams
                                     -------------------

                            AMENDMENT

                              TO THE

           TOSCO CORPORATION CAPITAL ACCUMULATION PLAN

         (As Amended and Restated as of January 1, 1993)

                         Amendment No. 5
                         ---------------

          THIS AMENDMENT NO. 5 is made to the Tosco Corporation

Capital Accumulation Plan (as Amended and Restated as of January

1, 1993) (the "Plan");

          WHEREAS, Section 9.1 of the Plan provides that Tosco

Corporation (the "Company") may amend the Plan at any time,

subject to certain limitations not pertinent hereto; and

          WHEREAS, the Company wishes to amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1.    A new Appendix IX is hereby added to the Plan, to

read in its entirety as follows:

                          "APPENDIX IX

                 SPECIAL PROVISIONS RELATING TO
                   CERTAIN EMPLOYEES FORMERLY
            EMPLOYED BY CERTAIN PREDECESSOR EMPLOYERS
            -----------------------------------------

          1. The provisions of this Appendix IX shall apply to each Employee of an Employer who was an employee of the following predecessor employers (each a 'Predecessor Employer') and who, within six months before or after the acquisition by the Employer from the Predecessor Employer of certain assets and business of the Predecessor Employer comprising the business set forth opposite the Predecessor Employer's name, became an Employee of an Employer:

Predecessor Employer  Acquired Business      Acquisition Date
--------------------  -----------------      ----------------
BP Amoco Corporation  Certain Marketing         7/1/99
                      Operations

Boardman Petroleum,   Certain Marketing         10/1/99
Inc.                  Operations


             Such persons shall hereinafter be referred to as 'Covered Employees' for purposes of this Appendix
             IX.

          2. Each Covered Employee who completed one Eligibility Computation Period in which 1,000 Hours of Service were completed as of the first payroll period beginning on or immediately after the date the Employee became a Covered Employee shall be eligible to participate in the Plan on the Entry Date coincident with or next following the first day of such payroll period, in accordance with and subject to all of the terms, conditions and provisions of the Plan.

          3. Any Covered Employee not referred to in Section 2 of this Appendix IX shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in
             Article 1 of the Plan.

          4. For the purpose of determining the eligibility of any Covered Employee to become a Participant under the Plan pursuant to Section 2 or Section 3 of this Appendix IX, the Eligibility Computation Period of each such Covered Employee shall be deemed to have commenced on the first day of his most recent period of continuous service with the Predecessor Employer and Hours of Service shall be deemed to include hours of service with the Predecessor Employer.

          5. For the purpose of determining the amount of the Employer Matching Contribution payable on behalf of each Participant who is a Covered Employee, the months of Contributory Participation of each such Participant shall be deemed to include his months of service with the Predecessor Employer, excluding, however, his first 12 months of service with the Predecessor Employer.

          6. Notwithstanding any other provision of the Plan to the contrary, Employer Non-Matching Contributions pursuant to clause (ii) of Section 3.5.3 shall not be made with respect to any Covered Employees.

          7. Defined terms used in this Appendix IX shall have the same meaning as the identical defined terms as used in the Tosco Corporation Capital Accumulation Plan."

          2. This Amendment No. 5 shall be effective as

indicated in Appendix IX as added to the Plan pursuant to this

Amendment No. 5.


          3.   Except to the extent hereinabove set forth, the

Plan shall remain in full force and effect without change or modification.

          IN WITNESS WHEREOF, the Company has caused this

Amendment No. 5 to be executed by its duly authorized officer as of the 1st day of July, 1999.


                                   TOSCO CORPORATION


                                   By /s/ Wilkes McClave
                                     --------------------

                            AMENDMENT

                             TO THE

           TOSCO CORPORATION CAPITAL ACCUMULATION PLAN

         (As Amended and Restated as of January 1, 1993)

                         Amendment No. 6
                         ---------------

          THIS AMENDMENT NO. 6 is made to the Tosco Corporation

Capital Accumulation Plan (as Amended and Restated as of January

1, 1993) (the "Plan");

          WHEREAS, Section 9.1 of the Plan provides that Tosco

Corporation (the "Company") may amend the Plan at any time,

subject to certain limitations not pertinent hereto; and

          WHEREAS, the Company wishes to amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended as follows:


          1. Article 5 of the Plan is hereby amended by adding the following at the end thereof:

                    "5.10 Vesting and Forfeitures.
                          -----------------------
                    (a)  The provisions of this Section 5.10
          shall apply to any Participant whose initial
          Employment Commencement Date is on or after January 1, 2000. Such persons shall hereinafter be referred to as 'Vesting Participants' for purposes of this
          Section 5.10. Notwithstanding any other Plan provision, a Vesting Participant shall have a nonforfeitable right to the portion of his Account which is attributable to CILP Contributions in accordance with the following schedule:

               Period of Service          Vested Percent
               -----------------          --------------

               Less than 2 years:              0%
               2 or more years but less
                 than 3 years:                25%
               3 or more years but less
                 than 4 years:                50%
               4 or more years but less
                 than 5 years:                75%
               5 years or more:              100%;

          provided, however, that a Vesting Participant's Account shall become fully vested upon his Normal Retirement Date on or prior to his separation from service with the Company and its Affiliates or upon his separation from service with the Company and its Affiliates due to death or permanent and total disability. Notwithstanding any other Plan provision, the distribution and withdrawal provisions of the Plan shall apply only to the portion of a Vesting Participant's Account which is vested at the time of distribution or withdrawal. Upon a distribution of all of the vested portion of a Vesting Participant's Account following his separation from service with the Company and its Affiliates but prior to his incurrence of five consecutive one-year Periods of Severance, the nonvested portion, if any, of such Account shall be forfeited. If the value of the vested portion of a Vesting Participant's Account is zero on the date of his separation from service, he shall be deemed to have received a distribution. If distribution of a Vesting Participant's Account is not made prior to his incurrence of five consecutive one-year Periods of Severance, the nonvested portion of the Vesting Participant's Account shall be forfeited after the Vesting Participant incurs five consecutive one-year Periods of Severance and distribution of the vested portion of the Vesting Participant's Account shall be made at such time as is applicable pursuant to the provisions of this Article 5.

               (b) If a Vesting Participant who does not have a nonforfeitable right to his entire Account receives a distribution from the Plan prior to the incurrence of five consecutive one-year Periods of Severance and again becomes a Participant in the Plan before he incurs five consecutive one-year Periods of Severance, then any amount in his Account which was forfeited shall be restored. If a Vesting
          Participant is entitled to a restoration of a forfeiture pursuant to the preceding sentence, the amount to be restored shall be equal to the dollar amount in his Account which was forfeited and shall be restored by allocating other forfeitures arising in the year of restoration to such Vesting Participant's Account to the extent thereof and an additional contribution by the Employer specifically allocated to such Vesting Participant's Account to the extent that allocable forfeitures are insufficient. The Vesting Participant's right to the amount so restored (and to any other portion of his Account attributable to CILP Contributions) shall be determined in accordance with paragraph (a) above based upon his Periods of Service completed both prior to and subsequent to his Period of Severance.

               (c) Forfeitures arising during any Plan Year shall be applied first to the restoration of Vesting Participants' Accounts pursuant to paragraph (b) above and next to the payment of Plan expenses which are payable from the Trust Fund or to reduce Employer Contributions under Sections 3.5.2 and 3.5.3."

          2. Section 2 of Appendix V to the Plan is hereby amended to read in its entirety as follows:

                         "2.  Effective as of January 1, 2000,
               all active Participants who are not covered by a qualified defined benefit plan maintained by the Company or an Affiliate shall be eligible for CILP Contributions pursuant to clause (i) of
               Section 3.5.3."

          3.  A new Appendix X is hereby added to the

Plan, to read in its entirety as follows:


                           "APPENDIX X

                 SPECIAL PROVISIONS RELATING TO
                   CERTAIN EMPLOYEES FORMERLY
               EMPLOYED BY EXXON MOBIL CORPORATION
               -----------------------------------

          1. The provisions of this Appendix X shall apply to each Employee who became an employee on March 1, 2000 and who, immediately prior to such employment, had been employed by Exxon Mobil Corporation (the 'Predecessor Employer'). Such persons shall hereinafter be referred to as 'Covered Employees' for purposes of this Appendix X.

          2. Each Covered Employee who completed one Eligibility Computation Period in which 1,000 Hours of Service were completed as of the first payroll period beginning on or immediately after March 1, 2000 shall be eligible to participate in the Plan on the Entry Date coincident with or next following March 1, 2000.

          3. Any Covered Employee not referred to in Section 2 of this Appendix X shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article 1 of the Plan.

          4. For the purpose of determining the eligibility of any Covered Employee to become a Participant under the Plan pursuant to Section 2 or Section 3 of this Appendix X, the Eligibility Computation Period of each such Covered Employee shall be deemed to have commenced on the first day of his most recent period of continuous service with the Predecessor Employer and Hours of Service shall be deemed to include hours of service with the Predecessor Employer.

          5. For the purpose of determining the amount of the Employer Matching Contribution payable on behalf of each Participant who is a Covered Employee, the months of Contributory Participation of each such Participant shall be deemed to include his months of service with the Predecessor Employer, excluding, however, his first 12 months of service with the Predecessor Employer.

          6. For the purpose of determining the vested percentage of a Covered Employee's Account which is attributable to CILP Contributions, the Period of Service of each Covered Employee who receives CILP Contributions shall be deemed to include his service with the Predecessor Employer.

          7. In addition to any Employer Matching Contributions, each Plan Year the Employer shall contribute, on behalf of each Covered Employee who is listed on Exhibit A attached to the Plan and is a Participant in the Plan, a Pension Equity Retirement Contribution in an amount equal to 5% of his Compensation earned while a Participant.

          8. Notwithstanding any other provision of the Plan to the contrary, Employer Non-Matching Contributions pursuant to clause (ii) of Section 3.5.3 shall not be made with respect to any Covered Employees.

          9. Defined terms used in this Appendix XI shall have the same meaning as the identical defined terms as used in the Tosco Corporation Capital Accumulation Plan."


          4.   A new Exhibit A is hereby added to the Plan, to

read in its entirety as set forth in Annex 1 annexed to this

Amendment No. 6.

          5.   The amendments contained in Paragraphs 1 and 2

shall be effective as of January 1, 2000, and the amendments contained in Paragraphs 3 and 4 shall be effective as of March

1, 2000.

          6.   Except to the extent hereinabove set forth, the

Plan shall remain in full
force and effect without change or modification.

          IN WITNESS WHEREOF, the Company has caused this

Amendment No. 6 to be executed by its duly authorized officer as of the 1st day of January, 2000.




                                   TOSCO CORPORATION



                                    By /s/ Wilkes McClave
                                      ---------------------

                                                         Annex 1



                            EXHIBIT A


            Participants Eligible for Pension Equity
                    Retirement Contributions


Name                           Social Security Number
-----------------------------  ----------------------
Abbott, Anthony Arthur         ###-##-####
Alton, Roy John                ###-##-####
Astroth, Brian Douglas         ###-##-####
Aversano, Michael J.           ###-##-####
Bluss, Ainars                  ###-##-####
Boen, Wayne L.                 ###-##-####
Bottolfson, Thomas B.          ###-##-####
Bradley, John R.               ###-##-####
Brandenburg, Patricia M.       ###-##-####
Brandt, R. Allen               ###-##-####
Bryt, Jenny Marie              ###-##-####
Bucaro, Jeffrey Alan           ###-##-####
Clarizio, Dominick Romano      ###-##-####
Cohen, Karen M.                ###-##-####
Corner, Dennis R.              ###-##-####
Conley, Stan Christopher       ###-##-####
Costic, Kristin Diane          ###-##-####
Davis, Edmund E.               ###-##-####
Davis, Tyrena E.               ###-##-####
Dickerson, Mike A.             ###-##-####
Doxey, Paul E.                 ###-##-####
Duncan, Barry T.               ###-##-####
Dunleavy, John F.              ###-##-####
Erickson, Brenda Louise        ###-##-####
Estevez, Manuel J.             ###-##-####
Faria, Bryan Keith             ###-##-####
Fontenot, Stacey Moore         ###-##-####
Gabriel, Kenneth P.            ###-##-####
Gamelin, Sr., G. Thomas        ###-##-####
Gasdaska, Jane Katherine       ###-##-####

Name                           Social Security Number
-----------------------------  ----------------------
Gibson, Christopher Glenn      ###-##-####
Goodwin, John Michael          ###-##-####
Halka, Thomas E.               ###-##-####
Harrison, Douglas J.           ###-##-####
Heflin, Gary L.                ###-##-####
Helt, David                    ###-##-####
Hendler, Roger A.              ###-##-####
Hinkle, Mark James             ###-##-####
Hooven, John Kenneth           ###-##-####
Hooven, Joseph A.              ###-##-####
Hornyak, John Mark             ###-##-####
Houck III, Romulus Vance       ###-##-####
Howard, Todd                   ###-##-####
Hrinak, David F.               ###-##-####
Humphreys, John D.             ###-##-####
Jackson, Edwin Christopher     ###-##-####
Jewett Jr., Edward M.          ###-##-####
Johnson, Gerald Claudius       ###-##-####
Kelly, Michele Renee           ###-##-####
Klein, Henry James             ###-##-####
Kline, Arthur Ray              ###-##-####
Kopcha, Robert Joseph          ###-##-####
Kruger, Jay J.                 ###-##-####
Lam, Patrick                   ###-##-####
Lee, Franklin W.               ###-##-####
Lewis, Gardner Richard         ###-##-####
Little, Ronald E.              ###-##-####
Lombardo, Roseanne T.          ###-##-####
London, Jeffrey Frank          ###-##-####
Lopresti, Ann Marie            ###-##-####
Lutz, Jennifer Marie           ###-##-####
McCullough,Steven George       ###-##-####
McMurphy, Eric Todd            ###-##-####
McFadden, John P.              ###-##-####
Melvin, James E.               ###-##-####
Mendolia, Salvatore Anthony    ###-##-####
Mercurio, Steven Michael       ###-##-####
Michaud, Suzanne Marie         ###-##-####
Miller, Clark Daniel           ###-##-####
Millman, Michael L.            ###-##-####
Milne, Gregory Alan            ###-##-####
Mitchell, Sandy W.             ###-##-####
Montegary, Martin Francis      ###-##-####

Name                           Social Security Number
-----------------------------  ----------------------
Moore, Daniel George           ###-##-####
Morgan, Brian Llewellyn        ###-##-####
Parks, Robert Scott            ###-##-####
Pochank, Kenneth D.            ###-##-####
Porohnavi, Paul Michael        ###-##-####
Powell, Sherman                ###-##-####
Radomski, Matthew F.           ###-##-####
Rinehart Jr., Lynford R.       ###-##-####
Rose, Patricia Vezina          ###-##-####
Rubino, Jean Ann (Valenza)     ###-##-####
Sheppard, Mark Steven          ###-##-####
Slusher Jr., James Roland      ###-##-####
Smith, Anthony Wayne           ###-##-####
Spruell, Patricia              ###-##-####
Stump, Michael W.              ###-##-####
Sullivan, Diane Marie          ###-##-####
Sutphin, Linda Noreen          ###-##-####
Sweetman, Jeffrey              ###-##-####
Taylor Jr., Darrel Ray         ###-##-####
Thompson, Thomas Patrick       ###-##-####
Troy, John James               ###-##-####
Twele, Donald Allen            ###-##-####
Uma, Joanne S.                 ###-##-####
Wagner, Carroll S.             ###-##-####
Waks, Laura G.                 ###-##-####
Whalen, John E.                ###-##-####
Wilkins, George W.             ###-##-####
Wilson Jr., John P.            ###-##-####
Woodward, Joe D.               ###-##-####
Woolfolk, John Harvey          ###-##-####
Young Jr., Lester              ###-##-####

                            AMENDMENT

                             TO THE

           TOSCO CORPORATION CAPITAL ACCUMULATION PLAN

         (As Amended and Restated as of January 1, 1993)

                         Amendment No. 7
                         ---------------


     THIS AMENDMENT NO. 7 is made to the Tosco Corporation

Capital Accumulation Plan (as Amended and Restated as of January

1, 1993) (the "Plan");


     WHEREAS, Section 9.1 of the Plan provides that Tosco

Corporation (the "Company") may amend the Plan at any time,

subject to certain limitations not pertinent hereto; and


     WHEREAS, the Company wishes to amend the Plan;


     NOW, THEREFORE, the Plan is hereby amended as follows:



     1. A new Appendix XI is hereby added to the Plan, to read in its entirety as follows:

                          "APPENDIX XI

                 SPECIAL PROVISIONS RELATING TO
                   CERTAIN EMPLOYEES FORMERLY
            EMPLOYED BY CERTAIN PREDECESSOR EMPLOYERS
            -----------------------------------------


     1. The provisions of this Appendix XI shall apply to each Eligible employee who was an employee of the following predecessor employers (each a 'Predecessor Employer') and who, within six months before or after the acquisition by the Employer from the Predecessor Employer of certain assets and business of the Predecessor Employer comprising the business set forth opposite the Predecessor Employer's name, became an Eligible Employee:

Predecessor Employer  Acquired Business        Acquisition Date
--------------------  -----------------        ----------------
Shell Oil             Wood River Refinery           6/1/00
Company/The
Alliance Companies

BP Amoco Corporation  Alliance Refinery             9/1/00


        Such persons shall hereinafter be referred to as 'Covered Employees' for purposes of this Appendix XI.

     2. Each Covered Employee who completed one Eligibility Computation Period in which 1,000 Hours of Service were completed as of the first payroll period beginning on or immediately after the date the Employee became a Covered Employee shall be eligible to participate in the Plan on the Entry Date coincident with or next following the first day of such payroll period, in accordance with and subject to all of the terms, conditions and provisions of the Plan.

     3. Any Covered Employee not referred to in Section 2 of this Appendix XI shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in
        Article 1 of the Plan.

     4. For the purpose of determining the eligibility of any Covered Employee to become a Participant under the Plan pursuant to Section 2 or Section 3 of this Appendix XI, the Eligibility Computation Period of each such Covered Employee shall be deemed to have commenced on the first day of his most recent period of continuous service with the Predecessor Employer and Hours of Service shall be deemed to include hours of service with the Predecessor Employer.

     5. For the purpose of determining the amount of the Employer Matching Contribution payable on behalf of each Participant who is a Covered Employee, the months of Contributory Participation of each such Participant shall be deemed to include his months of service with the Predecessor Employer, excluding, however, his first 12 months of service with the Predecessor Employer.

     6. Notwithstanding any other provision of the Plan to the contrary, Employer Non-Matching Contributions pursuant to clause (ii) of Section 3.5.3 shall not be made with respect to any Covered Employees.

     7. Defined terms used in this Appendix XI shall have the same meaning as the identical defined terms as used in the Tosco Corporation Accumulation Plan."

         2. This Amendment No. 7 shall be effective as

indicated in Appendix XI as added to the Plan pursuant to

this Amendment No. 7.

         3. Except to the extent hereinabove set forth, the

Plan shall remain in full force and effect without change

or modification.

     IN WITNESS WHEREOF, the Company has caused this Amendment

No. 7 to be executed by its duly authorized officer as of the

1st day of June, 2000.



                              TOSCO CORPORATION


                              By /s/ Wilkes McClave
                                ----------------------

                            AMENDMENT

                             TO THE

           TOSCO CORPORATION CAPITAL ACCUMULATION PLAN

         (As Amended and Restated as of January 1, 1993)

                         Amendment No. 8
                         ---------------

     THIS AMENDMENT NO. 8 is made to the Tosco Corporation

Capital Accumulation Plan (as Amended and Restated as of

January 1, 1993) (the "Plan");



     WHEREAS, Section 9.1 of the Plan provides that Tosco

Corporation (the "Company") may amend the Plan at any time,

subject to certain limitations not pertinent hereto; and



     WHEREAS, the Company wishes to amend the Plan;



     NOW, THEREFORE, the Plan is hereby amended, effective

immediately, as follows:



     1. Section 4.2.3 is amended by adding the following to the end thereof:

          "Notwithstanding anything to the contrary in this
          Section 4.2.3, A Participant or Former Participant who transfers amounts into or out of the Phillips Stock Fund must wait 10 calendar days to make another transfer involving the Phillips Stock Fund. Further, all transfers between Investment Funds are subject to trading policies established by the fund manager and set forth in the fund prospectus for the Investment Fund."

     2.   Section 4.2.5 is deleted.

     3.   Sections 5.6.1 and 5.6.2 are deleted and the following
          Section 5.6 is inserted in their place:

          "5.6  Phillips Stock.  Notwithstanding any other Plan
                --------------
          provision, any Participant or Beneficiary entitled to receive a distribution pursuant to this Article 5 who elects a lump sum payment under Section 5.5 may elect to receive his benefit from the Phillips Stock Fund, in whole or in part, in the form of whole shares of common stock of Phillips Petroleum Company, with the value of any fractional shares paid in cash. In the event an election is made to take a portion of the benefit in Phillips Stock, the remaining portion shall be distributed in cash."

     4.   Sections 5.11 and  5.12 are deleted and the following
          Section 5.11 is inserted in their place:

          "5.11  Qualified Domestic Relations Orders.
                 -----------------------------------
          Notwithstanding the provisions of Section 1 of this Article, the assignment of benefits under this Plan shall be made to an "alternate payee" in accordance with any "Qualified Domestic Relations Order" as that term is defined in Code Section 414(p). Unless expressly limited by other provisions of this plan or the terms of a qualified domestic relations order, an alternate payee shall have the same rights under this Plan as a Beneficiary."

     5. Article 7 is deleted and the following is inserted in its place:

          "                ARTICLE 7
                           ---------
               COMMITTEE AND PLAN ADMINISTRATORS
               ---------------------------------

          7.1  Plan Fiduciaries.  The Board of Directors of Tosco
               ----------------
          Corporation shall appoint a Committee. The respective members, alternates, Chairman and Secretary of the Thrift Plan Committee for the Thrift Plan of Phillips Petroleum Company ("Phillips Thrift Plan Committee"), shall automatically be appointed to serve as members, alternates, Chairman and Secretary of the Committee. The terms of office of such persons on the Committee shall coincide with their terms of office on the Phillips Thrift Plan Committee. The members and alternates of the Committee shall serve at the pleasure of the Board and without compensation from the Plan, but shall be reimbursed by the Company for all necessary expenditures incurred in the discharge of their duties as members and alternates of the Committee. The Plan Financial Administrator shall be the person occupying the position of Treasurer of Phillips Petroleum Company or his successor(s). The Plan Benefits Administrator shall be appointed by the Board of Directors of Tosco Corporation.

          7.2  Allocation of Fiduciary Responsibilities.
               ----------------------------------------
          7.2.1  Committee.  The Committee shall be a
                 ---------
          fiduciary under the Plan and shall have all powers necessary or desirable to discharge the duties relating to the administration of the Plan as are delegated to it by the Plan and Trust Agreement, including, without limitation, the following powers and duties:

          (1) to establish and enforce such rules, regulations, procedures and forms as it shall deem necessary or appropriate for:

          (i)  the conduct of its affairs and for the
          administration of the Plan; and

          (ii) the investment of assets of the Plan;

          (2) to delegate and allocate, in its discretion and to the extent it considers appropriate, ministerial or discretionary powers and duties (other than the power to finally settle disputes) to one or more persons of its selection (whether or not members of the Committee) to be its Secretary, Assistant Secretary, Agent or Representative.

          (3) to interpret and administer the Plan and Trust, including the resolution of ambiguities, inconsistencies and omissions; and

          (4) to review and resolve any disputes or claims which may arise under the Plan, following initial resolution by the Plan Benefits Administrator.

          The Committee shall have absolute discretion in carrying out its responsibilities, and all interpretations, findings of fact and resolutions described herein which are made by the Committee shall be binding, final and conclusive on all parties.

          Any determination of the Committee may be made by a majority of its members at a meeting, or without a meeting by a resolution or memorandum signed by a majority of its members.

          7.2.2  Plan Financial Administrator.  The Plan
                 ----------------------------
          Financial Administrator shall be a fiduciary and shall have responsibility to manage and control the assets of the Plan in accordance with the terms of the Plan, trust agreements, group annuity contracts, investment advisory agreements, guaranteed investment contracts, and such other agreements respecting Plan funds as may be executed, and, in accordance with such regulations and procedures as the Committee may establish, shall have the authority and duty:

          (1) to execute on behalf of the Company, trust agreements, guaranteed investment contracts, group annuity contracts and investment advisory agreements, and to terminate the same;

          (2) to coordinate the activities of the Trustees, insurance companies, banks and investment managers;

          (3)  to implement and monitor the funding of the Plan;

          (4) to require the Trustees, insurance companies, and investment managers to submit reports and allow audits of their records and accounts with respect to the assets of the Plan;

          (5) to prepare and file all reports required to be filed by the Plan with any governmental agency;

          (6) to maintain records with respect to the benefits of Participants, Beneficiaries and the assets of the Plan;

          (7) to delegate and allocate, in his discretion and to the extent he considers appropriate, fiduciary powers and duties, whether ministerial or discretionary, to one or more persons of his selection.

          7.2.3  Plan Benefits Administrator.  Subject to such
                 ---------------------------
          regulations and procedures as the Committee may establish, the Plan Benefits Administrator shall be a fiduciary and shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan, the trust agreements, group annuity contracts and guaranteed investment contracts, to the extent that they do not involve control or management of Plan assets, which shall include the following:

          (1)  all functions assigned to the Plan Benefits
          Administrator under the terms of the Plan or delegated to him by the Committee;

          (2) the determination of benefit eligibility and amount and certification thereof to the Trustees, banks and insurance companies;

          (3) the interpretation and administration of the Plan and Trust, including the resolution of ambiguities, inconsistencies and omissions, subject to review by the Committee as provided in Section 7.9 of this Article;

          (4) the initial findings of fact and resolution of disputes or claims filed pursuant to the procedure, and subject to review by the Committee as provided in
          Section 7.9 of this Article;

          (5) the delegation and allocation in his discretion and to the extent he considers appropriate, fiduciary powers and duties, whether ministerial or discretionary, to one or more persons of his selection;

          (6) the hiring of persons to provide necessary services to the Plan;

          (7) compliance with all requirements of state or federal law relating to disclosure of Plan benefit rights to Participants; and

          (8) the maintenance of all records of the Plan other than those required to be maintained by the Committee, Plan Financial Administrator, Trustees, insurance companies, banks and investment managers.

          In addition, the Plan Benefits Administrator shall have the responsibility to prepare and implement procedures necessary for the determination of and compliance with qualified domestic relations orders pursuant to Code
          Section 414(p), including the control of assets as may be required therein, subject to such requirements as the Committee shall establish.

          7.3  Chief Financial Officer.  The Chief Financial
               -----------------------
          Officer of Phillips Petroleum Company shall have the authority to select Investment Funds for the Plan, subject to Section 8.2.

          7.4  Participants as Named Fiduciaries.  A Participant
               ---------------------------------
          or Beneficiary who exercises his authority in accordance with Section 8.4 to direct the manner in which the Trustee shall vote or respond to an Offer with respect to Phillips Stock shall be a named fiduciary of the Plan (within the meaning of Section 402(a)(2) of ERISA) as, and to the extent, provided in said Section 8.4, but shall have no other fiduciary authority or responsibility under this Plan.

          7.5  Accounts and Recordkeeping.  The Committee shall
               --------------------------
          maintain accounts which shall accurately reflect from time to time the amount of the interest of each Participant in the Trust Fund and in its component Investment Funds, in accounts reflecting the various sources of funds in account and from the earnings and appreciation in value, less losses, expenses and depreciation in value, if any, which are attributable, respectively, to his account. In addition, the Committee shall keep a record of all of its proceedings and acts, and shall keep all such other books, accounts, records and data as may be necessary for the proper administration of the Plan.

          7.6  Reports to Participants.  At least once in each
               -----------------------
          Plan Year, upon the written request of a Participant or a Beneficiary, the Plan Benefits Administrator shall furnish a written statement showing his interest in the Investment Funds as of a specified Valuation Date.

          7.7  Notice Periods.  Any period specified for a notice
               --------------
          to the Committee or Plan Benefits Administrator shall begin on the date such notice is received by the Committee or Plan Benefits Administrator as applicable. The Committee or Plan Benefits Administrator may change any of the notice periods specified in the Plan in which event advice thereof shall be directed to all concerned.

          7.8  Bonding and Indemnification.  Phillips Petroleum
               ---------------------------
          Company shall secure fidelity bonding for the fiduciaries of the Plan, as required by Section 412 of ERISA. To the extent permitted by applicable law, Phillips shall and hereby agrees to indemnify and save harmless each member and alternate member of the Committee, the Plan Benefits Administrator, the Plan Financial Administrator and each Participant and Beneficiary acting as a named fiduciary under this Article and Section 8.4, against any and all personal liabilities, claims or expenses (including legal fees incurred to defend against such liabilities and claims) arising out of his discharge in good faith of responsibilities under or incident to this Plan.

          7.9  Claims Procedure.
               ----------------
          7.9.1  The Company has the necessary forms for
          securing benefits under the Plan. The forms are available on request and information concerning the application for benefits can be obtained by an Employee, Participant or Beneficiary from the Plan Benefits Administrator on request. Any claim for benefits provided by this Plan shall be presented in writing on the appropriate form to the Plan Benefits Administrator for interpretation, processing or denial. In the event that a claim is denied, in whole or in part, by the Plan Benefits Administrator, the Claimant shall receive written notice within 90 days after receipt of the claim, indicating the following:

          (1)  The specific reason or reasons for the denial;

          (2) The specific reference to pertinent Plan provisions on which the denial was based;

          (3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (4) An explanation of the Plan's claim review procedure.

          7.9.2. Any Claimant who feels that a claim has been improperly denied may (i) request a review of the denial by making a written application to the Committee; (ii) review all pertinent documents; and
          (iii) submit issues and comments in writing to the Committee. Any person filing an appeal of the denial of a claim by the Plan Benefits Administrator must do so in writing within 60 days after receipt of written notice of the denial.

          The Committee shall render a decision regarding the claim within 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision shall be in writing and shall set forth specific reason(s) for the conclusion(s) as well as specific references to pertinent Plan provisions on which the decision is based.

          7.9.3. Compliance with the procedures described in Sections 7.9.1 and 7.9.2 shall be a condition precedent to the filing of any action to obtain any benefit or enforce any right which any person may claim under the Plan.

          7.10  Transfers to Other Plans.  In connection with a
                ------------------------
          Company's transaction, including, but not limited to corporate or other entity merger, disposition, acquisition or joint venture, and subject to the prior approval of the Plan Benefits Administrator, a Participant's account in this Plan may be transferred to another plan qualified under Code Section 401(a) in a direct plan-to-plan transfer that satisfies all applicable requirements of ERISA and the Code.

          7.11  Merger or Consolidation.  In the event of any
                -----------------------
          merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan and related Trust Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants or Beneficiaries of this Plan, the assets of the Plan and related Trust Fund applicable to such Participants or Beneficiaries shall be transferred to the other plan provided each Participant or Beneficiary shall (if either this Plan or the other plan were to terminate) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if this Plan had then terminated.

          7.12  Errors and Misstatements.  If an inadvertent error
                ------------------------
          by the Committee, any other fiduciary or a person acting for the Committee or the Plan, or their agents or representatives shall occur with respect to the benefits of any Participant or Beneficiary, or the calculation of Employee or Employer Contributions, or any other action or circumstance incident to the administration of the Plan, or if in a Participant's application or claim for a benefit hereunder, or in his statement to make any direction or election hereunder, or in response to any request of the Committee, the Plan Benefits Administrator, the Company or the
          Trustee, for information, any Participant or Beneficiary makes any statement which is erroneous or fails to state any material fact, an adjustment shall be made in an equitable manner to conform to the facts. Such adjustment may include, where appropriate, and without limitation, the requirement that a Participant or Beneficiary return to the Plan any payment or distribution to him as a result of inadvertent error by the Committee, any other fiduciary or a person acting for the Committee or the Plan or their agents or representatives.

          7.13  Plan Participation by Committee Members and Plan
                ------------------------------------------------
          Administrators.  Although a Plan Benefits
          --------------
          Administrator, Plan Financial Administrator, or a member or alternate member of the Committee who meets the Plan's eligibility requirements may become a Participant, he may not vote on, act upon or sign any document relating specifically to his own participation.

          7.14  Administration as Qualified Plan.  This Plan shall
                --------------------------------
          be administered at all times in such a manner that it will continuously constitute a qualified plan within the meaning of Code Sections 401(a) and 401(k).

     6. Section 8.2.1 is deleted and the following is inserted in its place:

          "8.2.1  Investment Funds - General.  Subject to his
                  --------------------------
          power to add, modify or delete Investment Funds, the Chief Financial Officer of Phillips Petroleum Company will establish at least three Investment Funds representing a broad range of investment alternatives sufficient to provide Participants with a reasonable opportunity to materially affect the potential return on the amount of their Accounts invested in such Funds and the degree of risk to which such amounts are subject, and as to which the Participants will be able to change their investment elections under Sections
          4.2.2 and 4.2.3 at least once within any three-month period. In addition, the Chief Financial Officer of Phillips Petroleum Company may, in his discretion, establish one or more other Investment Funds as to which changes in investment elections under Sections
          4.2.2 or 4.2.3 may be more restrictive than with respect to the Funds established pursuant to the preceding sentence. The Investment Funds will be held by the Trustee, and the Committee shall designate the Trustee or an Investment Manager to manage such Funds."

     7. Section 8.2.2 is deleted and the following is inserted in its place:

          "8.2.2  Company Stock Fund.  The Chief Financial
                  ------------------
          Officer of Phillips Petroleum Company will cause to be maintained an Investment Fund which shall be known as the "Phillips Stock Fund". Its assets will be invested and reinvested in common stock of Phillips Petroleum Company (or in cash or a cash equivalent, pending reinvestment in Phillips Stock, which shall be purchased by the Trustee at fair market value at the time of purchase) and will include all assets held in the Tosco Common Stock Fund, as defined in Appendix I.
          Any dividends paid on Phillips Stock held in the Phillips Stock Fund may in the sole discretion of the Trustee be retained as cash or a cash equivalent, or be reinvested in Phillips Stock, which shall be purchased by the Trustee at fair market value at the time of purchase. Notwithstanding any other provision of the Plan to the contrary, including Appendix I, Employee, Employer, and Rollover Contributions pursuant to Sections 3.1, 3.2, 3.3, 3.4 and 3.5 may be made to the Phillips Stock Fund. Changes in investment elections under 4.2.2 or 4.2.3 may be made with the same frequency as allowed with respect to the other
          Investment Funds maintained pursuant to Section 8.2.1."

     8. A new Section 8.4 is added to the end of Article 8 to read as follows:

          "8.4  Voting Of Stock Disposition Of Stock Pursuant To
                ------------------------------------------------
          Tender Offers Or Exchange Offers.
          --------------------------------
          8.4.1.  Controlling Provision.  Notwithstanding
                  ---------------------
          anything contained in this Plan to the contrary, the provisions of this Section 8.4 shall govern the procedures to be followed in connection with the voting of common stock of Phillips Petroleum Company held by the Plan and the disposition of Phillips Stock pursuant to any tender or exchange offer therefor ("Offer"). In the event of any conflict or inconsistency between the provisions of this Article and any other provisions of this Plan, the provisions of this Section 8.4 shall control, except to the extent necessary to maintain the qualified status of the Plan under Code Section 401(a).

          8.4.2   Definitions.  For purposes of this
                  -----------
          Section 8.4 only:

          A. "Voting Beneficiary" shall mean a person who shall have become entitled to a payment or distribution with respect to the Phillips Stock Fund because of the death of a Participant;

          B. "Voting Fiduciary" shall mean a Participant who is an Employee as of the Voting Determination Date, and who elects to direct the Trustee with regard to his pro rata portion of all Phillips Stock credited to the accounts of Participants or Voting Beneficiaries for which the Trustee fails to receive written directions as to how to vote or respond to an Offer.

          C. "Voting Determination Date" shall mean the most recent Valuation Date for which accounting functions have been completed preceding the start of the period established by the Trustee for submission of directions as to how to vote or respond to an Offer.

          D.   Voting directions to the Trustee shall include
          (without limitation) directions to abstain from voting on a particular issue or issues;

          E. A direction to the Trustee to take whatever action (including, without limitation, the sale, exchange or transfer of Phillips Stock) as may be necessary to accept an Offer pursuant to its terms shall be referred to as a direction to "Accept" the Offer; and

          F. A direction to the Trustee to take or omit to take whatever action (including, without limitation, the retention of Phillips Stock) as may be necessary to reject an Offer shall be referred to as a direction to "Reject" the Offer.

          8.4.3  Voting of Phillips Stock and Response to
                 ----------------------------------------
          Tender Offers.  Each Participant and Voting Beneficiary
          -------------
          shall have the authority and shall be afforded the opportunity to direct the Trustee as to how to vote, or how to respond to any Offer for, all Phillips Stock credited to his account under the Plan. Each person eligible to be a Voting Fiduciary shall have the authority and shall be afforded the opportunity to direct the Trustee as to how to vote, or how to respond to any Offer, for his pro rata portion of Phillips Stock described in Paragraph B of Section 8.4.2. Each Voting Fiduciary's pro rata portion of all Phillips Stock described in Paragraph B of Section 8.4.2 shall be equal to the proportion that the Phillips Stock credited to his Plan account bears to the aggregated of Phillips Stock credited to Plan accounts of all Voting Fiduciaries. It is intended that the Trustee's functions and responsibilities as to voting and Offers for Phillips Stock shall be custodial and ministerial only. The Trustee is directed to comply with the terms of this Section 8.4 conferring on Participants, Voting Beneficiaries and Voting Fiduciaries acting as named fiduciaries the exclusive authority to direct the Trustee as to how to vote Phillips Stock and how to respond to an Offer for Phillips Stock. If the Trustee, under the circumstances prevailing at any time and notwithstanding the terms of this Section 8.4, is required by Title I of ERISA to decide how to vote or how to respond to an Offer with respect to all or any portion of the Phillips Stock, the Trustee shall exercise such authority, but shall vote Phillips Stock or Accept an Offer for Phillips Stock only to the extent the Trustee determines its failure to do so would be a violation of ERISA.

          8.4.4  Named Fiduciaries.  Each Participant or
                 -----------------
          Voting Beneficiary who exercises his authority under this Section 8.4 to direct the Trustee as to how to vote or respond to an Offer with respect to Phillips Stock shall be a "Named Fiduciary" of the Plan within the meaning of ERISA Section 402(a)(2) with respect to the voting or response to an Offer regarding such Phillips Stock for which he gives or is deemed to have given direction, but shall have no other fiduciary authority or responsibility under the Plan. A Participant or Voting Beneficiary who does not exercise his authority to so direct the Trustee shall not be a fiduciary of the Plan for any purpose, unless expressly designated as a named fiduciary under provisions of the Plan other than provisions of this Section 8.4.

          8.4.5  Determination of Voting Interests.  Phillips
                 ---------------------------------
          Stock credited to the account of a Participant or Voting Beneficiary shall be determined by the Trustee as of the Voting Determination Date.

          8.4.6  Voting Directions and Proxy Solicitation
                 ----------------------------------------
          Materials.  Within a reasonable time before the date
          ---------
          scheduled for a Phillips Petroleum Company stockholder's meeting or for the submission of a matter to the stockholders to act without a meeting by means of written consent, the Trustee shall determine, as of the Voting Determination Date, the names and addresses of affected Participants and Voting Beneficiaries and the number of shares of Phillips Stock credited to the account of each such Participant and Voting Beneficiary, and the Plan Benefits Administrator shall provide to the Trustee a list of the names and addresses of each person eligible to be a Voting Fiduciary. In addition, Phillips Petroleum Company shall deliver to the Trustee any proxy or consent solicitation materials Phillips may have prepared. If proxies or consents are solicited by any person other than the Phillips Petroleum Company's board of directors, the Trustee shall request copies of materials prepared by such person regarding any contested matter under consideration.

          8.47  Voting Direction Forms.  Upon receipt of the
                ----------------------
          information and materials described in Section 8.4.6, the Trustee shall distribute or make available copies thereof to each affected Participant and Voting Beneficiary, together with a form prepared or approved by the Trustee by which the Participant, Voting Beneficiary, and person eligible to be a Voting Fiduciary may give directions to the Trustee. The direction form shall state that:

          A. If such person fails to give directions to the Trustee by the indicated deadline, the Trustee will vote any shares of Phillips Stock such person is otherwise entitled to vote in accordance with the procedure described in Section 8.4.8, and

          B. The Company and Phillips Petroleum Company acknowledge and agree to honor the confidentiality of voting instructions to the Trustee.

          8.4.8  Voting of Phillips Stock by the Trustee.  The
                 ---------------------------------------
          Trustee shall vote Phillips Stock held as of the applicable record date through proxy or consent in accordance with directions from Participants, Voting Beneficiaries, and Voting Fiduciaries pursuant to this
          Section 8.4.

          8.4.9  Confidentiality.  The Trustee shall not
                 ---------------
          reveal or release to the Company, Phillips Petroleum Company, their officers, directors, employees, or representatives any individual Participant's, Voting Beneficiary's, or Voting Fiduciary's voting directions. Notwithstanding the foregoing, the Trustee may inform Phillips Petroleum Company or other party soliciting proxies or consents, at the request of either of them, of the approximate number of shares of Phillips Stock for which voting directions have been received as of a given point in time and the manner in which such shares are required to be voted in the aggregate when the votes are cast by the Trustee.

          8.4.10  Offer for Company Stock.  In the event of an
                  -----------------------
          Offer for common stock of Phillips, the Trustee shall determine, as of the Voting Determination Date, the names and addresses of affected Participants and Voting Beneficiaries and the number of shares of Phillips Stock credited to the account of each such Participant and Voting Beneficiary, and the Plan Benefits Administrator shall provide to the trustee a list of the names and addresses of each person eligible to be a Voting Fiduciary.

          8.4.11  Direction Form and Information With Respect
                  -------------------------------------------
          to an Offer.  In the event of an Offer for common stock
          -----------
          of Phillips, the Trustee shall distribute or make available to each affected Participant, Voting Beneficiary, and person eligible to be a Voting Fiduciary, such information and materials relating to the Offer as the Trustee may deem relevant including, without limitation, a description of the terms and conditions of the Offer filed with the Securities and Exchange Commission or any similar materials if such filing is not required and, if requested by Phillips Petroleum Company, a statement, acceptable to the Trustee, from Phillips management setting forth its position with respect to the Offer. The Trustee shall also distribute or make available to each affected Participant, Voting Beneficiary, and person eligible to be a Voting Fiduciary, a form prepared or approved by the Trustee by which such person may give directions to the Trustee. The direction form shall state that:

          A. If such person fails to give directions to the Trustee by the indicated deadline, the Trustee will Accept or Reject the Offer with respect to any shares of Phillips Stock such person is otherwise entitled to direct the Trustee in accordance with the procedure described in Section 8.4.12, and

          B. The Company and Phillips Petroleum Company acknowledge and agree to honor the confidentiality of Offer directions to the Trustee.

          8.4.12  Trustee's Response to a Tender Offer.  The
                  ------------------------------------
          Trustee shall respond to an Offer in accordance with
          directions to Accept or Reject the Offer received from Participants, Voting Beneficiaries, and Voting
          Fiduciaries pursuant to this Section 8.4.

          8.4.13  Confidentiality.  The Trustee shall not
                  ---------------
          reveal or release to the Company, Phillips Petroleum Company, their officers, directors, employees, or representatives any individual Participant's, Voting Beneficiary's or Voting Fiduciary's Offer directions. If some but not all Phillips Stock is sold, exchanged, or transferred pursuant to an Offer, the Company, with the Trustee's cooperation, shall take such action as is necessary to maintain the confidentiality of Participant and Beneficiary records including, without limitation, establishment of security systems and procedures which restrict access to Participant and Beneficiary records and retention of an independent agent to maintain such records. If an independent recordkeeping agent is retained, such agent must agree, as a condition of its retention by the Company or the Trustee, not to disclose the composition of any affected Participant or Beneficiary account to the Company, Phillips Petroleum Company, their officers, directors, employees, or representatives; provided, that at such time as the Trustee shall determine that such recordkeeping duties may be returned to the Company without breaching the confidentiality of a Participant's, Voting Beneficiary's, or Voting Fiduciary's directions as to such Offer, then the recordkeeping duties may be returned to the Company, but in no event shall this return be sooner than one year after such sale, exchange or transfer.

          8.4.14  Neutrality of Committee and Trustee.  Neither
                  -----------------------------------
          the Committee, Plan Benefits Administrator nor the
          Trustee shall express any opinion or give any advice or recommendation to any Participant, Voting Beneficiary, or Voting Fiduciary concerning matters subject to vote or consent or concerning an Offer, nor shall they have any authority or responsibility to do so.

          8.4.15  Indemnity.  The Company and Phillips
                  ---------
          Petroleum Company acknowledge and agree to honor the confidentiality of voting and Offer directions to the Trustee. If the Company or Phillips Petroleum Company, by its own act or omission, breaches the confidentiality of such directions, the Company agrees to indemnify and hold harmless the Trustee against and from all liabilities, claims, demands, damages, costs, and expenses, including reasonable attorney's fees, the Trustee may incur as a result thereof.

          8.4.16  Trustee's Expenses.  The Trustee shall have
                  ------------------
          the right to require payment in advance by Phillips Petroleum Company and any other party soliciting proxies or consents or making an Offer of all reasonably anticipated expenses associated with the distribution of information to and the processing of directions received from Participants, Voting Beneficiaries and Voting Fiduciaries pursuant to this
          Section 8.4.

          8.4.17  Phillips Stock Returned.  Phillips Stock
                  -----------------------
          which, following the Trustee's tender thereof, has not been accepted by the party making an Offer and is returned to the Trustee, shall be credited to the accounts of Participants and Beneficiaries in the Phillips Stock Fund for whom such Phillips Stock was tendered.

          8.4.18  Withdrawals or Distributions After Tender or
                  --------------------------------------------
          Exchange.  Notwithstanding any other provision of the
          --------
          Plan or any previous action of the Committee, Plan Benefits Administrator or provision of Plan regulations or forms, if Phillips Stock credited to a Participant or Beneficiary in the Phillips Stock Fund has been tendered or exchanged by the Trustee, no distribution or withdrawal with respect to such Participant or Beneficiary shall be made from the Plan until the Trustee shall determine that such distribution or withdrawal is administratively feasible by reason of:

          A. The Trustee's receipt of the proceeds, if any, of such tender or exchange, or

          B. Transactions and circumstances incident to such receipt of proceeds.

          8.4.19  Accounting for Participant's Interests.  The
                  --------------------------------------
          Trustee shall separately account for the interest of
          each Participant and Beneficiary in any Fund resulting from any tender or exchange of Phillips Stock with respect to the portions thereof which shall have resulted from Employee and Company Contributions.

          8.4.20  Fractional Shares.  Notwithstanding the
                  -----------------
          foregoing provisions of this Section 8.4, allocations and dispositions pursuant to this Section shall be subject to such reasonable requirements for rounding of fractional interests as may be prescribed by the Trustee; provided such rounding shall be not less than three decimal places. To the extent practicable, the Trustee shall vote or respond to an Offer by combining fractional shares of Phillips Stock to reflect the directions of the Participants, Voting Beneficiaries, and Voting Fiduciaries to whom such fractional shares are allocated.

          8.4.21  Securities as a Result of Having Tendered
                  -----------------------------------------
          Phillips Stock.  Any securities received by the Trustee
          --------------
          as a result of having tendered Phillips Stock, as hereinabove provided, shall be held, and any cash so received shall be invested in cash or the same short-term investments as cash reserves of the Phillips Stock Fund are regularly invested, pending any further action which the Trustee may be required to take pursuant to the Plan."

     9. Section 9.1 is deleted and the following is inserted in its place:

          "9.1  Plan Amendments.  The Company reserves the right
                ---------------
          to amend, modify, or suspend the Plan at any time and from time to time. This authority shall be exercised by the Board of Directors of the Company. However, no amendment may provide for the use of any Plan assets other than for the exclusive benefit of Participants, Former Participants and Beneficiaries, or deprive them of any vested benefits or optional forms of benefit. Without limiting the generality of the foregoing and notwithstanding any other Plan provision, the Plan may be amended at any time to comply with ERISA, or to maintain its exempt status under Sections 401(a) and 501(a) of the Code, regardless of whether any such amendment would change the relative benefits of any Participant, Former Participant or Beneficiary under the Plan."


     10. Section 9.2 is deleted and the following is inserted in its place:

          "9.2  Plan Termination.  The Company reserves the right
                ----------------
          to terminate the Plan at any time. This authority shall be exercised by the Board of Directors of the Company. The Plan will terminate automatically if the Company is dissolved or liquidated or disposes of substantially all of its assets without provision for continuation of the Plan by a successor. Upon termination of the Plan, the Trustee will continue to hold the Trust Fund for distribution in accordance with
          Section 9.3."

     11. Section 11.7 is deleted and the following is inserted in its place:

          "11.7  Governing Law.  The Plan is to be construed
                 -------------
          according to the laws of the State of Oklahoma, except to the extent such laws have been superseded by ERISA."

     12.  Sections 12.5, 12.21, 12.22, 12.52, 12.67, 12.83 and 12. 85
          are deleted; the following definitions of "Committee", "Phillips Stock", "Trust" and "Trustee" are inserted alphabetically as new Sections in Article 12; the remaining definitions in Article 12 are renumbered accordingly; and each reference to a renumbered Section within Article 12 is conformed to refer to the corresponding renumbered Section:

          "'Committee' means the Committee, more fully described
            ---------
          in Article 7."

          "'Phillips Stock' means the common stock of Phillips
            --------------
          Petroleum Company."

          "'Trust' means the trust agreement entered into by and
            -----
          between the Company and the Trustee, as it may be amended from time to time."

          "'Trustee' means the corporate trustee or trustees
            -------
          appointed by the Company to hold the assets of the Plan under Section 8.1 and the Trust, including any successor trustees the Company may appoint."

     13.  All remaining references to the terms "Administrative
          Committee", "Investment Committee" or "Committees" in the Plan are deleted and "Committee" is inserted in place thereof.

     14. All remaining references in the Plan to "Plan Administrator" are deleted and "Plan Benefits Administrator" is inserted in place thereof, except in Section 8.3 in which "Plan Financial Administrator" is inserted in place thereof.

     15. That wherever a reference appears in the Plan to a section, paragraph, subparagraph, subdivision of the Plan and the number or letter of such section, paragraph, subparagraph, or subdivision is redesignated by any of the foregoing amendments, the Plan is hereby further amended to change the respective number or letter in each such reference to refer to such redesignated number or letter as of the effective date of the amendment redesignating such number or letter.

     16. That the foregoing amendments to the Plan shall be effective as of the respective dates specified therein, only if the Company receives such governmental approvals with respect to the Plan as amended, as counsel for the Company shall deem necessary or appropriate; and said amendments are subject to any changes which the Internal Revenue Service determines necessary for the Plan, as amended, to continue to constitute a qualified plan within the meaning of Sections 401(a) and 401(k) of the Internal Revenue Code.

     17. Except to the extent hereinabove set forth, the Plan shall remain in full force and effect without change or modification.



     IN WITNESS WHEREOF, the Company has caused this Amendment
No. 8 to be executed as of the  14th  day of  September,
                               ------        ------------
2001.



                              TOSCO CORPORATION





                              By John A. Carrig
                                ---------------------